As filed with the Securities and Exchange Commission on August 8, 2000
                                          Registration Statement No. 333-_____

==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 ------------

                            REGISTRATION STATEMENT
                                  ON FORM S-3
                                     UNDER
                          THE SECURITIES ACT OF 1933

                  BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                  (Depositor)
            (Exact name of registrant as specified in its charter)

Delaware                                                      13-3836437
(State of incorporation)                                   (I.R.S. Employer
                                                          Identification No.)
                                245 Park Avenue
                           New York, New York 10167
                                (212) 272-4095
              (Address, including zip code, and telephone number,
             including area code, of principal executive offices)
                                 ------------

                              Jonathan Lieberman
                                245 Park Avenue
                           New York, New York 10167
                                (212) 272-2703
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)
                                 ------------
                               With a copy to:
                             Stephen B. Esko, Esq.
                               Brown & Wood LLP
                            One World Trade Center
                           New York, New York 10048

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                                   CALCULATION OF REGISTRATION FEE
===========================================================================================================================

                                                                         Proposed          Proposed
                                                        Amount           Maximum            Maximum          Amount of
                     Title of                           to be        Aggregate Price       Aggregate       Registration
           Securities to Be Registered                Registered(1)      Per Unit       Offering Price         Fee
---------------------------------------------------------------------------------------------------------------------------
Asset Backed Securities...........................  $1,000,000             100%         $1,000,000         $264
===========================================================================================================================

     (1) $1,119,729,000 aggregate principal amount of Asset Backed Securities registered by the Registrant under Registration Statement No. 333-83541 referred to below and not previously sold is carried forward in this Registration Statement pursuant to Rule 429.


     Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included in this registration statement is a combined prospectus and also relates to registration statement No. 333-83541 as previously filed by the registrant on Form S-3. Such registration statement No. 333-83541 was declared effective as of August 5, 1999. This registration statement, which is a new registration statement, also constitutes post-effective amendment no. 1 to registration statement No. 333-83541 and such post-effective amendment no. 1 shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act of 1933, as amended.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.




The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospective supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.





PROSPECTUS SUPPLEMENT

     (To Prospectus dated ___________, 2000)

                                                  $--------------

                ________________ Home Loan Owner Trust _____-__

                 Home Loan Asset-Backed Notes, Series _____-__

                  BEAR STEARNS ASSET BACKED SECURITIES, INC.

                                   Depositor

---------------------------------------------------------------------------------------------------------------------------------
                             Initial                                                                             Proceeds
      Class of              Principal             Note             Price to            Underwriting               to the
       Notes                Balance(1)            Rate             Public(2)              Discount            Depositor(2)(3)
     ---------              ----------            ----             ---------          --------------          ---------------
Class A Notes              $                          %(4)                    %                      %                        %
Class M-1 Notes            $                          %(4)                    %                      %                        %
Class M-2 Notes            $                          %(4)                    %                      %                        %
Total                      $                                     $                    $                      $

---------------------

(1)      Plus or minus 5%.
(2)      Plus accrued interest from _______.
(3)      Before deducting expenses, estimated to be $_______.
(4) After the first payment date on which an option to redeem the Notes may be exercised, this rate will increase by ____% if no option is exercised.

--------------------------------------------------------------------------------------------------------------------------------

-----------------------------------

You should carefully review the information in "Risk Factors" beginning on Page S-7 of this prospectus supplement and on page 3 of the accompanying prospectus.


This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.


The Assets of the Trust

The assets of the trust consist primarily of home equity loans bearing fixed rates of interest.

The Notes


The trust will issue the three classes of notes listed on the chart above. Only the notes are being offered by this prospectus supplement and the accompanying prospectus supplement.

The notes are principally secured by the assets of the trust and are not insured or guaranteed by any governmental agency or any other entity.



-----------------------------------


Credit Enhancement

The trust will also issue six classes of certificates which are not offered by this prospectus supplement. The certificates will provide credit support for the notes. In addition, the Class M-1 Notes will provide credit support for the Class A Notes and the Class M-2 Notes will provide credit support for the Class A Notes and the Class M-1 Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

                           Bear, Stearns & Co. Inc.

        The date of this prospectus supplement is ____________, ______

         For 90 days following the date of this prospectus supplement, all dealers selling the notes will deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the notes in any state where the offer is not permitted.

         We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

                               TABLE OF CONTENTS

                                                                                                               Page

                             Prospectus Supplement

Summary.........................................................................................................S-3
Risk Factors....................................................................................................S-7
Use of Proceeds................................................................................................S-10
Description of the Trust.......................................................................................S-10
The Home Loan Pool.............................................................................................S-11
The Seller.....................................................................................................S-19
The Servicer...................................................................................................S-21
Description of Credit Enhancement..............................................................................S-22
Description of the Securities..................................................................................S-23
Description of the Transfer and Servicing Agreements...........................................................S-30
Prepayment and Yield Considerations............................................................................S-35
Certain Federal Income Tax Consequences........................................................................S-42
Erisa Considerations...........................................................................................S-45
Underwriting...................................................................................................S-46
Legal Investment Matters.......................................................................................S-46
Ratings........................................................................................................S-47
Legal Opinions.................................................................................................S-47
Index of Terms.................................................................................................S-48

                                  Prospectus

Important Notice About Information in this Prospectus and Each Accompanying Prospectus Supplement.........        2
Risk Factors..............................................................................................        3
Description of the Securities.............................................................................        8
The Trust Funds...........................................................................................       13
Enhancement...............................................................................................       23
Servicing of Loans........................................................................................       26
The Agreements............................................................................................       33
Certain Legal Aspects of the Loans........................................................................       44
The Depositor.............................................................................................       57
Use of Proceeds...........................................................................................       57
Certain Federal Income Tax Considerations.................................................................       58
State Tax Considerations..................................................................................       80
FASIT Securities..........................................................................................       80
ERISA Considerations......................................................................................       84
Legal Matters.............................................................................................       89
Financial Information.....................................................................................       89
Available Information.....................................................................................       90
Rating....................................................................................................       90
Legal Investment..........................................................................................       91
Plan of Distribution......................................................................................       91
Index of Defined Terms....................................................................................       92

                                    SUMMARY

         This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. You should read carefully this entire prospectus supplement and the accompanying prospectus.

         Title of Series:                     Home Loan Asset-Backed Notes,
                                              Series _______ - ____

         Trust:                               _____ Home Loan Owner
                                              Trust _______ - _____

         Offered Notes:                       Class A, Class M-1 and Class M-2
                                              Notes

         Non-Offered Certificates:            Class A-IO, Class B-1, Class B-2,
                                              Class B-3, Class B-4 and
                                              Residual Interest Certificates

         Seller:                              __________________

         Servicer:                            __________________

         Depositor:                           Bear Stearns Asset Backed
                                              Securities, Inc.

         Indenture Trustee/Co-Owner Trustee:  __________________________

         Owner Trustee:                       __________________________, acting
                                              not in its individual capacity
                                              but solely as owner trustee

         Cut-off Date:                        The close of business on
                                              __________ __, _____

         Closing Date:                        On or about ___________ __,
                                              _______

                         Home Loan Asset-Backed Notes

                                                                                               Expected
                                                  Original               Maturity            Ratings(S&P/
             Class             Note Rate     Principal Balance(1)         Date(2)           Moody's/Fitch)
             -----             ---------     --------------------        --------           --------------
         Class A Notes           % (3)                 $                  ______             AAA/Aaa/AAA
        Class M-1 Notes          % (3)                 $                  ______              AA/Aa2/AA
        Class M-2 Notes          % (3)                 $                  ______                A/A2/A

-----------------
  (1)     Plus or minus 5%.
  (2) The payment date in the month listed below. We expect the actual maturity date for the notes will be significantly earlier than the dates shown below.
  (3) After the first payment date on which an option to redeem the notes may be exercised, this rate will increase by _____% if no option is exercised.


The Trust

The trust will be a Delaware business trust formed under a trust agreement among the depositor, the owner trustee and the co-owner trustee.

The Notes

On the closing date, the trust will issue the three classes of notes listed in the chart above. Only the notes are being offered to you by this prospectus supplement and the accompanying prospectus.

The Servicer

The servicer is a ____________. Under the terms of the sale and servicing agreement, the servicer will have the contractual responsibility to service, manage and make collections on the loans in the trust. Each calendar month the servicer will retain as a fee for its services a portion of the interest payments on the loans equal to one-twelfth of ___% of the principal balance of each loan.

Depositor

The depositor is a Delaware corporation and an affiliate of Bear, Stearns & Co. Inc. The depositor will acquire the loans from the seller and will then sell them to the trust in exchange for the notes and the certificates.

Assets of the Trust

The assets of the trust include:

     o a pool of fixed rate, closed-end home equity loans, secured primarily by second liens on one- to four-family residential properties and the related loan files;

     o payments of interest due on the loans received on or after the cut-off date;

     o property that secured a home equity loan and has been acquired after the closing date by foreclosure or deed in lieu of foreclosure;

     o rights of the depositor under the home equity loan purchase agreement under which the depositor purchased the home equity loans from the seller;

     o rights of the seller under certain hazard insurance policies covering the mortgaged properties; and

     o funds on deposit in certain accounts described in this prospectus supplement.

No Obligor or Guarantor

The notes do not represent the obligation of any entity other than the trust. Neither the notes nor the loans in the trust are insured or guaranteed by any governmental agency or any other entity.

Denominations

You will be offered notes for purchase in minimum denominations of $25,000 and increments of $1.

Payment Date

You will receive payments on the notes on the 25th day of each month, beginning in ________ ______. If the 25th day is not a business day, then the distribution date will be the next business day.

Book-Entry Registration

The trust initially will issue the notes in book-entry form. You will hold your interest in the notes through a depository in the United States or indirectly through participants in the depository.

You will not be entitled to receive a definitive note representing your interest unless definitive notes are issued.

Loan Statistics

The home loans will have the following characteristics as of the close of business on ______________, ______:

     o    number of loans: __________

     o    aggregate principal balance: $___________

     o    average principal balance of loans: $__________ (approximate)

     o    principal balances of loans range: $__________ to $_________

     o    mortgaged property location: ____ states

     o    interest rates range: ______% to ______%

     o    weighted average interest rate: ______% (approximate)

     o    loan age range: ___ to ___ months

     o    weighted average loan age: ___ months (approximate)

     o    combined loan-to-value ratio range: ______% to ______% (approximate)

     o    weighted average combined loan-to-value ratio: ______% (approximate)

See "The Home Loan Pool" in this prospectus supplement for additional information.

Loan Characteristics

Interest on the home loans will accrue at a fixed rate calculated on the "actuarial interest" method.

The home loans are fully amortizing.

A majority of the home loans will be secured by liens on mortgaged properties in which the borrowers have little or no equity (i.e., the related combined loan-to-value ratios approach or exceed 100%).

Borrowers used their loan proceeds to finance

     o    property improvements,

     o    debt consolidation, or

     o a combination of property improvements, debt consolidation, cash-out, credit insurance premiums, origination costs or other consumer purposes.

See "The Home Loan Pool" in this prospectus supplement for additional information.

Monthly Expense Advances

The servicer may make cash advances on behalf of the trust to cover customary property protection expenses. Neither the servicer nor any other entity is required to advance delinquent principal or interest.

See "Description of the Transfer and Servicing Agreements--Servicing" in this prospectus supplement for additional information.

The Notes

Interest Payments

Interest on the notes will accrue during the calendar month prior to the applicable payment date. The indenture trustee will calculate interest based on an assumed 360-day year of twelve 30-day months. On each payment date, you will be entitled to the following amounts:

     o interest accrued on your note balance during the related accrual period at the related note rate;

     o    any interest that was due on a prior payment date and was not paid;
          and

     o interest accrued at the related note rate on the amount of interest previously due and not paid to the extent permitted by applicable law.

Principal Payments

You will be entitled to the principal collected during the prior due period on the loans in the trust to the extent and in the order of priority described in this prospectus supplement under the heading "Description of the Transfer and Servicing Agreements--Priority of Payments."

For a period of at least three years from the closing date, all principal received on the home loans will be payable solely to the Class A Notes, until their principal balance has been reduced to zero.

See "Description of the Securities--Payments" in this prospectus supplement for additional information.

Credit Enhancement

Losses on the home loans will be allocable first to the certificates and then to the Class M-2, Class M-1, and Class A-1 Notes, in that order.

Optional Redemption

The holder of the Residual Interest Certificate, at its option, may effect an early redemption of the notes (and purchase of the certificates) on any payment date after the aggregate principal balance of the loans in the trust is reduced to 5% of the aggregate principal balance of the loans as of the cut-off date. If the Residual Interest Certificateholder fails to exercise its option for 30 days or more, the servicer will have the right to do so on the same terms as the Residual Interest Certificateholder.

If the option to redeem the notes is not exercised, the interest rate of each class of notes will be increased by 0.50%.

Federal Tax Considerations

For federal income tax purposes:

     o Tax counsel is of the opinion that the notes will be treated as debt instruments.

     o You must agree to treat your note as indebtedness for federal, state and local income and franchise tax purposes.

ERISA Considerations

The fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, can limit investments by certain pension and other employee benefit plans.

Pension and other employee benefit plans should be able to purchase investments like the notes so long as they are treated as debt under applicable state law and have no "substantial equity features." Any plan fiduciary considering whether to purchase the notes on behalf of a plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Internal Revenue Code and the availability of any exemptions.

See "ERISA Considerations" in this prospectus supplement and the accompanying prospectus for additional information.

Legal Investment Considerations

The notes will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1974, as amended.

Note Ratings

The trust will not issue the notes unless the notes receive the ratings set forth on the table at the beginning of this summary.

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal by any rating agency.

                                 RISK FACTORS

         You should carefully consider the following risk factors before purchasing any of the notes. You should also carefully consider the information set forth under "Risk Factors" beginning on page ____ of the accompanying prospectus.

The Trust is the Only Source of Payment on the Notes

         Principal and interest on the notes will be payable only from the funds in the trust, including payments on the home loans. You will have no recourse to any other entity if you do not receive payments on the notes.

Limited Resale

         The underwriters intend to make a market for resale in the notes but has no obligation to do so. There is no assurance that such a market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. The market values of the notes are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

         The secondary market for mortgage-backed and asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Prepayments May Fluctuate

         All of the home loans in the trust may be prepaid in whole or in part at any time although [ _____ ] % require the payment of a prepayment fee for a limited period. Home loans like those in the trust have been originated in significant volume only during the past few years, and the depositor is not aware of any publicly available studies or statistics on their rate of prepayment. Generally, these loans are not viewed by borrowers as permanent financing. As a result, the home loans in the trust may have a higher rate of prepayment than traditional loans. The prepayment experience of the trust may be affected by a wide variety of factors, including

o        general economic conditions,
o        prevailing interest rates,
o        availability of alternative financing, and
o        homeowner mobility.

         In addition, all of the loans have due-on-sale provisions, which the servicer is required to enforce unless enforcement is not allowed by applicable law.

         The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans, the loans are likely to prepay at a higher rate than if prevailing interest rates remained at or above the interest rates of these loans.

Credit Enhancement May Be Inadequate

         Credit enhancement will be provided by

     o    the subordination of the certificates to the notes,
     o the subordination of the Class M-2 Notes to the Class M-1 and Class A Notes, and
     o    the subordination of the Class M-1 Notes to the Class A Notes.

          The notes are not insured by any financial guaranty insurance policy.

         If the home loans experience higher rates of delinquencies, defaults or losses than initially expected, the amounts available from the credit enhancement may be inadequate to cover the resulting delays or shortfalls in payments. If the amounts available from the available credit enhancement are inadequate, noteholders will bear the risk of any resulting delays in payment or losses.

Home Loan Default Risks

         As purchasers of notes, you are protected to the extent of the available of credit enhancement against the risk of losses realized on the home loans. However, in the event that the credit enhancement provides inadequate protection, you will bear the losses on the home loans. The risks presented by the home loans include the following:

     o Early Default- Defaults on home loans are generally expected to occur more frequently in the early years of their terms. The weighted average number of months since origination of the home loans as of the cut-off date is approximately ___ months, which is not a sufficiently long period of time to develop reliable performance data. Delinquencies may increase as the home loans become more seasoned.

     o High LTV Ratios- Most of the home loans are secured by liens on the mortgaged properties in which the borrowers have little or no equity. Approximately _____% of the home loans have original combined loan-to-value ratios in excess of 100%. Home loans with high original combined loan-to-value ratios will be more sensitive to declining property values than those with lower original combined loan-to-value ratios and therefore may experience a higher incidence of default. In addition, in the case of home loans with original combined loan-to-value ratios near or in excess of 100%, if the related borrowers sell their homes, they may be unable to repay the home loans in full from the sale proceeds of the financed properties and other funds available. Accordingly, those loans likely may experience higher rates of delinquencies, defaults and losses. In the case of loans the proceeds of which were used in whole or in part for debt consolidation, the related borrower may incur further consumer debt. This reloading of debt could impair the ability of the borrower ultimately to repay the home loan.

     o Junior Liens- Substantially all of the home loans are secured by liens junior to one or more senior liens on the related mortgaged properties. In general, a junior lienholder may not foreclose on the related mortgaged property unless it forecloses subject to the senior lien(s), in which case it must either pay the entire amount due under the senior mortgage or agree to make payments under the senior mortgage if the borrower is in default thereunder. As a result, in general, the servicer does not expect to foreclose on home loans secured by junior liens.

     o Limitation on Repurchase of Defective Home Loans by the Seller- No assurance can be given that, at any particular time, the seller will be capable, financially or otherwise, of repurchasing home loans as a result of breaches of representations and warranties or defects in the home loan files that have not been cured. If the seller does not make these repurchases, the indenture trustee will use reasonable efforts to enforce the obligations of the seller to repurchase defective home loans. However, there is no assurance that any recoveries will be adequate to fully cover amounts owing on them.

Servicer Does Not Advance Delinquent Payments.

         If a borrower is delinquent or in default on a home loan, no other party will have any obligation to advance scheduled monthly payments of principal and interest on that loan. As a result, the amount of principal and interest received on the home loans during any particular due period may be less than the amount of principal and interest payable on the securities on the related payment date.

Underwriting Standards May Affect Loan Performance

         The seller's underwriting standards generally are less stringent than those of Fannie Mae or Freddie Mac. For example, a borrower's past credit history may not preclude the seller from originating or purchasing a loan to that borrower, but it will reduce the size (and thus the combined loan-to-value ratio) of the loan that the seller is willing to originate or purchase. As a result of this approach to underwriting, the home loans in the trust may have higher rates of delinquencies, defaults and foreclosures than loans underwritten in accordance with Fannie Mae's or Freddie Mac's guidelines. If loan losses occur, you may experience a loss on the notes.

Security Interest Not Perfected in All Home Loans

         ____________ or ______________________, as applicable, will deliver to ____________ the assignments of the home loan mortgages in recordable form within thirty days of the closing date. The indenture trustee will deliver all the assignments for recordation.

         _____________will deliver to the custodian the mortgage notes, the mortgages and any assumption or modification agreements relating to the home loans on or before the closing date and will deliver the assignments of each mortgage in recordable form within ninety days of the closing date. However, assignments of the mortgages to the indenture trustee will not be recorded in _________________ and ____________. Before delivery and recordation, the indenture trustee's interest in the mortgages, the mortgage notes and any proceeds from the home loans may be subject to the claims of creditors or to sale to a third party, as well as to a receiver or conservator appointed in the event of the insolvency of ____________.

         In certain states in which the mortgaged properties are located, failure to record the assignments of the related mortgages to the indenture trustee will have the result of making the sale of the home loans potentially ineffective against:

     o any creditors of __________ who may have been fraudulently or inadvertently induced to rely on the home loans as assets of __________; or

     o any purchaser of a home loan who had no notice of the prior conveyance to the trust if the purchaser perfects his interest in the loan by taking possession of the related documents or other evidence of indebtedness or otherwise.

In either case, the trust would be an unsecured creditor of ____________.

Limited Historical Delinquency, Loss and Prepayment Information

         ____________ has limited historical delinquency and default experience for purposes of estimating the future delinquency and loss experience of the home loans in the trust. In addition, the servicer does not have any meaningful historical performance data available for its portfolio of home loans similar to the home loans in the trust that are serviced for others because they reflect a variety of underwriting guidelines.

Geographic Concentration of the Loans May Adversely Affect Loan Performance

         Approximately _____% of the home loans (by principal balance as of the cut-off date) are secured by properties located in ________. To the extent that _______ has experienced or experiences in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, this concentration of loans and contracts in ______ may increase the related risks. The depositor cannot quantify the impact of any recent property value declines on the loans in the trust or predict whether, to what extent or for how long these declines would continue.

Do Not Rely on Note Ratings

         The ratings of the notes will depend primarily upon an assessment by the rating agencies of the home loans in the trust and upon the adequacy of credit enhancement. The rating agencies may reduce, suspend or withdraw the ratings of the notes at any time. When the rating agencies rate the notes, they are not recommending that you purchase, hold or sell the notes, as their ratings do not speak to the market price paid by, or the general suitability for, a particular investor. We cannot assure you that the ratings will stay the same for any given period of time or that the rating agencies will not lower or withdraw them.

Noteholders Could Be Adversely Affected by Lack of Year 2000 Compliance

         As is the case with most companies using computers in their operations, the servicer, the indenture trustee and the owner trustee are faced with the task of preparing for the year 2000 and the risk of major computer system failure or miscalculations. The servicer, the indenture trustee and the owner trustee are currently engaged in various procedures to ensure that their computer systems and software will be year 2000 compliant. However, if they or any of their suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the performance of the servicer, the indenture trustee or the owner trustee could be materially adversely affected, possibly resulting in delays in processing payments on the home loans and a related delay in payments to you.

         Similar year 2000 problems face DTC which currently is testing the compliance of its computer systems and software.

                                USE OF PROCEEDS

         The proceeds from the sale of the notes, net of certain expenses, will be used by the trust to purchase the home loans from the depositor. The depositor will use the proceeds from the sale of the loans to the trust for the purchase of the loans from the seller. The seller in turn will use all or a substantial portion of the proceeds from the sale of the loans for general corporate purposes.

                           DESCRIPTION OF THE TRUST

General

         The, ________________ Home Loan Owner Trust ______-__ will be a business trust formed under the laws of the State of Delaware pursuant to the trust agreement for the transactions described in this prospectus supplement. After its formation, the trust will not engage in any activity other than

     o acquiring, holding and managing the home loans and the other assets of the trust and proceeds from those assets,

     o issuing the notes and the non-offered certificates (together, the "Securities")

     o    making payments on the Securities, and

     o    engaging in related activities.

         On the closing date, the trust will purchase home loans (the "Home Loans") having an aggregate principal balance of approximately $______________ (the "Original Pool Principal Balance") as of the cut-off date from the depositor pursuant to a sale and servicing agreement to be dated as of _________ 1, _______, the "Sale and Servicing Agreement"), among the trust, the depositor, the seller, the servicer, the co-owner trustee, the custodian and the indenture trustee. The depositor will purchase the Home Loans from the Seller on the closing date pursuant to a home loan purchase agreement dated as of _________ 1, ______ (the "Home Loan Purchase Agreement") between the seller and the depositor.

         The assets of the Trust will consist primarily of the Home Loans. The assets of the Trust will also include:

     o payments of accrued interest and principal collected in respect of the Home Loans received after the Cut-Off Date;

     o amounts on deposit in the Collection Account (excluding investment income thereon), Note Payment Account and Certificate Distribution Account;

     o    the related Home Loan Files and credit files; and

     o certain other ancillary or incidental funds, rights and properties related to the foregoing. On the closing date, the trust will include the unpaid principal balance of each Home Loan as of the cut-off date (the "Cut-Off Date Principal Balance"). The "Principal Balance" of a Home Loan on any day is equal to its Cut-Off Date Principal Balance, minus all principal reductions credited against the principal balance of that Home

          Loan since such cut-off date; provided, however, that the Principal Balance of a Liquidated Home Loan will be zero. With respect to any date, the "Pool Principal Balance" will be equal to the aggregate Principal Balance of the Home Loans as of that date.

         The servicer will be required to service the Home Loans pursuant to the Sale and Servicing Agreement (collectively, with the Indenture, the Administration Agreement, the Home Loan Purchase Agreement and the Trust Agreement, the "Transfer and Servicing Agreements") and will be compensated for its services as described in this prospectus supplement under "Description of the Transfer and Servicing Agreements--Servicing".

         The trust's principal offices are located in Wilmington, Delaware, in care of _____________________, as owner trustee, at the address set forth below under "--The Owner Trustee and Co-Owner Trustee."

The Owner Trustee and Co-Owner Trustee

         ____________________ will act not in its individual capacity but solely as the owner trustee under the Trust Agreement. ______________________ is a Delaware _____________________ and its principal offices are located at ____________________________________, Delaware ________.

         Certain functions of the owner trustee under the Trust Agreement and the Sale and Servicing Agreement will be performed by _________________________, in its capacity as co-owner trustee, including maintaining the Certificate Distribution Account and making distributions from that account.

         ______________________ will also perform certain additional administrative functions on behalf of the trust pursuant to the terms of an administration agreement dated as of _________ 1, ______ (the "Administration Agreement") among the trust, _______________________ and ___________, as co-administrator (the "Co-Administrator"). ______________________ will also perform custodial functions as custodian (in such capacity, the "Custodian") on behalf of the trust pursuant to the terms of the Sale and Servicing Agreement.

                              THE HOME LOAN POOL

General

         The Home Loan Pool will consist of the Home Loans conveyed to the trust. The Home Loans will consist of loans for which the related net proceeds were used to finance

     o    property improvements,

     o    debt consolidation, or

     o a combination of property improvements, debt consolidation, cash-out, credit insurance premiums, origination costs or other consumer purposes. Substantially all of the Mortgage, deeds of trust and other security instruments ("Mortgages") securing the Home Loans will be junior in priority to one or more senior liens on the related mortgaged properties, which will consist primarily of owner-one-to four occupied single family residences. Substantially all of the Home Loans will be secured by liens on Mortgaged Properties in which the borrowers have little or no equity (i.e., the related combined loan-to-value ratios approach or exceed 100%).

         "Combined loan-to-value ratio" means, with respect to any Home Loan, the fraction, expressed as a percentage, the numerator of which is the principal balance of that loan at origination plus, in the case of a junior lien Home Loan, the aggregate outstanding principal balance of the related senior lien loans on the date of origination of that Home Loan, and the denominator of which is the appraised or stated value of the related Mortgaged Property at the time of origination of that Home Loan (determined as described in this prospectus supplement under "The Seller--Underwriting Criteria").

         For a description of the underwriting criteria applicable to the Home Loans, see "The Seller--Underwriting Criteria" in this prospectus supplement. All of the Home Loans were acquired by the seller and, pursuant to the Home Loan Purchase Agreement, sold by the seller to the depositor and, pursuant to the Sale and Servicing Agreement, sold by the depositor to the trust. Pursuant to the Indenture, the trust will pledge and assign the Home Loans to the indenture trustee for the benefit of the Noteholders. The trust will be entitled to all payments of interest and principal and all proceeds received in respect of the Home Loans on or after the cut-off date.

Payments on the Home Loans

         Each Home Loan provides for a schedule of payments that if timely paid, will be, sufficient to amortize fully the principal balance of that loan on or before its maturity date. The scheduled monthly payment dates of the Home Loans vary. Each Home Loan bears interest at a fixed rate (the "Home Loan Rate"). Interest on the Home Loans will accrue on an "actuarial interest" method. No Home Loan provides for deferred interest or negative amortization.

         The "actuarial interest" method provides that interest is charged and payments are due as of a scheduled day each month that is fixed at the time of origination, and payments received after a grace period following such scheduled day are subject to late charges. A scheduled payment on a Home Loan received either earlier or later than its scheduled due date will not affect the amortization schedule or the relative application of the payment to principal and interest of the loan.

         Certain borrowers are covered by credit life insurance policies and involuntary unemployment insurance policies, which provide for payment in full of the outstanding principal balance of the related Home Loans in the event of the accidental death or disability of the borrower, or for payment of the applicable monthly payment (up to $500 per month) in the case of employment interruption. The credit life insurance policies and involuntary unemployment insurance policies generally have terms of five years. If a borrower covered by such a policy elects to cancel it, the amount of the premium refund payable in connection with the cancellation will be applied as a principal payment on the related Home Loan. Any proceeds received by the trust in respect of those types of insurance policies will affect the rate of prepayments on the Home Loans. See "Prepayment and Yield Considerations" in this prospectus supplement.

Characteristics of the Home Loans

         Set forth below is certain statistical information regarding characteristics of the Home Loans expected to be included in the Home Loan Pool as of the date of this prospectus supplement. Prior to the closing date, the Seller may remove any of the Home Loans intended for inclusion in the Home Loan Pool, substitute comparable loans, or add comparable loans to the pool; provided, however, that the aggregate Principal Balance of Home Loans that are removed, replaced or added will not exceed 5% of the Pool Principal Balance. As a result, the statistical information presented below regarding the characteristics of the Home Loans expected to be included in the Home Loan Pool may vary in certain respects from comparable information based on the actual composition of the Home Loan Pool at the closing date. A schedule of the Home Loans included in the Home Loan Pool as of the closing date will be attached to the Sale and Servicing Agreement.

         The Home Loans expected to be included in the Home Loan Pool will consist of approximately ________ loans having a Pool Principal Balance of approximately $__________. Approximately _____% of the Home Loans by Cut-Off Date Principal Balance were 30-59 days delinquent in payment as of the cut-off date. Approximately _____% of the Home Loans by Cut-Off Date Principal Balance were 60 days or more delinquent in payment as of the cut-off date.

         Except as provided in the second preceding paragraph, the Home Loans are expected to have the approximate characteristics as of the cut-off date set forth in the tables beginning on the following page. The sums of the amounts and percentages in the following tables may not equal the totals shown due to rounding.

         Wherever reference is made in this prospectus supplement to a percentage of the Home Loans, such percentage is determined (unless otherwise specified) on the basis of the Original Pool Principal Balance.

                                Home Loan Rates

                                                                                     Percent of
                                                                  Aggregate            Total
Range of Home                                    Number of        Principal         by Aggregate
Loan Rates (%)                                  Home Loans         Balance       Principal Balance
--------------                                  ----------        ---------      -----------------
10.51 to 11.00...........................                        $                              %
11.01 to 11.50...........................
11.51 to 12.00...........................
12.01 to 12.50...........................
12.51 to 13.00...........................
13.01 to 13.50...........................
13.51 to 14.00...........................
14.01 to 14.50...........................
14.51 to 15.00...........................
15.01 to 15.50...........................
15.51 to 16.00...........................
16.01 to 16.50...........................
16.51 to 17.00...........................
17.01 to 17.50...........................
17.51 to 18.00...........................    ---------------     ------------   ---------------
      Total..............................                                              100.00%
                                             ===============     ============   ==============

         The weighted average Home Loan Rate of the Home Loans as of the cut-off date was approximately _____% per annum.

                          Current Principal Balances

                                                                                     Percent of
                                                                  Aggregate            Total
Range of Cut-Off Date                            Number of        Principal         By Aggregate
Principal Balances ($)                          Home Loans         Balance       Principal Balance
----------------------                          ----------         -------       -----------------

Up to 10,000.00..........................
10,000.01 to 20,000.00...................
20,000.01 to 30,000.00...................
30,000.01 to 40,000.00...................
40,000.01 to 50,000.00...................
50,000.01 to 60,000.00...................
60,000.01 to 70,000.00...................
70,000.01 to 80,000.00...................
80,000.01 to 90,000.00...................    ---------------     ------------   ---------------
      Total..............................                                             100.00%
                                              ==============     ============   =============

         The average principal balance of the Home Loans as of the cut-off date was approximately $_________.

                       Original Loan Principal Balances

                                                                                    Aggregate       Percent of Total
Range of Cut-Off Date                                              Number of        Principal         By Aggregate
Principal Balances ($)                                            Home Loans         Balance       Principal Balance
----------------------                                            ----------         -------       -----------------

Up to 10,000.00............................................
10,000.01 to 20,000.00.....................................
20,000.01 to 30,000.00.....................................
30,000.01 to 40,000.00.....................................
40,000.01 to 50,000.00.....................................
50,000.01 to 60,000.00.....................................
60,000.01 to 70,000.00.....................................
70,000.01 to 80,000.00.....................................
80,000.01 to 90,000.00.....................................    ---------------     ------------   --------------
      Total................................................                                             100.00%
                                                                ==============     ============   =============

         The average principal balance of the Home Loans at origination was approximately $_________.

                          Remaining Terms To Maturity

                                                                                    Aggregate       Percent of Total
Range of Remaining                                                 Number of        Principal         By Aggregate
Term to Maturity (Months)                                         Home Loans         Balance       Principal Balance

   0 to   48................................................
  49 to   60................................................
  61 to 120.................................................
121 to 180..................................................
181 to 240..................................................
241 to 300..................................................    ---------------     ------------   ---------------
      Total.................................................                                            100.00%
                                                                ===============     ============   ============

         The weighted average remaining term to maturity of the Home Loans as of the cut-off date was approximately ___ months.

                           Original Term To Maturity

                                                                                    Aggregate       Percent of Total
Range of Months                                                    Number of        Principal         By Aggregate
Since Origination                                                 Home Loans         Balance       Principal Balance

   0  to 60................................................
  61 to120.................................................
121 to 180.................................................
181 to 240.................................................
241 to 300.................................................
      Total................................................                                             100.00%
                                                                ===============================================

         The weighted original term to maturity of the Home Loans as of the cut-off date was approximately ___ months.


                           Geographic Concentration

                                                                                                   Percentage of Total
                                                          Number of        Aggregate Principal         By Aggregate
                        State                            Home Loans              Balance            Principal Balance
                        -----                            ----------        -------------------      -----------------
Alabama..............................................
Alaska...............................................
Arizona..............................................
Arkansas.............................................
California...........................................
Colorado.............................................
Connecticut..........................................
Delaware.............................................
Florida..............................................
Georgia..............................................
Idaho................................................
Illinois.............................................
Indiana..............................................
Iowa.................................................
Kansas...............................................
Kentucky.............................................
Louisiana............................................
Maine................................................
Maryland.............................................
Massachusetts........................................
Michigan.............................................
Minnesota............................................
Mississippi..........................................
Missouri.............................................
Montana..............................................
Nebraska.............................................
Nevada...............................................
New Hampshire........................................
New Jersey...........................................
New Mexico...........................................
New York.............................................
North Carolina.......................................
North Dakota.........................................
Ohio.................................................
Oklahoma.............................................
Oregon...............................................
Pennsylvania.........................................
Rhode Island.........................................
South Carolina.......................................
South Dakota.........................................
Tennessee............................................
Texas................................................
Utah.................................................
Virginia.............................................
Washington...........................................
West Virginia........................................
Wisconsin............................................
Wyoming..............................................    ---------------     ------------       ----------------
      Total..........................................                                                    100.00%
                                                         ===============     ============       ================


Credit Scores*

                                                                                     Aggregate       Percent of Total
Range of                                                           Number of         Principal         By Aggregate
Credit Scores                                                     Home Loans          Balance        Principal Balance
-------------                                                     ----------         ---------       -----------------
620 to 639.................................................
640 to 659.................................................
660 to 679.................................................
680 to 699.................................................
700 to 719.................................................
720 to 739.................................................
740 to 759.................................................
760 to 779.................................................
780 to 799.................................................
Greater than or equal to 800...............................    ---------------     ------------   ---------------
      Total................................................                                               100.00%
                                                                =================================================
-----------
         *Determined prior to origination of the related Home Loan.

The weighted average Credit Score of the Home Loans as of the cut-off date was approximately ___.

                             Debt-To-Income Ratios

                                                                                     Aggregate       Percent of Total
Range of                                                           Number of         Principal         By Aggregate
Debt-to-Income Ratios(%)                                          Home Loans          Balance        Principal Balance
-----------------------                                           ----------         ---------       -----------------
  5.01 to 10.00............................................
10.01 to 15.00.............................................
15.01 to 20.00.............................................
20.01 to 25.00.............................................
25.01 to 30.00.............................................
30.01 to 35.00.............................................
35.01 to 40.00.............................................
40.01 to 45.00.............................................
45.01 to 50.00.............................................
50.01 to 55.00.............................................
55.01 to 60.00.............................................    ---------------     ------------   ---------------
      Total................................................                                               100.00%
                                                                =================================================

         The weighted average debt-to-income ratio of the Home Loans as of the cut-off date was approximately
-----%.

                         Combined Loan-To-Value Ratios

                                                                                     Aggregate       Percent of Total
Range of Combined                                                  Number of         Principal         By Aggregate
Loan-to-Value Ratios(%)                                           Home Loans          Balance        Principal Balance
-----------------------                                           ----------         ---------       -----------------
  15.01 to  20.00..........................................
  25.01 to  30.00..........................................
  30.01 to  35.00..........................................
  35.01 to  40.00..........................................
  40.01 to  45.00..........................................
  45.01 to  50.00..........................................
  50.01 to  55.00..........................................
  55.01 to  60.00..........................................
  60.01 to  65.00..........................................
  65.01 to  70.00..........................................
  70.01 to  75.00..........................................
  75.01 to  80.00..........................................
  80.01 to  85.00..........................................
  85.01 to  90.00..........................................
  90.01 to  95.00..........................................
  95.01 to 100.00..........................................
100.01 to 105.00...........................................
105.01 to 110.00...........................................
110.01 to 115.00...........................................
115.01 to 120.00...........................................
120.01 to 125.00...........................................
125.01 to 130.00...........................................
Greater than 130.00........................................    ---------------     ------------   ---------------
      Total................................................                                               100.00%
                                                                ==============     ============   ===============


Mortgaged Property Types

                                                                                     Aggregate       Percent of Total
                                                                   Number of         Principal         By Aggregate
Property Type                                                     Home Loans          Balance        Principal Balance
-------------                                                     ----------         ---------       -----------------

Single Family..............................................
Condominium................................................
Multifamily................................................
Manufactured housing.......................................
Two Families...............................................    ---------------     ------------   ---------------
      Total................................................                                               100.00%
                                                                ==============     ============   ===============


                                 Lien Position

                                                                                     Aggregate       Percent of Total
                                                                   Number of         Principal         By Aggregate
Lien Position                                                     Home Loans          Balance        Principal Balance
-------------                                                     ----------         ---------       -----------------
First Lien.................................................
Second Lien................................................
Third Lien.................................................    ---------------     ------------   ---------------
      Total................................................                                               100.00%
                                                                ==============     ============   ===============


Occupancy Type

                                                                                     Aggregate       Percent of Total
                                                                   Number of         Principal         By Aggregate
Occupancy Type                                                    Home Loans          Balance        Principal Balance
--------------                                                    ----------         ---------       -----------------
Owner Occupied.............................................
Non-Owner Occupied.........................................    ---------------     ------------   ---------------
      Total................................................                                               100.00%
                                                               ===============     ============   ===============


THE SELLER

General

         ____________________________ is a ___________________________ with its principal offices at ________________________________ (telephone:
_____________).

     [Seller Information]

Purchase of Home Loans

         _____________ purchased the Home Loans from originators which had been contacted by ______________________________, a __________________ with its principal offices located in _____________________. In connection with ____________'s purchase of the Home Loans, ____________, through its subsidiary, ________________, a _____________________, re-underwrote the Home
Loans in accordance with the re-underwriting guidelines for ______________________ Loan program.

Underwriting Criteria

     [Description of Underwriting Criteria]

Repurchase or Substitution of Home Loans

         The trust will have the option after the closing date to deposit monies into the Collection Account and release from the lien of the Indenture any Home Loan incident to foreclosure or default of that loan. The seller will be obligated either to repurchase any Defective Home Loan or to remove such Defective Home Loan and substitute a Qualified Substitute Home Loan (as defined below). The purchase or repurchase of any Home Loan in this way (rather than the replacement thereof through substitution) will result in accelerated principal payments on the Securities.

         The seller is required (i) within 60 days after discovery or notice thereof to cure in all material respects any breach of the representations or warranties made with respect to a Home Loan (a "Defective Home Loan") or (ii) on or before the Determination Date next succeeding the end of that 60-day period, to repurchase that Defective Home Loan at a price (the "Purchase Price") equal to the Principal Balance of the Defective Home Loan as of the date of repurchase, plus all accrued and unpaid interest on the Defective Home

Loan to and including the Due Date in the most recent Due Period computed at the applicable Home Loan Rate. In lieu of repurchasing a Defective Home Loan, the Seller may replace such Defective Home Loan with one or more Qualified Substitute Home Loans. If the aggregate outstanding principal balance of the Qualified Substitute Home Loan(s) is less than the outstanding principal balance of the Defective Home Loan(s), the seller will also deposit in the Collection Account an amount (a "Substitution Adjustment") equal to that shortfall, which will result in a prepayment of principal on the Securities then entitled to receive principal in the amount of that shortfall. As used in this prospectus supplement, a "Qualified Substitute Home Loan" is a home loan that

     (i) has an interest rate that differs from the Home Loan Rate for the Defective Home Loan it replaces (each, a "Deleted Home Loan") by no more than one percentage point,

     (ii) matures not more than one year later than and not more than one year earlier than the Deleted Home Loan,

     (iii) has a principal balance (after application of all payments received on or prior to the date of the substitution) equal to or less than the Principal Balance of the Deleted Home Loan as of such date,

     (iv) has a lien priority no lower than the Deleted Home Loan,

     (v) complies as of the date of substitution with each representation and warranty set forth in the Home Loan Purchase Agreement with respect to the Home Loans, and

     (vi) has a borrower with a comparable credit grade classification to that of the borrower under the Deleted Home Loan; provided, that with respect to a substitution of multiple loans, items (i), (ii), (iii) and (vi) above may be considered on an aggregate or weighted average basis.

         No assurance can be given that, at any particular time, the seller will be capable, financially or otherwise, of repurchasing Defective Home Loans or substituting Qualified Substitute Home Loans for Defective Home Loans in the manner described above. If the seller repurchases, or is obligated to repurchase, Defective Home Loans from any additional series of asset backed securities, the financial ability of the seller to repurchase Defective Home Loans from the trust may be adversely affected. In addition, other events relating to the seller and its mortgage lending and consumer finance operations can occur that would adversely affect the financial ability of the seller to repurchase Defective Home Loans from the trust, including without limitation the sale or other disposition of all or any significant portion of its assets. If the servicer or the indenture trustee is unable to collect all amounts due to the trust in respect of a Defective Home Loan, the resulting loss will be borne by Noteholders to the extent that the loss is not otherwise covered by amounts available from the applicable credit enhancement. See "Risk Factors-- Potential Inadequacy of Credit Enhancement" in this prospectus supplement.

Delinquency and Foreclosure Experience of ___________

         The seller has no historical delinquency and default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Home Loans underwritten pursuant to _______________ Loan Program described in this prospectus supplement. The seller began acquiring home loans comparable to the Home Loans in ________________. Accordingly, there is insufficient historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of home loans similar to the Home Loans. See "Risk Factors--Limited Historical Delinquency, Loss and Payment Information" in this prospectus supplement.

Duties of Co-Administrator Duties

         ___________, as Co-Administrator, will also perform certain administrative functions on behalf of the trust pursuant to the Administration Agreement.

                                 THE SERVICER

General

         The servicer will service the Home Loans in accordance with the terms set forth in the Sale and Servicing Agreement and will be entitled to the Servicing Fee and to certain additional servicing compensation. The servicer may perform any of its obligations under the Sale and Servicing Agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the servicer will remain liable for its servicing duties and obligations under the Sale and Servicing Agreement as if the servicer alone were servicing the Home Loans. The information set forth in this section has been provided by the servicer, and neither the depositor nor the seller makes any representation as to its accuracy or completeness.

The Servicer

         _________________, the servicer, is a subsidiary of _______________, a ______________________, with its principal executive offices located in _______________________ with assets as of ________________, ______, in excess of $__________.

     [Servicer Information]

         Servicer Events of Default. "Servicer Events of Default" will consist of, subject to applicable cure periods, without limitation:

     (i) any failure of the servicer to deposit in the Collection Account any amount required to be deposited under the Sale and Servicing Agreement, which failure continues unremedied for two business days;

     (ii) any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Sale and Servicing Agreement, which failure continues unremedied for a period of 30 days after notice;

     (iii) the cumulative loss experience with respect to the Home Loans exceeds certain levels as specified in the Sale and Servicing Agreement; and

     (iv) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings relating to the servicer and certain actions by the servicer indicating insolvency, reorganization or inability to pay its obligations or the servicer shall dissolve or liquidate, in whole or part, in any material respect.

         If a Servicer Event of Default occurs, the indenture trustee may, and at the direction of (i) the holders of a majority of the then outstanding amount of the notes, or (ii) the trust with the consent of the holders of a majority of the then outstanding amount of the notes shall, remove the servicer. The servicer may resign, only in accordance with the terms of the Sale and Servicing Agreement. No removal or resignation shall become effective until the indenture trustee or a successor servicer acceptable to the indenture trustee shall have assumed the servicer's responsibilities and obligations.

         The servicer may not assign its obligations under the Sale and Servicing Agreement, in whole or in part, unless it shall have first obtained the written consent of the indenture trustee, which consent shall not be unreasonably withheld; provided, that any assignee must meet the eligibility requirements for a successor servicer set forth in the Sale and Servicing Agreement.

     Delinquency and Loss Experience of the Servicer

         _______________ has been servicing home loans similar to the Home Loans since _______________. ____________ does not have available for distribution loss and delinquency information with respect to its aggregate portfolio of home loans similar to the Home Loans which are serviced for others because they were underwritten pursuant to a variety of underwriting guidelines of many different originators and aggregating their loss and delinquency experience would not provide meaningful statistics for comparison to the Home Loans. However, the servicer does maintain loss and delinquency information with respect to each portfolio it services for others. See "Risk Factors--Limited Historical Delinquency, Loss and Prepayment Information" in this prospectus supplement.

                       DESCRIPTION OF CREDIT ENHANCEMENT

Subordination and Allocation of Losses

         On each Payment Date, payments of interest on the Securities will be made,

         first to the Class A Notes and the Class A-IO Certificates pro rata (based on the amount of interest payable thereon on such Payment Date),

         second to the Class M-1 Notes,

         third to the Class M-2 Notes,

         fourth to the Class B-1 Certificates,

         fifth to the Class B-2 Certificates,

         sixth to the Class B-3 Certificates and

         seventh to the Class B-4 Certificates.

         No interest will be paid to a Security until all required interest payments have been made to each Security with a higher order of priority. On each Payment Date, payments of principal on the Securities will be made, first to the Class A Notes, until the Class Principal Balance thereof is reduced to the Class A Optimal Principal Balance,

         second to the Class M-1 Notes, until the Class Principal Balance thereof is reduced to the Class M-1 Optimal Class Principal Balance,

         third to the Class M-2 Notes, until the Class Principal Balance thereof is reduced to the Class M-2 Optimal Principal Balance,

         fourth to the Class B-1 Certificates, until the Class Principal Balance thereof is reduced to the Class B-1 Optimal Principal Balance,

         fifth to the Class B-2 Certificates, until the Class Principal Balance thereof is reduced to the Class B-2 Optimal Principal Balance,

         sixth to the Class B-3 Certificates, until the Class Principal Balance thereof is reduced to the Class B-3 Optimal Principal Balance, and seventh to the Class B-4 Certificates, until the Class Principal Balance thereof is reduced to the Class B-4 Optimal Principal Balance.

         The rights of the holder of the Residual Interest Certificate to receive distributions on any Payment Date will be subordinate to the rights of the other Securityholders. The subordination described above is intended to enhance the likelihood of the regular receipt of interest and principal due to the holders of the Notes and to afford them protection against losses on the Home Loans. See "RISK FACTORS--Potential Inadequacy of Credit Enhancement" in this prospectus supplement.

         On each Payment Date, the "Allocable Loss Amount" will be equal to the excess, if any, of (a) the aggregate of the outstanding principal balances of the Securities (after giving effect to all payments on such Payment Date) over (b) the Pool Principal Balance as of the end of the preceding Due Period. On each Payment Date, any Allocable Loss Amount will be applied in reduction of the Class Principal Balance of, first the Class B-4 Certificates, until the Class Principal Balance thereof is reduced to zero,

         second the Class B-3 Certificates, until the Class Principal Balance thereof is reduced to zero,

         third the Class B-2 Certificates, until the Class Principal Balance thereof is reduced to zero,

         fourth the Class B-1 Certificates, until the Class Principal Balance thereof is reduced to zero,

         fifth the Class M-2 Notes, until the Class Principal Balance thereof is reduced to zero, and sixth the Class M-1 Notes, until the Class Principal Balance thereof is reduced to zero. No Allocable Loss Amounts will be allocated to the Class A Notes.

         On each Payment Date, a Class of Securities which previously had Allocable Loss Amounts allocated to it will be entitled to receive any Deferred Amounts available on such Payment Date, up to the amount of any unreimbursed allocation of Allocable Loss Amounts, in the following order of priority, first to the Class M-1 Notes,

         second to the Class M-2 Notes,

         third to the Class B-1 Certificates,

         fourth to the Class B-2 Certificates,

         fifth to the Class B-3 Certificates and

         sixth to the Class B-4 Certificates.

         "Deferred Amounts" for any Payment Date will equal any amounts remaining after giving effect to the distributions in clauses (i) through
(xvi) under "Description of the Transfer and Servicing Agreements--Priority of Distributions" herein.

                         DESCRIPTION OF THE SECURITIES

General

         The trust will issue the Class A Notes, the Class M-1 Notes and the Class M-2 Notes pursuant to the Indenture. The trust will also issue the Class A-IO Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates and the Residual Interest Certificates pursuant to the trust agreement dated as of __________ 1, _______ (the "Trust Agreement") among the depositor, the owner trustee and the co-owner trustee. The notes will be secured by the assets of the trust pursuant to the indenture. The certificates will represent the ownership interest in the trust. The certificates are not being offered by this prospectus supplement.

         On each Payment Date, the indenture trustee or its designee and the owner trustee or its designee will pay to the persons in whose names the Securities are registered on the last business day of the month immediately preceding the month of the related Payment Date (the "Record Date") the portion of the aggregate payment to be made to each Securityholder as described below. A "Certificateholder" is a holder of record of any class of certificates as of the related

Record Date. A "Noteholder" is a holder of record of any class of notes as of the related Record Date. A "Securityholder" is either a Certificateholder or a Noteholder. Payments on the notes will be made to Beneficial Owners only through DTC and its Participants (except under certain limited circumstances).

Book-Entry and Definitive Notes

         The notes will be issued in the form of beneficial interests in one or more restricted global certificates (the "Book-Entry Notes"), deposited with a custodian for The Depository Trust Company ("DTC" and, together with any successor depository selected by the depositor, the "Depository"). The notes will not be issued in bearer form. Beneficial interests in the notes may be held in denominations of $25,000 or any greater integral multiples of $1. The registered holders of the notes are sometimes referred to in this section as "Noteholders" and the owners of beneficial interests in the Book-Entry Notes as "Note Owners".

         Book-Entry Notes. The notes will be represented initially by one or more Book-Entry Notes and will be deposited with DTC or its custodian and registered in the name of Cede & Co., as nominee of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Owners of beneficial interests in Book-Entry Notes that are not Participants or Indirect Participants of DTC who desire to purchase, sell or otherwise transfer ownership of, or other interests in, notes may do so only through Participants and Indirect Participants. In addition, Note Owners will receive all distributions of principal of and interest on the notes through Participants, as described below. It is anticipated that the only "Noteholder" of record of the Book-Entry Notes will be Cede & Co., as nominee of DTC. Note Owners will not be recognized by the Indenture Trustee as Noteholders, as such term is used in the Indenture, and Note Owners will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Notes among Participants on whose behalf it acts with respect to the Book-Entry Notes. Participants and Indirect Participants with which Note Owners have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit distributions on behalf of their respective Note Owners. Accordingly, although Note Owners will not hold physical certificates for Notes represented by the Book-Entry Notes, the Rules provide a mechanism by which Note Owners will receive payments and will be able to transfer their interests in the notes.

         Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder to pledge Book-Entry Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Notes, may be limited due to the lack of a physical certificate.

         DTC has advised the trust that, unless and until physical notes are issued in registered form, it will take any action permitted to be taken by a Noteholder under the Indenture only at the direction of one or more Participants to whose accounts with DTC the Book-Entry Notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of Participants whose holdings include such undivided interests.

         Except as required by law, none of the depositor, the trust, the owner trustee, the seller, the servicer, the co-owner trustee or the indenture trustee will have any liability for any aspect of the records relating to or distributions made on account of beneficial ownership interests in the Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

         Physical Notes. Physical notes will be issued in registered form to Noteholders, or their nominees, rather than to DTC, only if (i) DTC advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and Depository with respect to notes and the indenture trustee is unable to locate a qualified successor;
(ii) the trust, at its sole option and with the consent of the indenture trustee, elects to terminate the book-entry system through DTC; or (iii) after the occurrence of any Indenture Event of Default, DTC, at the direction of Noteholders having a majority in interest of the notes, advises the indenture trustee in writing that the continuation of a book-entry system through DTC (or its successor) to the exclusion of any physical securities being issued to Noteholders is no longer in the best interest of Noteholders. Upon issuance in registered form of physical notes, the notes will be transferable directly (and not exclusively on a book-entry basis), and registered holders will deal directly with the indenture trustee with respect to transfers, notices and distributions.

         The holder of any physical note may exchange the same in whole or in part (in an original principal amount equal to $25,000 or any greater integral multiple of $1) for other physical notes or, if the holder is entitled to hold an interest in Book-Entry Notes (subject to the rules and procedures of DTC), for a beneficial interest in Book-Entry Notes by surrendering the physical note to the indenture trustee (and completing the form of transfer on the reverse of the note) together with any certificate or other required documentation. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in this connection.

Payments

         For the definitions of certain of the defined terms used in the following subsection, see "--Related Definitions" below.

         Available Collection Amount. Payments on the Securities on each Payment Date will be made from the Available Collection Amount. The Available Collection Amount will be calculated on the second business day prior to each Payment Date (each such day, a "Determination Date"). The indenture trustee will withdraw from the Collection Account for deposit in the Note Payment Account and the Certificate Distribution Account the Available Collection Amount on the business day prior to each Payment Date. With respect to each Payment Date, the "Available Collection Amount" is the sum of

     (i) all amounts received in respect of the Home Loans or paid by the trust or the seller (exclusive of amounts not required to be deposited in or permitted to be withdrawn from the Collection Account pursuant to the Sale and Servicing Agreement) during the related Due Period (and, in the case of amounts required to be paid by the seller in connection with the purchase or substitution of a Defective Home Loan or amounts paid by the trust for the repurchase of a Home Loan incident to default, foreclosure or imminent default, deposited in the Collection Account on or before the related Determination Date), and

     (ii) with respect to the final Payment Date, or an early redemption or purchase of the Securities by the Residual Interest
          Certificateholder or the servicer, the Termination Price.

         Payments of Interest. Interest on the Class Principal Balance (or Class Notional Balance) of each Class of Securities will accrue during each Accrual Period at the applicable Interest Rate described in this prospectus supplement, and will be payable to Securityholders on each Payment Date, commencing in ____________. The "Accrual Period" for each class of Securities will be the calendar month preceding the month in which the related Payment Date occurs. Interest on each class of Securities will be calculated on the basis of a 360-day year of twelve 30-day months.

         The Interest Rate on any Class A-IO Certificate for any Payment Date will be equal to the excess of (a) the Net Weighted Average Rate for such Payment Date over (b) _____%. The "Class Notional Balance" for the Class A-IO Certificates and any Payment Date, will equal the Pool Principal Balance as of the first day of the related Due Period. The "Net Weighted Average Rate" with respect to any Payment Date will be the per annum rate equal to the weighted average (by principal balance) of the Home Loan Rates as of the first day of the related Due Period, as reduced by the Servicing Fee Rate, owner trustee fee rate and the indenture trustee fee rate.

         Payments of interest on the Securities will be made from the Available Collection Amount remaining after payment of the fees payable to the indenture trustee, the owner trustee and the co-owner trustee (the "Available Funds"). Under certain circumstances the amount available to make interest payments on any Payment Date could be less than the amount of interest due on all of the Securities on that date. Any interest deficiency with respect to any class of Securities, along with interest at the Interest Rate for that class on the deficiency (if permitted by applicable law), will be paid to holders of each affected class of Securities on subsequent Payment Dates to the extent that sufficient funds are available. The Trust will remain obligated to pay interest deficiencies on the Securities, which are carried forward until the deficiencies have been paid. See "--Rights of Noteholders upon Occurrence of Event of Default" below.

         Payments of Principal. Principal payments will be made from Available Funds on each Payment Date in an amount equal to the Regular Principal Payment Amount.

Payment Priorities on the Securities

     See "Description of the Transfer and Servicing Agreements--Priority of Payments" in this prospectus supplement.

Related Definitions

         Aggregate Liquidation Losses: With respect to any Payment Date, the aggregate losses incurred with respect to Liquidated Home Loans from the cut-off date through the last day of the related Due Period, after giving effect to the receipt of any related Net Liquidation Proceeds.

         Business day: Any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in __________________, ___________________,
New York, New York or the city in which the corporate trust office of the indenture trustee is located are authorized or obligated by law or executive order to be closed.

         Certificateholder's Interest Carry-Forward Amount: With respect to any Payment Date, the excess, if any, of the Certificateholder's Monthly Interest Distribution Amount for the preceding Payment Date and any Certificateholder's Interest Carry-Forward Amount remaining outstanding with respect to prior Payment Dates (including interest on such outstanding amount at the applicable Interest Rate if permitted by applicable law), over the amount in respect of interest that was distributed on the Certificates on the preceding Payment Date.

         Certificateholder's Interest Distribution Amount: With respect to any Payment Date, the sum of the Certificateholder's Monthly Interest Distribution Amount for that Payment Date and the Certificateholder's Interest Carry-Forward Amount for that Payment Date; provided, however, that on the Payment Date, if any, on which the Principal Balance of the Class B-1 Certificates is reduced to zero through application of the Allocable Loss Amount, the amount of the Certificateholder's Interest Distribution Amount will be equal to the amount calculated without giving effect to this proviso, minus the portion, if any, of the Allocable Loss Amount that otherwise would be applied to any class of notes on that Payment Date in the absence of this proviso.

         Certificateholder's Monthly Interest Distribution Amount: With respect to any Payment Date, the aggregate amount of interest accrued for the related Accrual Period at the applicable Interest Rate on the Class Principal Balance or Class Notional Balance, as applicable, of each class of certificates immediately preceding that Payment Date.

         Class A Optimal Principal Balance: With respect to any Payment Date prior to the Stepdown Date, zero; and with respect to any other Payment Date, an amount equal to 10% of the Pool Principal Balance as of the end of the related Due Period.

         Class B-1 Optimal Principal Balance: With respect to any Payment Date prior to the Stepdown Date, the original Class Principal Balance of the Class B-1 Certificates, provided that on and after the Payment Date on which the aggregate Class Principal Balance of the notes is reduced to zero, the Class B-1 Optimal Principal Balance for any Payment Date prior to the Stepdown Date shall be zero; and
         with respect to any other Payment Date, the Pool Principal Balance as of the end of the related Due Period minus the sum of (a) the aggregate of the Class Principal Balances of the Class A Notes, the Class M-1 Notes and the Class M-2 Notes (after taking into account any payments made on that Payment Date to reduce the balances) and (b) __% of the Pool Principal Balance as of the end of the related Due Period.

         Class B-2 Optimal Principal Balance: With respect to any Payment Date prior to the Stepdown Date, the original Class Principal Balance of the Class B-2 Certificates, provided that on and after the Payment Date on which the aggregate Class Principal Balance of the Notes and the Class B-1 Certificates is reduced to zero, the Class B-2 Optimal Principal Balance for any Payment Date prior to the Stepdown Date shall be zero; and

         with respect to any other Payment Date, the Pool Principal Balance as of the end of the related Due Period, minus the sum of (a) the aggregate of the Class Principal Balances of the notes and the Class B-1 Certificates (after taking into account any payments made on such Payment Date in reduction thereof) and (b) __% of the Pool Principal Balance as of the end of the related Due Period.

         Class B-3 Optimal Principal Balance: With respect to any Payment Date prior to the Stepdown Date, the original Class Principal Balance of the Class B-3 Certificates, provided that on and after the Payment Date on which the aggregate Class Principal Balance of the notes, the Class B-1 Certificates and the Class B-2 Certificates is reduced to zero, the Class B-3 Optimal Principal Balance for any Payment Date prior to the Stepdown Date shall be zero; and

         with respect to any other Payment Date, the Pool Principal Balance as of the end of the related Due Period, minus the sum of (a) the aggregate of the Class Principal Balances of the notes, the Class B-1 Certificates and the Class B-2 Certificates (after taking into account any payments made on such Payment Date in reduction thereof) and (b) ___% of the Pool Principal Balance as of the end of the related Due Period.

         Class B-4 Optimal Principal Balance: With respect to any Payment Date prior to the Stepdown Date, the original Class Principal Balance of the Class B-4 Certificates, provided that on and after the Payment Date on which the aggregate Class Principal Balance of the notes, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates is reduced to zero, the Class B-4 Optimal Principal Balance for any Payment Date prior to the Stepdown Date shall be zero; and

         with respect to any other Payment Date, the Pool Principal Balance as of the end of the related Due Period, minus the sum of the aggregate of the Class Principal Balances of the notes, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates (after taking into account any payments made on such Payment Date in reduction thereof).

         Class M-1 Optimal Principal Balance: With respect to any Payment Date prior to the Stepdown Date, the original Class Principal Balance of the Class M-1 Notes, provided that on and after the Payment Date on which the Class Principal Balance of the Class A Notes is reduced to zero, the Class M-1 Optimal Principal Balance for any Payment Date prior to the Stepdown Date shall be zero; and

         with respect to any other Payment Date, the Pool Principal Balance as of the end of the related Due Period, minus the sum of (a) the Class Principal Balance of the Class A Notes (after taking into account any payments made on such Payment Date in reduction thereof) and (b) __% of the Pool Principal Balance as of the end of the related Due Period.

         Class M-2 Optimal Principal Balance: With respect to any Payment Date prior to the Stepdown Date, the original Class Principal Balance of the Class M-2 Notes, provided that on and after the Payment Date on which the aggregate Class Principal Balance of the Class A Notes and the Class M-1 Notes is reduced to zero, the Class M-2 Optimal Principal Balance for any Payment Date prior to the Stepdown Date shall be zero; with respect to any other Payment Date, the Pool Principal Balance as of the end of the related Due Period, minus the sum of (a) the aggregate of the Class Principal Balances of the Class A Notes and the Class M-1 Notes (after taking into account any payments made on such Payment Date in reduction thereof) and (b) __% of the Pool Principal Balance as of the end of the related Due Period.

         Class Optimal Principal Balance: Either of the Class A Optimal Principal Balance or the Class M-1 Optimal Principal Balance, as applicable.

         Class Principal Balance: For each class of Securities, other than the Class A-IO Certificates and the Residual Interest Certificate, as of any date of determination, the balance equal to the Original Class Principal Balance thereof reduced by (i) all amounts previously paid to the Securityholders of such Class in reduction of the Class Principal Balance thereof on all previous Payment Dates and (ii) any Allocable Loss Amounts previously applied thereto.

         Due Period: With respect to each Payment Date, the calendar month immediately preceding the month in which that Payment Date occurs.

         Insurance Proceeds: With respect to any Payment Date and any Home Loan, the proceeds paid to the indenture trustee or the servicer by any insurer pursuant to any insurance policy covering a Home Loan, Mortgaged Property or REO Property or any other insurance policy that relates to a Home Loan, net of any expenses incurred by the indenture trustee or the servicer in connection with the collection of such proceeds and not otherwise reimbursed, but excluding any such proceeds that are to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with customary loan servicing procedures.

         Interest Payment Amount: The sum of the Noteholders' Interest Payment Amount and the Certificateholder's Interest Distribution Amount.

         Liquidated Home Loan: A defaulted Home Loan as to which the servicer has determined that all recoverable liquidation and insurance proceeds have been received, which will be deemed to occur upon the earlier of:

     (a) the liquidation of the related Mortgaged Property acquired through foreclosure or similar proceedings,

     (b) the servicer's determination in accordance with customary servicing practices that no further amounts are collectible from the Home Loan and any related collateral securing such Home Loan, or

     (c) any portion of a scheduled monthly payment of principal and interest is in excess of 180 days past due.

         Net Liquidation Proceeds: With respect to any Payment Date, any cash amounts received in respect of Liquidated Home Loans, whether through trustee's sale, foreclosure sale, disposition of REO, whole loan sale or otherwise (other than Insurance Proceeds and Released Mortgaged Property Proceeds), and any other cash amounts received in connection with the management of the Mortgaged Properties related to defaulted Home Loans, in each case, net of any reimbursements to the servicer made from such amounts for any unreimbursed Servicing Fees and unreimbursed Servicing Advances (including such Servicing Advances deemed to be nonrecoverable Servicing Advances) made and any other fees and expenses paid in connection with the foreclosure, conservation and liquidation of the related Liquidated Home Loans or Mortgaged Properties.

         Noteholders' Interest Carry-Forward Amount: With respect to any Payment Date, the excess, if any, of the Noteholders' Monthly Interest Payment Amount for the preceding Payment Date and any Noteholders' Interest Carry-Forward Amount remaining outstanding with respect to prior Payment Dates (including interest on such outstanding amount at the applicable Interest Rate if permitted by applicable law), over the amount in respect of interest that was paid on the notes on the preceding Payment Date.

         Noteholders' Interest Payment Amount: With respect to any Payment Date, the sum of the Noteholders' Monthly Interest Payment Amount for that Payment Date and the Noteholders' Interest Carry-Forward Amount for that Payment Date.

         Noteholders' Monthly Interest Payment Amount: With respect to any Payment Date, the aggregate of interest accrued for the related Accrual Period at the applicable Interest Rate on the Class Principal Balance of each Class of Notes immediately preceding that Payment Date.

         Original Class Principal Balance: The principal balance for each class of Security (other than the Class A-IO Certificates and the Residual Interest Certificates) on the closing date.

         Regular Payment Amount: With respect to any Payment Date, the lesser of (a) the Available Funds and (b) the sum of (i) the Interest Payment Amount and (ii) the Regular Principal Payment Amount.

         Regular Principal Payment Amount: With respect to each Payment Date, an amount equal to the lesser of:

         (a) the sum of (i) each scheduled payment of principal collected by the servicer in the related Due Period, (ii) all partial and full principal prepayments applied by the servicer during such Due Period, (iii) the principal portion of all Net Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds received by the servicer during such Due Period in respect of any Home Loan, to the extent received on or prior to the date on which such Home Loan became a Liquidated Home Loan,
              (iv) that portion of the Purchase Price of any repurchased Home Loan allocable to principal and (v) the principal portion of any Substitution Adjustments required to be deposited in the Collection Account as of the related Determination Date; and

         (b) the aggregate of the outstanding principal balances of the Securities immediately prior to such Payment Date.

         Released Mortgaged Property Proceeds: With respect to any Payment Date and any Home Loan, the proceeds received by the servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which in either case are not released to the borrower in accordance with applicable law, accepted servicing practices and the Sale and Servicing Agreement, less unreimbursed Servicing Fees and Servicing Advances (including such Servicing Advances deemed to be nonrecoverable with respect to that Home Loan).

         Stepdown Date: The Payment Date occurring on the later of (i) the first Payment Date after the Payment Date in ______________ and (ii) the Payment Date on which the Class A Principal Balance, after giving effect to payments of principal on that Payment Date, is less than or equal to 10% of the Pool Principal Balance as of the end of the related Due Period; provided, however, if the Aggregate Liquidation Losses for that Payment Date exceed ___% of the Original Pool Principal Balance, then the Stepdown Date will be the Payment Date on which the Class A Principal Balance, after giving effect to payments of principal on that Payment Date, is less than or equal to __% of the Pool Principal Balance as of the end of the related Due Period.

         Termination Price: An amount equal to the sum, as of the related Payment Date, of

     (a) the aggregate of the outstanding Class Principal Balances of the Securities plus all accrued and unpaid interest thereon at the applicable Interest Rates,

     (b)  any Servicing Compensation due and unpaid,

     (c) any unreimbursed Servicing Advances, including such Servicing Advances deemed to be nonrecoverable,

     (d)  any unreimbursed Deferred Amounts owed to a class of notes and

     (e) the indenture trustee, the co-owner trustee and owner trustee fees due and unpaid.

Optional Redemption

         The Residual Interest Certificateholder may (and, if the Residual Interest Certificateholder does not exercise its option for 30 days or more, then the servicer may) effect an early redemption of the notes and purchase of the certificates on any Payment Date on or after which the Pool Principal Balance declines to 5% or less of the Original Pool Principal Balance by depositing with the indenture trustee an amount equal to the Termination Price. The first Payment Date on which this option may be exercised is the "Initial Call Date" On the first Payment Date after the Initial Call Date, the Interest Rate of each class of Securities with a Class Principal Balance will be increased by _____% if the early redemption is not effected.

Rights of Noteholders upon Occurrence of Event of Default

         Events of default under the Indenture (each an "Indenture Event of Default") will include, without limitation

     (i) default for a period in excess of five days in the payment of any interest on any note or default in the payment of the entire Principal Balance (including any Deferred Amount to the extent required to be paid under the Indenture) of any note on the Maturity Date;

     (ii) default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture which is was not eliminated or otherwise cured, for a period of 30 days after notice to the Issuer; and

     (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Issuer and certain actions by the Issuer indicating insolvency, reorganization or inability to pay its obligations or if the Issuer shall dissolve or liquidate, in whole or in part, in any material respect.

         A failure to pay the full amount of the portion of the Noteholders' Interest Payment Amount within five days of the Payment Date on which such payment is due (without regard to the amount of Available Funds) will constitute an Indenture Event of Default. Until the notes have been declared due and payable upon an Indenture Event of Default, the holders of the notes may not request the indenture trustee to take any action, other than the application of Available Funds to principal and interest as provided in this prospectus supplement, and may not otherwise take or cause any action to be taken to enforce the obligation of the Trust to pay principal and interest on the notes. Upon the occurrence of a Servicer Event of Default, the indenture trustee may have the right to terminate the servicer.

         Subject to the conditions specified herein under "Description of the Transfer and Servicing Agreements--Duties of Owner Trustee and Indenture Trustee", upon the occurrence and continuation of an Indenture Event of Default, Holders of the Most Senior Class (as defined in the Sale and Servicing Agreement) of notes representing more than 66 2/3% of the then outstanding amount of such Class of notes may exercise their remedies under the Indenture. These remedies include (i) the right to declare the principal of each Class of Notes to be immediately due and payable and (ii) the right to direct the indenture trustee's actions under the Indenture to consent to the sale of the assets pledged to secure the notes; provided, however, if the amount payable to Noteholders from the proceeds of such sale will not be sufficient to discharge in full all unpaid principal and interest accrued (including any Deferred Amounts) on the outstanding notes, such direction shall require the request of the holders of 100% of the outstanding amount of the notes.

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

         The following summary describes certain terms of the Home Loan Purchase Agreement, the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Copies of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Securities.

         The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth under the heading "The Agreements" in the prospectus.

Sale and Assignment of the Home Loans

         On the Closing Date, the seller will sell the Home Loans (excluding, the right to receive prepayment fees and prepayment penalties which right will be retained by the seller) to the depositor, and the depositor will sell the Home Loans (excluding, the right to receive prepayment fees and prepayment penalties which right will be retained by the seller) to the trust. The trust will, concurrently with such sale of the Home Loans, deliver or cause to be delivered the Securities to the depositor. The trust will pledge and assign the Home Loans to the Indenture trustee in exchange for the Notes. Each Home Loan will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement.

         In addition, the seller will, as to each Home Loan, deliver or cause to be delivered to the Custodian the related mortgage note endorsed to the order of the indenture trustee without recourse, any assumption and modification agreements and the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in the name of the indenture trustee in recordable form, and any intervening assignments of the Mortgage (collectively, a "Home Loan File"); provided, however, with respect to a substantial number of the Home Loans, the assignment from _______ to __________ has not been recorded. The indenture trustee will record such assignment within thirty days of the Closing Date. See "Risk Factors--Lack of Perfected Security Interest on the Home Loans." Assignments of the Mortgages to the indenture trustee will be recorded by the indenture trustee in the real property records for those states in which such recording is deemed necessary to protect the Trust and the indenture trustee's interest in the Home Loans against the claims of certain creditors of the seller or subsequent purchasers. In these circumstances, the indenture trustee will deliver such assignments to the Custodian after recordation. In the event that, with respect to any Home Loan as to which recordation of the related assignment is required, the seller cannot deliver the Mortgage or any assignment with evidence of recording thereon concurrently with the conveyance thereof under the Sale and Servicing Agreement because they have not yet been returned by the public recording office, the seller will deliver or cause to be delivered to the Custodian a certified true photocopy of such Mortgage or assignment. The Seller will deliver or cause to be delivered to the Custodian any such Mortgage or assignment with evidence of recording indicated thereon upon receipt thereof from the public recording office. The indenture trustee or the Custodian will review (or cause to be reviewed) each Home Loan File within 30 days after the conveyance of the related Home Loan to the Trust to ascertain that all required documents have been executed and received.

Servicing

         In consideration for the performance of the loan servicing functions for the Home Loans, the Servicer is entitled to a monthly fee (the "Servicing Fee") equal to _____% per annum (the "Servicing Fee Rate") of the Pool Principal Balance as of the first day of the Due Period immediately preceding the related Payment Date. The servicer may retain subservicers to service certain of the Home Loans. Any such subservicer may be an affiliate of the servicer. The servicer will remain responsible for the servicing of any such Home Loans and will pay the fees of any subservicer out of its own funds. In addition to the Servicing Fee, the servicer is entitled to retain additional servicing compensation in the form of assumption and other administrative fees, release fees, insufficient funds charges, late payment charges, investment income on the amounts in the Collection Account and any other servicing-related penalties and fees other than prepayment fees or prepayment penalties (collectively, such additional compensation and Servicing Fee, the "Servicing Compensation").

         In the event of a delinquency or default with respect to a Home Loan, neither the servicer nor any subservicer will have an obligation to advance scheduled monthly payments of principal or interest with respect to such Home Loan. However, the servicer or any subservicer will make reasonable servicing advances with respect to the Home Loans (each, a "Servicing Advance") and will be entitled to reimbursement for Servicing Advances as described herein (including such Servicing Advances deemed to be nonrecoverable). Servicing Advances may include costs and expenses advanced for the preservation, restoration and protection of any Mortgaged Property, including advances to pay delinquent real estate taxes and insurance. Any Servicing Advances including nonrecoverable Servicing Advances by the servicer or any subservicer will be netted from collections on the Home

Loans prior to deposit in the Collection Account or withdrawn from the Collection Account, as described under "--Collection Account, Note Payment Account and Certificate Distribution Account" below.

Collection Account, Note Payment Account and Certificate Distribution Account

         The servicer is required to deposit in an Eligible Account (as defined in the Sale and Servicing Agreement) (the "Collection Account"), within two Business Days of receipt, all payments received after the Cut-Off Date on account of principal and interest on the Home Loans, all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any Home Loan and any amount required to be deposited in the Collection Account in connection with the redemption of the notes and the purchase of the Certificates. The foregoing requirements for deposit in the Collection Account will be exclusive of payments on account of principal and interest collected on the Home Loans on or before the Cut-Off Date. The servicer will be entitled to net its Servicing Compensation, Servicing Advances and any unreimbursed Servicing Compensation and Servicing Advances prior to deposit into the Collection Account or to withdraw such amounts therefrom. Withdrawals will be made from the Collection Account only for the purposes specified in the Sale and Servicing Agreement. The Collection Account may be maintained at any depository institution that satisfies the requirements set forth in the definition of Eligible Account in the Sale and Servicing Agreement.

         Amounts on deposit in the Collection Account will be invested in Permitted Investments at the direction of the servicer. All interest and any other investment earnings on amounts on deposit in the Collection Account (net of investment losses) will be payable to the servicer from the Collection Account as part of its Servicing Compensation.

         Any subservicer will also maintain a collection account for deposit of payments received with respect to the Home Loans being serviced by that subservicer and that collection account will be an Eligible Account and will satisfy requirements that are substantially similar to the requirements for the Collection Account.

         The indenture trustee will establish and maintain an Eligible Account, in the name of the indenture trustee on behalf of the Noteholders, into which amounts released from the Collection Account for payment to the Noteholders will be deposited and from which all payments to the Noteholders will be made (the "Note Payment Account"). The indenture trustee will also establish and maintain an Eligible Account, in the name of the Co-Owner Trustee on behalf of the Certificateholders, into which amounts released from the Collection Account for distribution to the Certificateholders will be deposited and from which all distributions to the Certificateholders will be made (the "Certificate Distribution Account"). The Note Payment Account and the Certificate Distribution Account are referred to in this prospectus supplement collectively as the "Payment Accounts".

Priority of Payments

         On the Business Day prior to each Payment Date, the indenture trustee will withdraw from the Collection Account the Available Collection Amount for deposit into the Payment Accounts. On each Payment Date, the indenture trustee will make withdrawals from the applicable Payment Account for application of the amounts specified below in the following order of priority:

               (i) to provide for the payment to the servicer of the Servicing Compensation and all unpaid Servicing Compensation from prior Due Periods to the extent not previously retained by the servicer or withdrawn from the Collection Account and paid to the servicer;

               (ii) to each of the indenture trustee, the co-owner trustee, and the owner trustee fees due and payable on that Payment Date;

               (iii) to the holders of the Class A Notes and the Class A-IO Certificates, pro rata, the portion of the Noteholders' Interest Payment Amount and Certificateholder's Interest Distribution Amount, respectively, required to be paid in respect of that Class on that Payment Date;

               (iv) to the holders of the Class M-1 Notes, the portion of the Noteholders' Interest Payment Amount required to be paid in respect of the Class M-1 Notes on that Payment Date;

               (v) to the holders of the Class M-2 Notes, the portion of the Noteholders' Interest Payment Amount required to be paid in respect of the Class M-2 Notes on that Payment Date;

               (vi) to the holders of the Class B-1 Certificates, the portion of the Certificateholders' Interest Distribution Amount required to be paid in respect of the Class B-1 Certificates on that Payment Date;

               (vii) to the holders of the Class B-2 Certificates, the portion of the Certificateholders' Interest Distribution Amount required to be paid in respect of the Class B-2 Certificates on that Payment Date;

               (viii) to the holders of the Class B-3 Certificates, the portion of the Certificateholders' Interest Distribution Amount required to be paid in respect of the Class B-3 Certificates on that Payment Date;

               (ix) to the holders of the Class B-4 Certificates, the portion of the Certificateholders' Interest Distribution Amount required to be paid in respect of the Class B-4 Certificates on that Payment Date;

               (x) to the holders of the Class A Notes, the amount necessary to reduce the Class Principal Balance thereof to the Class A Optimal Principal Balance;

               (xi) to the holders of the Class M-1 Notes, the amount necessary to reduce the Class Principal Balance thereof to the Class M-1 Optimal Principal Balance;

               (xii) to the holders of the Class M-2 Notes, the amount necessary to reduce the Class Principal Balance thereof to the Class M-2 Optimal Principal Balance;

               (xiii) to the holders of the Class B-1 Certificates, the amount necessary to reduce the Class Principal Balance thereof to the Class B-1 Optimal Principal Balance;

               (xiv) to the holders of the Class B-2 Certificates, the amount necessary to reduce the Class Principal Balance thereof to the Class B-2 Optimal Principal Balance;

               (xv) to the holders of the Class B-3 Certificates, the amount necessary to reduce the Class Principal Balance thereof to the Class B-3 Optimal Principal Balance;

               (xvi) to the holders of the Class B-4 Certificates, the amount necessary to reduce the Class Principal Balance thereof to the Class B-4 Optimal Principal Balance;

               (xvii) to the Classes of Securities, if any, which previously accrued Allocable Loss Amounts, in the following order of priority, first to the Class M-1 Notes, second to the Class M-2 Notes, third to the Class B-1 Certificates, fourth to the Class B-2 Certificates, fifth to the Class B-3 Certificates and sixth to the Class B-4 Certificates, any Deferred Amounts, in each case to the extent of any accrued Allocable Loss Amounts in respect of such Class;

               (xviii) to the Co-Administrator, the fees and expenses of the Co-Administrator; and

               (xix) to the holder of the Residual Interest Certificate, the remainder of the amount on deposit in the Certificate Distribution Account.

         Notwithstanding the foregoing, upon the occurrence of certain trigger events set forth in the Trust Agreement based upon levels of the Aggregate Liquidation Losses, payments of principal and interest on the Certificates will be made on a sequential basis.

The Owner Trustee and Indenture Trustee

         The owner trustee, the indenture trustee and any of their respective affiliates may hold Securities in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the owner trustee and the indenture trustee acting jointly (or in some instances, the owner trustee or the indenture trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the owner trustee by the Trust Agreement and upon the indenture trustee by the Indenture will be conferred or imposed upon the owner trustee and the indenture trustee, respectively, and in each such case such separate trustee or co-trustee, jointly, or, in any jurisdiction in which the owner trustee or indenture trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, which will exercise and perform such rights, powers, duties and obligations solely at the direction of the owner trustee or the indenture trustee, as applicable.

         The owner trustee and the indenture trustee may resign at any time, in which event the Residual Interest Certificateholder will be obligated to appoint a successor to the owner trustee, and the Trust will be obligated to appoint a successor to the indenture trustee. The Securityholders may also remove the owner trustee or the indenture trustee if either ceases to be eligible to continue as such under the Trust Agreement or the indenture, as the case may be, becomes legally unable to act or becomes insolvent. In such circumstances, the Residual Interest Certificateholder or the Trust, as applicable, will be obligated to appoint a successor owner trustee or a successor indenture trustee, as applicable. Any resignation or removal of the owner trustee or indenture trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor.

         The Trust Agreement and Indenture will provide that the owner trustee and indenture trustee will be entitled to indemnification by the Residual Interest Certificateholder for, and will be held harmless against, any loss, liability or expense incurred by the owner trustee or indenture trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Trust Agreement or Indenture, as the case may be).

Duties of the Owner Trustee and Indenture Trustee

         The owner trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Certificates (other than the execution and authentication thereof), the notes or any Home Loans or related documents, and will not be accountable for the use or application by the seller or the servicer of any funds paid to the seller or the servicer in respect of the Securities or the Home Loans, or the investment of any monies by the servicer of funds in the Collection Account. So long as no Indenture Event of Default has occurred and is continuing, the owner trustee will be required to perform only those duties specifically required of it under the Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement. The owner trustee will not be charged with knowledge of a failure by the servicer to perform its duties under the Transfer and Servicing Agreements which failure constitutes an Indenture Event of Default, unless the owner trustee obtains actual knowledge of the failure.

         The owner trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters, or to institute, conduct or defend any litigation, in connection with the Trust Agreement at the request, order or direction of the holders of the Certificates, unless the Certificateholders have offered to the owner trustee reasonable security or indemnity against the costs, expenses and liabilities that it may incurr. Subject to the rights or consent of the Noteholders and indenture trustee, no Certificateholder will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless the holder previously has given to the owner trustee written notice of the occurrence of an Indenture Event of Default and (i) an Indenture Event of Default arises from the servicer's failure to remit payments when due or (ii) the holders of a majority of the outstanding amount of the certificates have made a written request upon the owner trustee to institute the proceeding in its own name as the owner trustee and have offered to the owner trustee reasonable indemnity, and the owner trustee for 30 days has neglected or refused to institute any the proceeding.

         The indenture trustee will make no representations as to the validity or sufficiency of the indenture, the certificates, the notes (other than the execution and authentication) or any Home Loans or related documents, and will not be accountable for the use or application by the seller, the servicer or the owner trustee of any funds paid to the seller, the servicer or the owner trustee in respect of the Securities or the Home Loans, or the investment of any monies by the servicer of funds in the Collection Account. So long as no Event of Default under the indenture has occurred or is continuing, the indenture trustee will be required to perform only those duties specifically required of it under the Transfer and Servicing Agreements. The indenture trustee will not be charged with knowledge of a failure by the servicer to perform its duties under the Transfer and Servicing Agreements, which failure constitutes an Event of Default under the Transfer and Servicing Agreements, unless the indenture trustee obtains actual knowledge of the failure.

         The indenture trustee will be under no obligation to exercise any of the rights or powers vested in it by the indenture or to make any investigation of matters, or to institute, conduct or defend any litigation, in connection with the Trust Agreement at the request, order or direction of any of the Noteholders, unless the Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that it may incur. No Noteholder will have any right under the indenture to institute any proceeding with respect to the indenture, unless that Holder previously has given to the indenture trustee written notice of the occurrence of an Indenture Event of Default and (i) the Indenture Event of Default arises from the servicer's failure to remit payments when due or (ii) Noteholders evidencing more than 50% of the outstanding amount of each class of notes, acting together as a single class, have made a written request upon the indenture trustee to institute the proceeding in its own name as the indenture trustee and have offered to the indenture trustee reasonable indemnity, and the indenture trustee for 30 days has neglected or refused to institute the proceeding. See "Description of the Securities--Rights of Noteholders upon Occurrence of Event of Default" in this prospectus supplement.

                      PREPAYMENT AND YIELD CONSIDERATIONS

         No principal payments will be made on a class of notes on any Payment Date until the Class Principal Balance of each class of notes having a higher principal payment priority has been reduced to its related Class Optimal Principal Balance for that Payment Date. See "Description of the Securities--Payments" in this prospectus supplement. As the rate of payment of principal of the notes depends primarily on the rate and timing of payment (including prepayments) of the principal balance of the Home Loans, final payment of any class of notes could occur significantly earlier than the Maturity Date. Noteholders will bear the risk of being able to reinvest principal payments on the notes at yields at least equal to the yield on their respective notes. No prediction can be made as to the rate or timing of prepayments on the Home Loans in either stable or changing interest rate environments. Any reinvestment risk due to the rate of prepayment of the Home Loans will be borne entirely by Noteholders.

         The subordination of the Certificates to the notes and of each class of notes having a lower principal payment priority to each class of notes having a higher principal payment priority will provide limited protection to holders of the notes against losses on the Home Loans. If the actual rate and amount of losses experienced on the Home Loans exceed the rate and amount of losses anticipated by an investor, the yields to maturity (or to redemption, as described under "Description of the Securities--Optional Redemption" below) on the subordinate notes may be lower than anticipated.

         Approximately ____% of the Home Loans provide for payment of prepayment penalties; however, no detailed data are available with respect to the terms of the prepayment penalties. The rate of prepayment on the Home Loans cannot be accurately predicted. The prepayment experience of the trust with respect to the Home Loans may be affected by a wide variety of factors, including, without limitation, economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and changes affecting the deductibility for federal income tax purposes of interest payments on the Home Loans. Generally, however, because the Home Loans bear interest at fixed rates, and the rate of prepayment on fixed rate loans is sensitive to prevailing interest rates, if prevailing interest rates fall significantly below the interest rates on the Home Loans, the Home Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Home Loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the Home Loans, the rate of prepayments would be likely to decrease. No representations are made as to the particular factors that will affect the prepayment of the Home Loans, as to the relative importance of such factors, or as to the percentage of the principal balance of the Home Loan that will be paid as of any date.

         The effective yield to Noteholders will be lower than the yield otherwise produced by the applicable Interest Rate, because the payment of interest accrued during the applicable Accrual Period will not be made until the Payment Date occurring in the month following that Accrual Period. See "Description of the Securities--Payments" in this prospectus supplement. This delay will result in funds being paid to Noteholders approximately 24 days after the end of the applicable Accrual Period. During that 24-day period no interest will accrue on the funds.

         The rate of principal payments on the notes, the aggregate amount of distributions on the notes and the yields to maturity of the notes will be directly affected by the rate and timing of principal reductions on the Home Loans. Principal reductions may be in the form of scheduled amortization payments or unscheduled payments or reductions, which may include prepayments, repurchases and liquidations or write-offs due to default, casualty, insurance or other disposition. On any Payment Date on or after the Payment Date on which the Pool Principal Balance declines to 5% or less of the Original Pool Principal Balance, the Residual Interest Certificateholder or the servicer may effect a redemption of the notes and purchase of the certificates as described in this prospectus supplement under "Description of the Securities--Optional Redemption."

         The "weighted average life" of a class of notes refers to the average amount of time that will elapse from the closing date to the date each dollar in respect of principal of that class is repaid. The weighted average life of each class of notes will be influenced by, among other factors, the rate at which principal reductions occur on the Home Loans as described in this prospectus supplement. If substantial principal prepayments on the Home Loans are received as a result of unscheduled payments, liquidations or repurchases, payments to Noteholders may significantly shorten the weighted average lives of the notes. If the Home Loans experience delinquencies and defaults in the payment of principal, then Noteholders will experience a delay in the receipt of principal payments attributable to such delinquencies and defaults, which in certain instances may result in longer actual average weighted lives of the notes than would otherwise be the case. Interest shortfalls on the Home Loans due to principal prepayments in full and curtailments, and any resulting shortfall in amounts payable on the notes, will be covered to the extent of amounts available from the applicable credit enhancement. See "Risk Factors--Potential Inadequacy of Credit Enhancement" above.

         The rate and timing of principal payments on the Home Loans will be influenced by a variety of economic, geographic, social and other factors. These factors may include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity, if any, in the mortgaged properties, servicing decisions, homeowner mobility, the existence and enforceability of "due-on-sale" clauses, seasoning of loans, market interest rates for similar types of loans and the availability of funds for such loans. Substantially all of the Home Loans contain due-on-sale provisions and the servicer intends to enforce this unless (i) the servicer, in a manner consistent with its servicing practices, permits the purchaser of the related Mortgaged Property to assume the Home Loan, or (ii) enforcement is not permitted by applicable law. In certain cases, the servicer may, in a manner consistent with its servicing practices, simply release the lien on the existing collateral, leaving the related Home Loan unsecured. In that case, the servicer generally will require the borrower to make a partial prepayment in reduction of the principal balance of the Home Loan to the extent that the borrower has received proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence.

         Payments of principal at a faster rate than anticipated will decrease the yield on notes purchased at a premium; payments of principal at a slower rate than anticipated will decrease the yield on notes purchased at a discount. The effect on an investor's yield due to payments of principal occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of the notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of payments of principal during any subsequent period.

         The rate of delinquencies and defaults on the Home Loans and of recoveries, if any, on defaulted Home Loans and foreclosed properties will affect the rate and timing of principal payments on the Home Loans, and, accordingly, the weighted average lives of the notes, and could cause a delay in the payment of principal to the holders of the notes. Certain factors may influence delinquencies and defaults, including origination and underwriting standards, loan-to-value ratios and delinquency history. In general, defaults on Home Loans are expected to occur with greater frequency in their early years, although few data are available with respect to the rate of default on similar types of home loans. The rate of default on Home Loans with high loan-to-value ratios, or on Home Loans secured by junior liens, may be higher than that of home loans with lower loan-to-value ratios or secured by first liens on comparable properties. In addition, the rate and timing of prepayments, defaults and liquidations on the Home Loans will be affected by the general economic condition of the area in which the related Mortgaged Properties are located or the related borrower is residing. The risk of delinquencies and losses is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         Although data have been published with respect to the historical prepayment experience of certain residential mortgage loans those loans differ in material respects from the Home Loans and the data may not be reflect conditions applicable to the Home Loans. No significant historical prepayment data are generally available with respect to the types of Home Loans included in the Home Loan Pool or similar types of loans, and there can be no assurance that the Home Loans will achieve or fail to achieve any particular rate of principal prepayment. A number of factors suggest that the prepayment experience of the Home Loan Pool may be significantly different from that of a pool of conventional first-lien, single family mortgage loans with equivalent interest rates and maturities. One such factor is that the principal balance of the average Home Loan is smaller than that of the average conventional first-lien mortgage loan. A smaller principal balance may be easier for a borrower to prepay than a larger balance and, therefore, a higher prepayment rate may result for the Home Loan Pool than for a pool of first-lien mortgage loans, irrespective of the relative average interest rates and the general interest rate environment. In addition, in order to refinance a first-lien mortgage loan, the borrower must generally repay any junior liens. However, a small principal balance may make refinancing a Home Loan at a lower interest rate less attractive to the borrower as the perceived impact to the borrower of lower interest rates on the size of the monthly payment may not be significant. Other factors that might be expected to affect the prepayment rate of the Home Loan Pool include the relative creditworthiness of the borrowers, the amounts of and interest rates on the underlying senior mortgage loans, and the tendency of borrowers to use real property mortgage loans as long-term financing for home purchase and junior liens as shorter-term financing for a variety of purposes, which may include the direct or indirect financing of home improvement, education expenses, debt consolidation, purchases of consumer durables such as automobiles, appliances and furnishings and other consumer purposes. Furthermore, because at origination the majority of the Home Loans had combined loan-to-value ratios that approached or exceeded 100%, the related borrowers may have less opportunity to refinance the indebtedness secured by the related Mortgaged Properties, including the Home Loans, and a lower prepayment rate may result for the Home Loan Pool than for a pool of mortgage (including first or junior lien) loans that have combined loan-to-value ratios less than 100%. However, the availability of credit from an increased number of lenders making loans similar to the Home Loans may result in faster rates of prepayment of the Home Loans than would otherwise be the case. In addition, any increase in the market values of Mortgaged Properties, and the resulting decrease in the combined loan-to-value ratios of the related Home Loans, may make alternative sources of financing available to the related borrowers at lower interest rates.

Reinvestment Risk

         During periods of falling interest rates, Noteholders may receive an increased amount of principal payments at a time when such holders may be unable to reinvest such payments in investments having a yield and rating comparable to the notes. Conversely, during periods of rising interest rates, Noteholders are likely to receive a decreased amount of principal payments at a time when such holders may have an opportunity to reinvest such payments in investments having a yield and rating comparable to the notes.

Maturity Date

         The Maturity Date of each class of notes is the Payment Date in ____ ____. The Maturity Date was determined by calculating the final Payment Date with respect to each class on the basis of the Modeling Assumptions and an assumed constant prepayment rate of 0% of the Prepayment Assumption (as defined below), and adding three years. The actual maturity of any class of notes may be significantly earlier than the Maturity Date.

Weighted Average Lives

         Generally, greater than anticipated prepayments of principal will increase the yield on notes purchased at a price less than par. Generally, greater than anticipated prepayments of principal will decrease the yield on notes purchased at a price greater than par. The effect on an investor's yield due to principal payments on the Home Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average lives of the notes will also be affected by the amount and timing of delinquencies and defaults on the Home Loans and the recoveries, if any, on Home Loans and foreclosed properties.

         The following information illustrates the effect of prepayments of the Home Loans on the weighted average lives of the notes under certain stated assumptions and is not a prediction of the prepayment rate that might actually be experienced on the Home Loans. Weighted average life refers to the average amount of time that will elapse from the date of delivery of a security until each dollar of principal of that security will be repaid to the investor. The weighted average lives of the notes will be influenced by the rate at which principal of the Home Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes unscheduled reductions of principal, including without limitation those resulting from full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions, substitutions and repurchases by or on behalf of the seller).

         Prepayments on loans such as the Home Loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Assumption") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of loans for the life of such loans. A 100% Prepayment Assumption assumes a constant prepayment rate ("CPR") of 0.0% per annum of the outstanding principal balance of such loans in the first month of the life of the loans and an additional approximately _______% (expressed as a percentage per annum) in each month thereafter until the fifteenth month; beginning in the fifteenth month and in each subsequent month during the life of the loans, a CPR of 15% per annum each month is assumed. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption (i.e., no prepayments), 100% Prepayment Assumption assumes prepayment rates equal to 100% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Home Loans. The seller does not make any representations about the appropriateness of the Prepayment Assumption or the CPR model.

         Modeling Assumptions. For purposes of preparing the tables below, the actual characteristics of the Home Loans as of the cut-off date have been used and the following assumptions (the "Modeling Assumptions") have been made:

     (i) all scheduled payments on the Home Loans are timely received on the first day of each month, commencing _______ 1, ____;

    (ii) there are no defaults, losses or delinquencies on the Home Loans;

   (iii) the Home Loans prepay monthly at the respective specified constant annual percentages of CPR specified in the table;

    (iv) the Closing Date is ___________, _____;

     (v) all principal prepayments represent prepayments in full of the Home Loans and include 30 days of interest thereon;

    (vi) there are no repurchases of or substitutions for the Home Loans;

   (vii) no early redemption of the notes is effected (except in the case of "Weighted Average Life with Optional Redemption"); and

  (viii) cash distributions are received by the Noteholders on the 25th day of each month, commencing in _________ , ____.

         The tables on the following pages indicate the percentage of the Original Class Principal Balance of each class of notes that would be outstanding at each of the dates shown at the specified percentages of the Prepayment

Assumption and the corresponding weighted average life of each class of notes. Since these tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Home Loans). There are discrepancies between the characteristics of the actual Home Loans and the characteristics of the Home Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of Class Principal Balances outstanding and weighted average lives of the notes set forth in the tables. In addition, since the actual Home Loans have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the notes may be made earlier or later than as indicated in the tables.

         The weighted average life of a class of notes is determined by

(a) multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related Payment Date,

(b)       summing the results and

(c) dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to one decimal place.

                                     Percentage of Original Class Principal Balance Outstanding
                                   at the Following Percentages of the Prepayment Assumption(1)(2)

                                                 Class A                                             Class M-1
      Payment Balance           0%     50%     75%    100%    125%    150%           0%     50%    75%     100%    125%    150%
Initial Balance...........     100     100    100     100     100     100           100    100     100     100     100     100
----------................
----------................
----------................
----------................
----------................
----------................
----------................
----------................
----------................
----------................
----------................
----------................
----------................
----------................
----------................
----------................
----------................
----------................
----------................
----------................
----------................
----------................
----------................
Weighted Average Life
   Without Optional
   Termination............
   With Optional Termination

--------------------------------------------------------------------------------
*    Less than 0.5% but greater than 0%

(1) The percentages in this table have been rounded to the nearest whole number.

(2) Except in the case of the "Weighted Average Life With Optional Redemption.", based on the assumption that neither the Residual Interest Certificateholder nor the servicer exercises its option to redeem the notes and purchase the certificates as described above "Description of the Securities--Optional Redemption".


                                     Percentage of Original Class Principal Balance Outstanding
                                   at the Following Percentages of the Prepayment Assumption(1)(2)

                                                                                Class M-2
                  Payment Balance                       0%         50%        75%       100%       125%       150%
Initial Balance..................................      100        100        100        100        100        100
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
----------.......................................
Weighted Average Life

     Without Optional Termination..............
     With Optional Termination...................

--------------------------------------------------------------------------
*    Less than 0.5% but greater than 0%

(1) The percentages in this table have been rounded to the nearest whole number.

(2) Except in the case of the "Weighted Average Life With Optional Redemption.", based on the assumption that neither the Residual Interest Certificateholder nor the servicer exercises its option to redeem the notes and purchase the certificates as described above "Description of the Securities--Optional Redemption".

         The paydown scenarios for the notes set forth in the foregoing tables are subject to significant uncertainties and contingencies (including those discussed above under "Prepayment and Yield Considerations"). As a result, there can be no assurance that any of the foregoing paydown scenarios and the Modeling Assumptions on which they were made will prove to resemble the actual performance of the Home Loans and the notes, or that the actual weighted average lives of the notes will not vary substantially from those set forth in the foregoing tables, which variations may be shorter or longer, and which variations may be greater with respect to later years. Furthermore, it is not expected that the Home Loans will prepay at a constant rate or that all of the Home Loans will prepay at the same rate. Moreover, the Home Loans actually included in the Home Loan Pool, the payment experience of such Home Loans and certain other factors affecting the payments on the notes will not conform to the Modeling Assumptions made in preparing the above tables. In fact, the characteristics and payment experience of the Home Loans will differ in many respects from the Modeling Assumptions. See "The Home Loan Pool" herein. To the extent that the Home Loans actually included in the Home Loan Pool have characteristics and a payment experience that differ from those assumed in preparing the foregoing tables, the notes are likely to have weighted average lives that are shorter or longer than those set forth in the foregoing tables.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

         The following summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the notes is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. It deals only with notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers (except where otherwise specifically noted). Persons considering the purchase of the notes should consult their own tax advisors concerning the application of United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any other taxing jurisdiction.

         As used herein, the term "U.S. Holder" means a beneficial owner of a note that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for U.S. income tax purposes) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate whose income is subject to United States federal income tax regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons under the United States Internal Revenue Code of 1986, as amended (the "Code") and applicable Treasury regulations thereunder prior to such date, that elect to continue to be treated as United States persons under the Code or applicable Treasury regulations thereunder also will be a U.S. Holder. As used herein, the term "non-U.S. Holder" means a beneficial owner of a note that is not a U.S. Holder.

Characterization of Notes as Indebtedness

         In the opinion of Brown & Wood LLP ("Tax Counsel"), for federal income tax purposes, (i) the Notes will be treated as debt instruments, and
(ii) the Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool within the meaning of Section 7701(i) of the Code. The Class M-1 Notes and the Class M-2 Notes will be treated as having been issued with original issue discount. As a result, holders of those notes may be required to recognize income with respect to such notes in advance of the receipt of cash attributable to that income. Each Noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness for federal income tax purposes.

         In general, whether for U.S. federal income tax purposes a transaction constitutes an equity investment or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service (the "IRS") and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Home Loans has been retained by the Trust or its beneficial owners and has not been transferred to the Noteholders.

U.S. Holders

         Payments of Interest. Payments of interest on a note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting).

         Original Issue Discount. Payments of qualified stated interest on a note issued with OID (a "Discount Note") are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting). A U.S. Holder of a Discount Note must include OID in income as ordinary interest for United States federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder's regular method of tax accounting.

         The OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6) which applies to prepayable securities such as the notes. Until the Treasury issues guidance which applies to prepayable securities such as the notes, the indenture trustee intends to base its OID computation on Code Section 1272(a)(6) and the OID Regulations as described in the Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

         The yield used to calculate accruals of OID with respect to the notes with OID will be the original yield to maturity of such notes, determined by assuming that the Home Loans will prepay in accordance with 100% of the Prepayment Assumption. No representation is made as to the actual rate at which the Home Loans will prepay. See "Certain Federal Income Tax Consequences" in the Prospectus for a discussion of the application of the OID rules and for purposes of calculating OID.

         Disposition of a Note. Except as discussed in the Prospectus, upon the sale, exchange or retirement of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and such U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal such U.S. Holder's initial investment in the note increased by any OID included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such Note. Such gain or loss generally will be long-term capital gain or loss if the note were held for more than the applicable holding period, except to the extent of any accrued market discount not previously included in income.

Possible Classification of the Trust as a Partnership or Association Taxable as a Corporation

         The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that for purposes of the Code, the transaction contemplated by the this Prospectus Supplement constitutes an equity investment in the Home Loans (or an interest therein) to the Noteholders, and that one or more classes of the notes constitute equity interests. If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the Home Loans, which would reduce the amounts available for payments to the Noteholders. Cash payments to the Noteholders whose interests were characterized as equity interests generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits. If the transaction were treated as creating a partnership, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation) or a taxable mortgage pool, described below. Rather, each Certificateholders and each Noteholder holding an equity interest would be taxed individually on its respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of such Noteholders could differ if the notes were to constitute partnership interests rather than indebtedness.

Possible Classification as a Taxable Mortgage Pool

         In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are principally secured by an interest in real property, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

         Assuming compliance with all of the provisions of relevant documents, and based upon representations received from seller establishing that the Home Loans transferred to the trust will not cause the trust to hold debt instruments more than 50% of which are principally secured by an interest in real property within the meaning of the taxable mortgage pool provisions of the Code, Tax Counsel is of the opinion that the trust will not be a taxable mortgage pool under Section 7701(i) of the Code.

         The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Home Loans. Such a tax might reduce amounts available for payments to the Noteholders. The amount of such a tax would depend upon whether payments to Noteholders would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

Non-U.S. Holders

         In general, a non-U.S. Holder will not be subject to U.S. federal income taxes on payments of principal, premium (if any) or interest (including OID, if any) on a note, unless such non-U.S. Holder is a direct or indirect 10% or greater shareholder of _________ or the Trust, a controlled foreign corporation related to _________ or the Trust or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the last United States payor in the chain of payment prior to payment to a non-U.S. Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (i) is signed by the beneficial owner of the note under penalties of perjury, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8 or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the beneficial owner to the organization or institution.

         Generally, a non-U.S. Holder will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a note, provided that (i) such gain is not attributable to an office or other fixed place of business maintained by the non-U.S. Holder in the United States, and (ii) in the case of an individual non-U.S. Holder, the non-U.S. Holder is not present in the U.S. for 183 days or more in the taxable year. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

         The notes will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of _________ or the Trust or, at the time of such individual's death, payments in respect of the Notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

         Final regulations dealing with backup withholding and information reporting on income paid to a foreign person and related matters (the "New Withholding Regulations") unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective non-U.S. Holders of the Notes are strongly urged to consult their own tax advisor with respect to the New Withholding Regulations.

Backup Withholding

         Backup withholding of United States federal income tax at a rate of 31% may apply to payments made in respect of the notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

         In addition, upon the sale of a note to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

         Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

         As previously mentioned, the New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules Prospective Noteholders are strongly urged to consult their own tax advisor with respect to the New Withholding Regulations.

                             ERISA CONSIDERATIONS

         Except as described below, the notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA, See "ERISA Considerations" in the Prospectus.

         The notes may not be purchased with the assets of a Plan if the seller, the servicer, the indenture trustee, the owner trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and
(ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

                                 UNDERWRITING

         Subject to the terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement"), the depositor has agreed to sell to each of the Underwriters named below (collectively, the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount of Notes set forth opposite its name in the tables below:

                                                                              Principal Amount of
                                                               ---------------------------------------------------
Underwriter                                                    Class A              Class M-1            Class M-2
-----------                                                    -------              ---------            ---------
Bear, Stearns & Co. Inc..............................      $                     $                     $
-------------------.................................
     Total..........................................       $                     $                     $
                                                           =======================================================

         The depositor has been advised that the Underwriters propose initially to offer the notes to the public at the respective offering prices set forth on the cover hereof and to certain dealers at such prices less a selling concession not to exceed the percentage of the note denomination set forth below, and that the Underwriters may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the note denomination set forth below:

-------------------------------------------------------------------------------

                                                               Class A              Class M-1            Class M-2
                                                               -------              ---------            ---------
Concessions......................................                         %                     %                   %
Reallowances.....................................                         %                     %                   %

         Until the distribution of the notes is completed, rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase those classes of notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the notes. Such transactions consist of bids of purchase for the purpose of pegging, fixing or maintaining the price of those classes of notes.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither the depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither the depositor nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The depositor has been advised by Bear, Stearns & Co. Inc. that it presently intends to make a market in the notes; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Notes will develop or, if it does develop, that it will continue.

         The depositor is an affiliate of Bear, Stearns & Co. Inc.

         The Underwriting Agreement provides that the depositor and the seller will indemnify the Underwriters against certain civil liabilities, including liabilities under the Act.

                           LEGAL INVESTMENT MATTERS

         The notes will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the notes.

         There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the notes or to purchase notes representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the notes constitute legal investments for such investors.

                                    RATINGS

         It is a condition to the issuance of the notes that (i) the Class A Notes be rated "AAA" by each of Fitch IBCA, Inc. ("Fitch") and Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and "Aaa" by Moody's Investors Service, Inc. ("Moody's", and together with Fitch and S&P, the "Rating Agencies"), (ii) the Class M-1 Notes be rated "AA" by each of Fitch and S&P and "Aa2" by Moody's and (iii) the Class M-2 Notes be rated "A" by each of Fitch and S&P and "A2" by Moody's.

         The ratings on the notes address the likelihood of the receipt by Noteholders of all payments on the Home Loans to which they are entitled. The ratings on the notes also address the structural, legal and issuer-related aspects associated with the notes, including the nature of the Home Loans. In general, the ratings on the notes address credit risk and not prepayment risk. The ratings on the notes do not represent any assessment of the likelihood that principal prepayments of the Home Loans will be made by borrowers or the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, the initial ratings assigned to the notes do not address the possibility that Noteholders might suffer a lower than anticipated yield in the event of principal payments on the notes resulting from rapid prepayments of the Home Loans, or in the event that the trust is terminated prior to the Maturity Date of the notes.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the notes by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to those notes.

                                LEGAL OPINIONS

         In addition to the legal opinions described in the Prospectus, certain legal matters relating to the issuance of the notes will be passed upon for the seller by _____________________ and for the depositor and the Underwriters by Brown & Wood LLP, New York, New York. Brown & Wood LLP will also pass on certain federal income tax matters.

                                INDEX OF TERMS

Administration Agreement...................................................S-16
Available Funds............................................................S-29
Book-Entry Notes...........................................................S-27
Certificate Distribution Account...........................................S-35
Co-Administrator...........................................................S-16
Code.................................................................S-44, S-47
Collection Account.........................................................S-35
combined loan-to-value ratio...............................................S-12
CPR........................................................................S-41
Custodian..................................................................S-16
Cut-Off Date Principal Balance.............................................S-15
Defective Home Loan........................................................S-24
Deleted Home Loan..........................................................S-24
Depository.................................................................S-27
Determination Date.........................................................S-29
Discount Note..............................................................S-45
ERISA.......................................................................S-5
FDIC.......................................................................S-10
FHLMC......................................................................S-12
Fitch......................................................................S-49
FNMA.......................................................................S-12
Home Loan File.............................................................S-34
Home Loan Purchase Agreement...............................................S-15
Home Loan Rate.............................................................S-16
home loans..................................................................S-4
Home Loans.................................................................S-15
Indenture Event of Default.................................................S-33
Indirect Participants......................................................S-27
Industry...................................................................S-13
Initial Call Date..........................................................S-33
IRS........................................................................S-45
Modeling Assumptions.......................................................S-41
New Withholding Regulations................................................S-47
Note Payment Account.......................................................S-35
Notes......................................................................S-27
Original Pool Principal Balance............................................S-15
Participants...............................................................S-27
Plan.......................................................................S-47
Prepayment and Yield Considerations........................................S-44
Prepayment Assumption......................................................S-41
Purchase Price.............................................................S-24
Rating Agencies............................................................S-49
Record Date................................................................S-27
Rules......................................................................S-28
S&P........................................................................S-49
Sale and Servicing Agreement...............................................S-15
Securities.................................................................S-27
Servicing Advance..........................................................S-34
Servicing Compensation.....................................................S-34
Servicing Fee..............................................................S-34
Servicing Fee Rate.........................................................S-34
SMMEA......................................................................S-48
Substitution Adjustment....................................................S-24
Systems....................................................................S-13

Tax Counsel................................................................S-44
The Seller--Underwriting Criteria..........................................S-16
Transfer and Servicing Agreements....................................S-15, S-33
Trust Agreement............................................................S-27
Underwriters...............................................................S-48
Underwriting Agreement.....................................................S-48
Weighted Average Life with Optional Redemption.............................S-41
Withholding Agent..........................................................S-46

                ________________ Home Loan Owner Trust _____-__

                          Issuer of the Certificates

     $__________ Home Loan Asset-Backed Notes

     [LOGO]

-------------------------------------------------------------------------------

                             PROSPECTUS SUPPLEMENT

-------------------------------------------------------------------------------
                           Bear, Stearns & Co. Inc.

                                --------, ----





   The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



PROSPECTUS SUPPLEMENT
---------------------
(To Prospectus dated ________, 2000)

                                $______________

                    _______ Home Equity Loan Trust ____-__
          Home Equity Loan Asset-Backed Certificates, Series ____-__

                  BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                   Depositor


-------------------------------------------
   You should carefully review the
information in "Risk Factors"
beginning on page S-7 in this
prospectus supplement and on page 3
of the accompanying prospectus.

   This prospectus supplement may
be used to offer and sell the certificates
only if accompanied by the prospectus.
--------------------------------------------


The Assets of the Trust

The assets of the trust consist primarily of two loan groups:

     o  a pool of closed-end home equity loans bearing fixed rates of interest;
        and

     o a pool of closed-end home equity loans bearing adjustable rates of interest.

The Certificates

The certificates consist of three classes of Class A Certificates listed below, together with Class I Certificates and Class R Certificates. Only the three classes of Class A Certificates are offered by this prospectus supplement and the accompanying prospectus.

The certificates represent interests in the trust only and do not represent interests in or obligations of any other entity.

The Certificates Offered by this Prospectus Supplement

            Class of               Initial Certificate    Pass-Through    Price to     Underwriting      Proceeds to
          Certificates            Principal Balance(1)        Rate        Public(2)      Discount      Depositor(2)(3)
          ------------            --------------------        ----        ---------      --------      ---------------
Class A-1 Certificates             $                                   %           %               %                  %
Class A-2 Certificates             $                                   %           %               %                  %
Class A-3 Certificates             $                           (4)                 %               %                  %
Total                              $                                               %               %                  %

----------------
(1) Plus or minus 5%
(2) Plus accrued interest, if any, from ____________.
(3) Before deducting expenses, estimated to be $_________.
(4) The Class A-3 Certificates will bear interest at a variable rate.

Credit Enhancement

Credit enhancement will consist of a certificate guaranty insurance policy issued by the certificate insurer. The policy will guarantee timely payment of interest and certain payments of principal on the Class A Certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

                         -----------------------------
                    Underwriter of the Class A Certificates

                           BEAR, STEARNS & CO. INC.

            The date of this prospectus supplement is _______, ____

         For 90 days following the date of this prospectus supplement, all dealers selling the Class A Certificates will deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the Class A Certificates and with respect to their unsold allotments or subscriptions.

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the Class A Certificates in any state where the offer is not permitted.

         We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their covers.

                               TABLE OF CONTENTS
                                                                                                               Page
                                                                                                               ----

                             Prospectus Supplement

Summary.........................................................................................................S-3
Risk Factors....................................................................................................S-7
Description of the Loans.......................................................................................S-10
The Seller and the Servicer....................................................................................S-13
Home Equity Loan Program.......................................................................................S-14
Prepayment and Yield Considerations............................................................................S-19
Description of the Certificates................................................................................S-26
The Policy and the Certificate Insurer.........................................................................S-45
Use of Proceeds................................................................................................S-48
Certain Material Federal Income Tax Consequences...............................................................S-48
State Taxes....................................................................................................S-51
Erisa Considerations...........................................................................................S-51
Legal Investment Considerations................................................................................S-52
Underwriting...................................................................................................S-52
Experts........................................................................................................S-53
Ratings........................................................................................................S-53
Legal Matters..................................................................................................S-53

                                  Prospectus

Important Notice About Information in this Prospectus and Each Accompanying Prospectus Supplement................2
Risk Factors.....................................................................................................3
Description of the Securities....................................................................................8
The Trust Funds.................................................................................................13
Enhancement.....................................................................................................23
Servicing of Loans..............................................................................................26
The Agreements..................................................................................................33
Certain Legal Aspects of the Loans..............................................................................44
The Depositor...................................................................................................57
Use of Proceeds.................................................................................................57
Certain Federal Income Tax Considerations.......................................................................58
State Tax Considerations........................................................................................80
FASIT Securities................................................................................................80
ERISA Considerations............................................................................................84
Legal Matters...................................................................................................89
Financial Information...........................................................................................89
Available Information...........................................................................................90
Rating..........................................................................................................90
Legal Investment................................................................................................91
Plan of Distribution............................................................................................91
Index of Defined Terms..........................................................................................92


                                    SUMMARY

         This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. You should read carefully this entire prospectus supplement and the accompanying prospectus.

        Title of Series:                             Equity Home Loan Asset-Backed Certificates, Series _______ -

        Trust:                                       _____ Home Equity Loan Trust _______ - _____

        Offered Certificates:                        Class A-1, Class A-2 and Class A-3 Certificates

        Non-Offered Certificates:                    Class I and Class R Certificates

        Seller:                                      __________________

        Servicer:                                    __________________

        Depositor:                                   Bear Stearns Asset Backed Securities, Inc.

        Trustee and Back-up Servicer:                __________________________

        Certificate Insurer:                         __________________________

        Cut-off Date:                                The close of business on __________ __, _____

        Closing Date:                                On or about ___________ __, _______



The Trust

The trust will be formed under a pooling and servicing agreement among the depositor, the servicer and the trustee. The trustee, a ________, will act as trustee and back-up servicer for the benefit of the certificateholders.

The Certificates

On the closing date, the trust will issue three classes of Class A Certificates. Only the Class A Certificates are being offered to you by this prospectus supplement and the accompanying prospectus. The trust is also issuing Class I Certificates and Class R Certificates, which are not being offered to you.

The Servicer

The servicer is a ____________. Under the terms of the pooling and servicing agreement, the servicer will have the contractual responsibility to service, manage and make collections on the home equity loans in the trust. Each calendar month the servicer will retain a portion of the interest payments on the loans equal to one-twelfth of ___% of the principal balance of each loan as a fee for its services.

Depositor

The depositor is a Delaware corporation and an affiliate of the underwriter, Bear, Stearns & Co. Inc. The depositor will acquire the home equity loans from the seller, and will then sell them to the trust in exchange for the Class A, Class I and Class R Certificates.

Certificate Insurer

______________, a ____________. See "The Certificate Insurer" in this prospectus supplement.

Assets of the Trust

The assets of the trust are held by the trustee for the benefit of the certificateholders. The assets include:

     o a pool of fixed rate, closed-end home equity loans, secured by first or second liens on primarily one- to four-family residential properties;

     o a pool of adjustable rate, closed-end home equity loans, secured by first liens on primarily one- to four-family residential properties;

     o payments of interest due on the loans after the cut-off date and principal payments on the loans received after the cut-off date;

     o property that secured a home equity loan and has been acquired after the closing date by foreclosure or deed in lieu of foreclosure;

     o rights of the depositor under the home equity loan purchase agreement under which the depositor purchased the home equity loans from the seller;

     o rights of the seller under certain hazard insurance policies covering the mortgaged properties; and

     o funds on deposit in the pre-funding account, the capitalized interest account and the spread account.

In addition, the certificate insurer has issued a certificate guaranty insurance policy for your benefit as an owner of the Class A Certificates.

No Obligor or Guarantor

The Class A Certificates represent the obligation of the trust only. Except for the protection afforded by the certificate guaranty insurance policy as described in this prospectus supplement, the Class A Certificates are not insured or guaranteed. The home equity loans in the trust are not insured or guaranteed by any governmental agency or any other entity.

Denominations

You will be offered Class A Certificates for purchase in minimum denominations of $25,000 and increments of $1,000.

Distribution Date

You will receive distributions on the Class A Certificates on the 25th day of each month, beginning in ________ ______. If the 25th day is not a business day, then the distribution date will be the next business day.

Book-Entry Registration

The trust initially will issue the Class A Certificates in book-entry form. You will hold your interest in the Class A Certificates through a depository in the United States or indirectly through participants in the depository.

You will not be entitled to receive a definitive certificate representing your interest unless definitive certificates are issued.

The Loans

The home equity loans are generally secured by mortgages or other instruments creating first or second liens on one- to four-family residential or mixed use properties.

The loans will be divided into two groups.

     o    Loan Group I consists of fixed rate home equity loans.

     o    Loan Group II consists of adjustable rate home equity loans.

Interest on the fixed rate loans is calculated on the "simple interest" method. Interest on the adjustable rate loans is calculated on the "actuarial" method.

Monthly payments are due on the date of the month specified in the related note. The due dates occur throughout the month. Except for the balloon loans in Loan Group I, the loans are fully amortizing.

Monthly Advances

The servicer will be required to make certain monthly cash advances on behalf of the trust. The servicer is not required to make any monthly advances it determines would be nonrecoverable. Monthly advances by the servicer are reimbursable to it subject to certain restrictions.

The Class A Certificates

The Class A-1 and Class A-2 Certificates are related to Loan Group I and the Class A-3 Certificates are related to Loan Group II. (The Class I
Certificates, which are not offered by this prospectus supplement, are also related to Loan Group I.) Each class of the Class A Certificates represents the right to receive

     o monthly payments of interest at the per annum certificate rate described in this prospectus supplement, and

     o payments of principal to the extent provided in this prospectus supplement.

See "Description of the Certificates - Priority of Distributions" in this prospectus supplement for detailed information.

Pre-Funding Account

On the closing date, the seller or the servicer will deposit into the pre-funding account cash in an amount not to exceed approximately $_______. Of this amount, the servicer will use approximately $_________ to purchase additional fixed rate home equity loans for deposit into Loan Group I and, if necessary, to make accelerated payments of principal on the Class A-1 and Class A-2 Certificates, and approximately $_________ to purchase additional adjustable rate home equity loans for deposit into Loan Group II and, if necessary, to make accelerated payments of principal on the Class A-3 Certificates.

The trustee will pay any amount remaining in the pre-funding account on the distribution date occurring immediately following the end of the pre-funding period as a prepayment of principal of the Class A-1 and Class A-2 Certificates, pro rata, or the Class A-3 Certificates, as applicable, based on the remaining pre-funded amount allocated to the related loan group.

Capitalized Interest Account

On the closing date, funds will be deposited in the capitalized interest account, which the trustee will create and maintain. The trustee will use the amount deposited on the distribution dates during the pre-funding period to fund the excess, if any, of the interest remittance amounts for the Class A Certificates and the premium due on the policy over the funds otherwise available on those distribution dates.

Spread Account

On the closing date, the trustee will establish and then maintain a spread account. If required by the certificate insurer, the holder of the Class R Certificates will deliver to the trustee for deposit in the spread account the amount required by the certificate insurer. Funds on deposit in the spread account, if any, will be available for withdrawal to fund any shortfalls between the available funds for distribution to holders of the Class A Certificates and the related interest remittance amounts or principal remittance amounts.

Final Scheduled Distribution Date

The final scheduled distribution date for each class of the Class A Certificates is set forth in the chart below. However, we anticipate that the actual final payment date for each class of the Class A Certificates will occur significantly earlier than the date shown in the chart.

                                    Final Scheduled
Class                             Distribution Date

Class A-1 Certificates.......................____
Class A-2 Certificates.......................____
Class A-3 Certificates.......................____

See "Prepayment and Yield Considerations" in this prospectus supplement for further information.

The Certificate Insurer

__________, a __________ engaged only in the business of writing financial guaranty and surety insurance. The certificate insurer insures structured asset-backed, corporate, municipal and other financial obligations in the domestic and foreign capital markets. The certificate insurer's claims-paying ability is rated AAA by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Aaa by Moody's Investors Service, Inc.

The certificate insurer will issue a financial guaranty insurance policy that irrevocably and unconditionally guaranties to pay the guaranteed interest payment amount and the guaranteed principal payment amount on each distribution date to the trustee for the benefit of the holders of the Class A Certificates.

See "The Policy and the Certificate Insurer" in this prospectus supplement for further information.

Optional Termination

On any distribution date on which the aggregate of the loan balances is less than ___% of the aggregate of the cut-off date loan balances, the servicer may purchase all of the home equity loans and the related real estate owned property, if any, remaining in the trust.

See "Description of the Certificates--Termination; Retirement of the Certificates" in this prospectus supplement for further information.

Federal Tax Considerations

Brown & Wood LLP, as counsel to the depositor, is of the opinion that:

          o the trust will be treated as a real estate mortgage investment conduit, or "REMIC", for federal income tax purposes; and

          o the Class A Certificates will be "regular interests" in the REMIC and will be treated as debt instruments of the REMIC for federal income tax purposes.

See "Certain Federal Income Tax Considerations" in this prospectus supplement and in the prospectus for further information regarding the federal income tax consequences of investing in the Class A Certificates.

ERISA Considerations

An employee benefit plan subject to the requirements of the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, or "ERISA", or the provisions of Section 4975 of the Internal Revenue Code of 1986, as amended, that is contemplating the purchase of Class A Certificates should consult with its counsel before making a purchase. The fiduciary and its legal advisors should consider whether the Class A Certificates will satisfy all of the requirements of the "publicly offered securities" exemption and the possible application of other ERISA prohibited transaction exemptions described in this prospectus supplement. Although the depositor expects that the "publicly offered securities" exemption or the other ERISA prohibited transaction exemptions will apply to certain purchases of the Class A Certificates by employee benefit plans, there can be no assurance that those exemptions will apply to all purchases of the Class A Certificates by plans.

See "ERISA Considerations" in this prospectus supplement for further information.

Legal Investment Considerations

The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Thus, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the Class A
Certificates.

Certificate Ratings

The trust will not issue the Class A Certificates unless they receive the following ratings.

Class                                   Rating
-----                                   ------
Class A-1 Certificates
Class A-2 Certificates
Class A-3 Certificates

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal by the rating agency.

We refer you to "Ratings" and "Risk Factors--Do Not Rely on Certificate Rating" in this prospectus supplement for further information.

                                 RISK FACTORS

         You should carefully consider the following risk factors before purchasing any of the Class A Certificates. You should also carefully consider the information set forth under "Risk Factors" beginning on page _ of the accompanying prospectus.

The Trust is the Only Source of Payment on the Class A Certificates

         Principal and interest on the Class A Certificates will be payable only from the funds in the trust, including payments on the home equity loans in the trust and any amounts available under the certificate guaranty insurance policy. You will have no recourse to the depositor, the seller, the servicer, the trustee or any other entity if you do not receive payments on the Class A Certificates. No government agency or instrumentality insures the Class A Certificates or the home equity loans in the trust.

Limited Resale

         The underwriter intends to make a market for resale in the notes but has no obligation to do so. There is no assurance that such a market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your Class A Certificates readily or at prices that will enable you to realize your desired yield. The market values of the Class A Certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

         The secondary market for mortgage-backed and asset-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Prepayments May Fluctuate

         All of the loans in the trust may be prepaid in whole or in part at any time without penalty. Home equity loans have been originated in significant volume only during the past few years, and the depositor is not aware of any publicly available studies or statistics on their rate of prepayment. Generally, home equity loans are not viewed by borrowers as permanent financing. As a result, the home equity loans in the trust may have a higher rate of prepayment than traditional loans. The prepayment experience of the trust may be affected by a wide variety of factors, including

         o  general economic conditions,
         o  prevailing interest rates,
         o  availability of alternative financing, and
         o  homeowner mobility.

In addition, all of the loans have due-on-sale provisions, which the servicer is required to enforce unless enforcement is not allowed by applicable law.

         The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans, the loans are likely to prepay at a higher rate than if prevailing interest rates remained at or above the interest rates on these loans.

Payments on the Loans May Vary

         When a principal prepayment in full is made on a loan, the borrower is charged interest only up to the date of prepayment, instead of for a full month. In addition, all of the loans in Loan Group I are "simple interest" loans for which interest is computed and charged to the borrower on the loan's outstanding principal balance based on the number of days elapsed from the date on which interest was last paid on the loan to receipt of the borrower's most current payment. The portions of each monthly payment allocated to interest and principal are adjusted based on the actual amount of interest charged on this basis. Thus, if less than a full month has elapsed between payments on a simple interest loan, the interest portion of the latter payment will be less than a full month's interest on the principal balance. If more than a full month has elapsed between payments on a simple interest loan, the interest portion of the latter payment will be more than a full month's interest on the principal balance.

Balloon Loans May Adversely Affect Distributions

         Approximately ___% of the initial home equity loans in Loan Group I (by principal balance as of the cut-off date) have original terms to stated maturity of up to ___ years and amortization schedules of up to ___ years. This feature leaves a substantial balloon payment due at the stated maturity of the loan. The borrower's ability to repay a "balloon" loan at maturity frequently will depend on his ability to refinance the loan which can be affected by such factors as

         o  the level of available mortgage rates at the time,
         o  the value of the mortgaged property,
         o  the borrower's equity in the mortgaged property,
         o  the borrower's financial condition,
         o  the tax laws, and
         o  general economic conditions at the time.

         Although a low interest rate environment may facilitate the refinancing of a "balloon" loan, the receipt and reinvestment of the proceeds by certificateholders in such an environment may produce a lower return than that previously received in respect of the certificates. On the other hand, a high interest rate environment may make it more difficult for the borrower to refinance, resulting in more in delinquencies or defaults. Neither the trust nor any other entity will be required to provide funds to refinance any "balloon" loan.

Pre-Funding May Adversely Affect Your Investment

         If the principal amount of eligible loans available during the pre-funding period is less than the original pre-funded amount, the depositor will not have enough loans to sell to the trust on the subsequent transfer dates. In that case, principal will be prepaid to holders of one or more classes of the Class A Certificates.

         Each subsequent loan must satisfy the eligibility criteria in the pooling and servicing agreement. However, subsequent loans may be originated or purchased by the seller using credit criteria different from the criteria used for the initial loans in the trust and the loans may be of a different credit quality. Thus, after the transfer of subsequent loans to a loan group, the aggregate characteristics of the loans then held by the trust as part of that loan group may vary from the aggregate characteristics of the initial loans in that loan group.

         The ability of the trust to invest in subsequent loans largely depends upon whether the seller is able to originate or purchase home equity loans that meet the requirements for transfer to the trust. This ability is affected by a variety of factors, including interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally.

Underwriting Standards May Affect Loan Performance

         The seller's underwriting standards generally are less stringent than those of Fannie Mae or Freddie Mac. For example, a borrower's past credit history may not preclude the seller from originating or purchasing a loan to that borrower, but it will reduce the size (and thus the combined loan-to-value ratio) of the loan that the seller is willing to originate or purchase. As a result of this approach to underwriting, the home equity loans in the trust may have higher rates of delinquencies, defaults and foreclosures than loans underwritten in accordance with Fannie Mae's or Freddie Mac's guidelines. If loan losses occur and the certificate insurer fails to perform its obligations under the certificate guaranty insurance policy, you may experience a loss.

Home Equity Loan Default Risks

         As purchasers of the Class A Certificates, you are protected by the certificate guaranty insurance policy against the risk of losses realized on the home equity loans. However, in the event that the required payments under the certificate guaranty insurance policy are not made, you will bear the losses on the home equity loans. The risks presented by the home equity loans include the following:

         o Early Default- Defaults on home equity loans are generally expected to occur more frequently in the early years of their terms. The weighted average number of months since origination of the home equity loans as of the cut-off date is approximately ___ months, which is not a sufficiently long period of time to develop reliable performance data. Delinquencies may increase as the home loans become more seasoned.

         o High LTV Ratios- Most of the home equity loans are secured by liens on the mortgaged properties in which the borrowers have little or no equity. Approximately _____% of the home loans have original combined loan-to-value ratios in excess of 100%. Home loans with high original combined loan-to-value ratios will be more sensitive to declining property values than those with lower original combined loan-to-value ratios and therefore may experience a higher incidence of default. In addition, in the case of home loans with original combined loan-to-value ratios near or in excess of 100%, if the related borrowers sell their homes, they may be unable to repay the home equity loans in full from the sale proceeds of the financed properties and other funds available. Accordingly, those loans likely may experience higher rates of delinquencies, defaults and losses. In the case of loans the proceeds of which were used in whole or in part for debt consolidation, the related borrower may incur further consumer debt. This reloading of debt could impair the ability of the borrower ultimately to repay the home equity loan.

         o Limitation on Repurchase of Defective Home Equity Loans by the Seller- We cannot assure you that, at any particular time, the seller will be capable, financially or otherwise, of repurchasing home equity loans as a result of breaches of representations and warranties or defects in the loan files that have not been cured. If the seller does not make these repurchases, the trustee will use reasonable efforts to enforce the obligations of the seller to repurchase defective home equity loans. However, we cannot assure you that any recoveries will be adequate to fully cover amounts owing on them.

Second Mortgages Involve Greater Risks than First Mortgages

         Approximately __% of the initial home equity loans in the trust (by principal balance as of the cut-off date) are secured by second mortgages. Second mortgages are subordinate to the rights of the mortgagee under the related senior mortgage. The proceeds from any foreclosure, liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of a second mortgage only after the claims of the senior mortgagee have been satisfied in full. In addition, the trust may not foreclose on the mortgaged property securing a second mortgage unless it forecloses subject to the related senior mortgage. To do so the trust must either pay the entire amount due on the senior mortgage at or prior to the foreclosure sale or take on the obligation to make payments on the senior mortgage if the borrower defaults. However, the trust will not have any funds to satisfy or pay amounts due on the senior mortgage.

         Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted home equity loan or home improvement contract having a small remaining principal balance as it would in the case of a defaulted loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller loan than would be the case with a larger loan. Because the average outstanding principal balances of the loans in the trust are small relative to the size of the loans in a typical pool of conventional first mortgages, realizations net of liquidation expenses on defaulted loans may also be smaller as a percentage of the principal amount of the loans than would be the case with respect to a typical pool of conventional first mortgage loans.

         There are several factors that could adversely affect the value of mortgaged properties such that the outstanding balance of the related second mortgages, together with any senior financing, would equal or exceed the value of the mortgaged properties. These factors include an overall decline in the residential real estate market in the areas in which the mortgaged properties are located or a decline in the general condition of the mortgaged properties due to the borrowers' failure to adequately maintain the mortgaged properties or to natural disasters for which insurance is not necessarily required, such as earthquakes and floods. These declines could extinguish the value of a junior interest in the mortgaged property before having any effect on the related senior mortgage. If this happens, the actual rates of delinquencies, foreclosure and losses on second mortgages in the trust could be higher than those currently experienced in the mortgage lending industry in general.

Geographic Concentration of the Loans May Adversely Affect Loan Performance

         Approximately _____% (by principal balance as of the cut-off date) of the home equity loans in Loan Group I and _____% (by principal balance as of the cut-off date) of the loans in Loan Group II are secured by properties located in ________. To the extent that _______ has experienced or experiences in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, this concentration of loans and contracts in ______ may increase the related risks. The depositor cannot quantify the impact of any recent property value declines on the loans in the trust or predict whether, to what extent or for how long these declines would continue.

Difficulty in Pledging

         Since transactions in the Class A Certificates can be effected only through the depository or through its participants and indirect participants, your ability, as the owner of a Class A Certificate, to pledge a Class A Certificate to persons or entities that do not participate in the depository system may be limited due to your not having possession of a physical certificate.

Potential Delays in Receipt of Distributions

         As the owner of Class A Certificate, you may experience some delay in receiving of distributions of interest and principal on your Class A Certificates since the funds will be forwarded by the trustee to the depository. The depository will credit the funds to the accounts of its participants which will then credit them to the owners' accounts either directly or indirectly through indirect participants.

Do Not Rely on Certificate Ratings

         The ratings of the Class A Certificates will depend primarily upon an assessment by the rating agencies of the home equity loans in the trust and upon the claims-paying ability of the certificate insurer. If the rating agencies reduce the ratings assigned to the claims-paying ability of the certificate insurer below the ratings initially given to the Class A Certificates, the rating agencies may reduce the ratings of the Class A Certificates. When the rating agencies rate the Class A Certificates, they are not recommending that you purchase, hold or sell the Class A Certificates, as their ratings do not speak to the market price paid by, or the general suitability for, a particular investor. We cannot assure you that the ratings will stay the same for any given period of time or that the rating agencies will not lower or withdraw them.

Certificateholders Could Be Adversely Affected by Lack of Year 2000 Compliance

         As is the case with most companies using computers in their operations, the servicer and the trustee are faced with the task of preparing for the year 2000 and the risk of major computer system failure or miscalculations. The servicer and the trustee are currently engaged in various procedures to ensure that their computer systems and software will be year 2000 compliant. However, if the servicer or the trustee or any of their suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the performance of the servicer or the trustee, could be materially adversely affected, possibly resulting in delays in processing payments on the home equity loans and a related delay in payments to you.

         Similar year 2000 problems face DTC which currently is testing the compliance of its computer systems and hardware.


                           DESCRIPTION OF THE LOANS

General

         The initial home equity loans (the "Initial Loans") were, and any home equity loans purchased by the trust after the Closing Date (the "Subsequent Loans" and, together with the Initial Loans, the "Loans") will be, originated by the seller or an affiliate in accordance with the policies set forth under "Home Equity Loan Program." All of the Initial Loans are, and all Subsequent Loans will be, home equity loans bearing fixed or adjustable interest rates (the "Loan Rates") and evidenced by promissory notes (the "Mortgage Notes") secured by first or second deeds of trust, security deeds or mortgages on mortgaged properties located in _____ states (the "Mortgaged Properties"). The Mortgaged Properties consist primarily of one- to four-family residential or mixed-use properties including townhouses and individual units in condominiums and planned unit developments. The Mortgaged Properties may be owner-occupied properties (which includes second and vacation homes) or non-owner occupied investment properties.

         Group 1 Loans

         The Loans in Loan Group I will be a simple interest loan bearing interest at a fixed rate. Certain of the Group 1 Loans will have original terms to stated maturity of up to __ years and amortization schedules of up to __ years ("Balloon Loans"), leaving a substantial payment due at the stated maturity (each, a "Balloon Payment").

         Group 2 Loans

         The Loans in Loan Group II will bear interest at an adjustable rate and will be serviced as an actuarial loan. The Loan Rate borne by each adjustable rate loan ("ARM") is subject to adjustment on the date set forth in the related Mortgage Note (each, a "Change Date") to equal the sum of

         o the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board as of the date __ days before the applicable Change Date (the "Index"), plus

         o the number of basis points set forth in such Mortgage Note (the "Gross Margin"), subject to rounding and to the effects of the Periodic Cap, the applicable Lifetime Cap and the applicable Lifetime Floor.

         The "Periodic Cap" limits changes in the Loan Rate for each ARM on each Change Date to ___ basis points. The "Lifetime Cap" is the maximum Loan Rate that may be borne by an ARM over its life and is equal to the sum of the initial Loan Rate for such ARM and ___ basis points. The "Lifetime Floor" is the minimum Loan Rate that may be borne by an ARM over its life and is equal to the initial Loan Rate for such ARM. The ARMs do not provide for negative amortization.

Statistical Information

         Set forth below is certain summary statistical information regarding the Initial Loans expected to be included in the related loan groups as of the Closing Date. All such information is approximate and is given as of the Cut-off Date. More detailed statistical information is set forth in Appendix
A. Prior to the Closing Date, Loans may be removed from the respective loan groups and other Loans may be substituted for those removed. In addition, regularly scheduled payments on the Loans will affect the balances and percentages set forth below and in Appendix A, and Loans may be prepaid at any time. As a result, certain characteristics of the Loans in one or both loan groups may vary from the characteristics set forth below and in Appendix A as of the Cutoff Date.

         Initial Home Equity Loans in Loan Group I . With respect to the Initial Loans in Loan Group I as of the Cut-off Date:

         o    the principal balances ranged from $________ to $____________;

         o    the average principal balance was $__________;

         o    the Loan Rates ranged from ____% to ____%;

         o    the weighted average Loan Rate was ______%;

         o the original Combined Loan-to-Value Ratios ranged from ___% to ___%;

         o the weighted average original Combined Loan-to-Value Ratio was ______%;

         o the remaining terms to stated maturity of the Balloon Loans ranged from ___ months to ____ months;

         o the weighted average remaining term to stated maturity of the Balloon Loans was _______ months;

         o the remaining terms to stated maturity of the non-Balloon Loans ranged from ___ months to ___ months;

         o the weighted average remaining term to stated maturity of the non-Balloon Loans was ____ months;

         o approximately _____% of Loan Group I (by principal balance) are Balloon Loans;

         o the number of months since funding ranged from __ months to ___ months;

         o the weighted average number of months since funding was ____ months; and

         o no more than ____% of the Initial Loans in Loan Group I (by principal balance) will be secured by Mortgaged Properties located in any one five-digit postal ZIP code area.

         Initial Home Equity Loans in Loan Group II . With respect to the Initial Loans in Loan Group II as of the Cut-off Date:

         o    the principal balances ranged from $________ to $____________;

         o    the average principal balance was $__________;

         o    the Loan Rates ranged from ____% to ____%;

         o    the weighted average Loan Rate was ______%;

         o the Gross margins ranged from _____ basis points to _____ basis points;

         o    the weighted average Gross Margin was ______ basis points;

         o the remaining terms to stated maturity ranged from ___ months to ___ months;

         o    the weighted average remaining term to maturity was ___months;

         o the number of months since funding ranged from __ months to ___ months;

         o the weighted average number of months since funding was ____ months; and

         o no more than ____% of the Initial Loans in Loan Group II (by principal balance) will be secured by Mortgaged Properties located in any one five-digit postal ZIP code area.

Subsequent Loans

         The Depositor expects to sell Subsequent Loans to the Trust during the Pre-Funding Period. The purchase price for each Subsequent Loan will equal its outstanding principal balance as of the opening of business on the first day of the month in which such Subsequent Loan is transferred to the Trust (each, a "Subsequent Cut-Off Date") and will be paid by withdrawal of funds on deposit in the Pre-Funding Account. The Subsequent Loans will have been originated more recently than, and may have other characteristics which differ from, the Initial Loans. As a result, following any sale of Subsequent Loans to the Trust, the description of the Loan set forth above and in Appendix A may not accurately reflect the characteristics of all of the Loans. However, the Subsequent Loans must conform to the representations and warranties set forth in the Agreement. Following the end of the Pre-Funding Period, the Depositor expects that the Loans (including Subsequent Loans) will have the following approximate characteristics.

         Average Unpaid Principal Balance..........................................     at least $______
         Weighted Average Loan Rate ...............................................     _____% - _____%
         Weighted Average Remaining Term to Stated Maturity ......................      __ months - __ months
         Weighted Average Original Combined Loan-to-Value Ratio ...................     not more than __%
         Weighted Average Loan Age ................................................     0 month - __ month
         Loans Secured by Primary Residences ......................................     at least __%
         Single Family Detached ...................................................     at least __%
         State Distribution
           ________ ...............................................................     not more than __%
           ________ ...............................................................     not more than __%
           ________ ...............................................................     not more than __%
           Any other individual state .............................................     not more than __%



                          THE SELLER AND THE SERVICER

         The seller and servicer, _____________, is a ____________ which originates home equity loans generally secured by first or subordinate liens on one-to four-family residential and mixed-use properties, including townhouses and individual units in condominiums and planned unit developments. The seller conducts its business directly and through ____ affiliated companies.

         For the three fiscal years ended ______________, the seller funded $____ million, $___ million and $____ million, respectively, of mortgage loans. For the three months ended ___________, the seller funded approximately $____ million of mortgage loans.

         As of _________, the seller had approximately ___ employees. The principal offices of the seller are located at __________________________. Its telephone number is ____________.


                           HOME EQUITY LOAN PROGRAM

General

         One of the seller's products is a closed-end, fixed rate, fully amortizing mortgage loan with an original term to maturity of ___ years. The seller also offers fixed rate, fully amortizing mortgage loans with original terms to maturity of ___________ and __ years and fixed rate mortgage loans with original terms to maturity of __ or __ years and an amortization schedule of up to __ years or an original term to maturity of up to __ years and an amortization schedule of up to __ years. The seller also offers closed-end, adjustable rate, fully amortizing mortgage loans with original terms to maturity of either __ or __ years. Each adjustable rate mortgage loan provides for annual adjustments based on changes in the level of the Index, subject to rounding, the Periodic Cap and the applicable Lifetime Cap and the applicable Lifetime Floor.

         In most instances, the seller's mortgage loans are non-purchase money mortgages secured by first or second liens on owner-occupied one- to four-family residential and mixed-use properties, including townhouses and individual units in condominiums and planned unit developments. In the fiscal year ended ____________ and the three months ended _____________, approximately ____% and _____%, respectively, of the mortgage loans originated by the seller were secured by owner occupied residences. The seller also makes mortgage loans secured by first or second liens on residential rental properties or vacation properties.

         [All of the seller's fixed rate mortgage loans are simple interest loans.] A simple interest loan provides for a series of substantially equal monthly payments which, if paid when due, will fully amortize the amount financed by the scheduled maturity date. Each monthly payment includes an installment of interest which is calculated on the basis of the outstanding principal balance of the mortgage loan multiplied by the stated Loan Rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest Loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays the fixed monthly installment after the scheduled due date, the portion of the payment allocable to interest will be greater, and the amortization of the unpaid principal balance will be correspondingly less.

         All of the seller's mortgage loans may be prepaid by the borrowers in whole or in part at any time without penalty. Late charges are assessed on loans for which payments are made after applicable grace periods established by federal and state laws. None of the Seller's mortgage loans is insured or guaranteed by any governmental agency or instrumentality, and none is covered by primary mortgage guaranty insurance policies.

Underwriting Procedures

         The following is a description of the underwriting procedures customarily employed by the seller with respect to fixed rate and adjustable rate mortgage loans secured by first or second liens on one- to four- family residential properties, including townhouses and individual units in condominiums and planned unit developments. The seller's underwriting process, which is centralized at its corporate headquarters, is intended to assess the applicant's credit standing and repayment ability and the value and adequacy of the real property security as collateral for the proposed loan. The seller considers itself to be a credit lender as opposed to an equity lender, focusing primarily on the borrower's ability and willingness to repay, and only secondarily on the potential value of the collateral upon foreclosure, in determining whether or not to make a mortgage or home improvement loan. As of ___________, the seller employed ____ loan officers and ___ underwriters. Underwriters are primarily promoted from within the seller on a selective basis in order to maintain the quality and integrity of the seller's business philosophy. All underwriters receive fixed annual salaries which are not based on underwriting volume.

         The application process generally is conducted by telephone. Each applicant for a mortgage or home improvement loan is required to supply the information necessary to complete an application which lists the applicant's liabilities, income, credit and employment history and other demographic and personal information. If the information in the loan application demonstrates that the applicant has sufficient income and that there is sufficient equity in the real property to justify making a mortgage loan, the loan officer will conduct a further credit investigation of the applicant. This investigation includes obtaining and reviewing an independent credit bureau report on the credit history of the applicant in order to evaluate the applicant's ability to repay. The credit report typically contains information relating to such matters as credit history with local merchants and lenders, installment debt payments and any record of defaults, bankruptcy, collateral repossessions, suits or judgments. Any adverse information contained in the credit report must be acceptable (and if requested, explained) to the loan officer.

         Based on the information obtained from the applicant, the loan officer advises the applicant of the loan program for which the applicant qualifies. Upon gaining the agreement of the applicant, the loan officer submits the application to the underwriting department for further review. An underwriter will then evaluate the submission in accordance with certain established guidelines. The underwriter will either approve, reject, or amend the loan request based on the information submitted in the application. If the applicant accepts the amendment, the underwriter will approve the amended loan application.

         The application is then further processed to verify the accuracy of the information therein. Verification may take the form of written or verbal communication with the applicant's employer or recent pay stubs and current W-2 forms supplied by the applicant. Income tax returns also may be obtained and reviewed. Self-employed borrowers generally are required to have been in business for at least two years and must provide signed federal income tax returns, including all schedules thereto, for the past two tax years, and may be required to furnish personal and business financial statements if deemed necessary by the underwriter.

         In certain circumstances, the seller may not be able to verify the income claimed on the application but is able to document adequate cashflow to support the loan for which the application was made. In such circumstances, the permitted combined loan-to-value ratio will be less than otherwise would be the case. Approximately ____% (by principal balance as of the Cut-Off Date) of the Initial Loans were underwritten using such alternative approach to income verification.

         If there is a senior mortgage on the property to be used as security for the home equity loan, the loan officer also evaluates the type and outstanding balance of the senior mortgage loan and its payment history. The seller obtains a credit reference on the senior mortgage by using either credit bureau information, telephone verification, the year-end senior mortgage statement, canceled checks or written verification from the senior mortgagee.

         In every instance, the property securing a loan made by the seller is appraised and title insurance acquired before the loan is closed. The seller requires appraisals on all properties that will secure its mortgage and home improvement loans. The appraisals are conducted by approved, independent third-party appraisers who are paid a fee by the applicant, regardless of whether the application for a loan is approved. All appraisals are required to be on forms approved by Fannie Mae or Freddie Mac. The seller obtains a lender's title insurance policy or binder, or other assurance of title customary in the relevant jurisdiction. Homeowners' insurance coverage is required on every property securing a home equity loan or home improvement loan originated by the seller. Necessary coverage and mortgagee clause endorsements are acquired and monitored by the loan servicing department. Forced-placed policies are acquired for properties in which the borrower has allowed coverage to lapse.

         After obtaining all applicable employment, credit and property information, the seller determines whether sufficient unencumbered equity in the property exists and whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the home equity loan in addition to any senior mortgage loan payments (including any escrows for property taxes and hazard insurance premiums) and other monthly credit obligations. The seller applies the "debt-to-gross income ratio" which is the ratio of the borrower's total monthly payments on all outstanding debt (including the new loan) to the borrower's gross verifiable monthly income. The debt-to-gross income ratio generally may not exceed __%. For ARMs, such ratios generally are calculated using the "fully indexed" rate (i.e., the sum of the applicable Index and the related Gross Margin). In addition, the maximum Combined Loan-to-Value Ratio of any mortgage loan may not exceed __% and may be reduced depending on a number of factors, including the applicant's credit history and employment status.

         Any exceptions to the underwriting policies may be approved by the manager of the underwriting department. The factors considered when determining if an exception to the general underwriting standards should be made include: the quality of the property, how long the borrower has owned the property, the amount of disposable income, the type and length of employment, the credit history, the current and pending debt obligations, the payment habits and the status of past and currently existing mortgages.

         When an application is approved, a mortgage and/or home improvement loan is completed by signing the applicable loan documents, including a promissory note and mortgage. All loans are closed by approved attorneys. Following the three business day rescission period required by the federal Truth in Lending Act, a loan is fully funded. Scheduled repayment of principal and interest on such loan generally begins one month from the date interest starts to accrue. After a mortgage loan is underwritten, approved and funded, the loan package is reviewed by an employee.

Refinancing Policy

         Where the seller believes that borrowers having existing loans with the seller are likely to refinance such loans due to interest rate changes or other reasons, the seller actively attempts to retain such borrowers through solicitations of such borrowers to refinance with the seller. Such refinancings generate fee and servicing income for the seller. Since the solicited borrowers may refinance their existing loans in any case, the seller believes that this practice will be unlikely to affect the prepayment experience of the home equity mortgage loans in a material respect. The seller also has solicited its borrowers who are in good standing to apply for additional loans, consistent with its origination standards where deemed appropriate.

Servicing of Home Equity Loans

         The servicer has established standard policies for the servicing and collection of the home equity loans. Servicing includes, but is not limited to, post-origination loan processing, customer service, collections, remittance processing and liquidations.

         The servicer sends a monthly statement to each of its borrowers. Collection procedures vary somewhat depending on whether a late payment is the first payment due under the loan. If the first payment is not received on or prior to the due date, an initial phone call is made on the first business day after the due date. Phone calls continue on a daily basis until contact is made. A "friendly reminder letter" is sent on the second business day after the due date. If no contact is made with the borrower by the _____ day after the due date, a "pre-foreclosure letter" is sent, and a qualified outside agency is used to inspect the property. On the _____ day after a first payment default a notice of default is sent to the borrower. This notice indicates an intent to accelerate the loan if satisfactory arrangements are not made within ten days.

         If the delinquency relates to a due date other than the first due date, a friendly reminder letter is sent on the second business day after the due date. On the _____ day after the due date, telephone calls to the borrower begin and telephone calls continue on a daily basis until payment is received or contact is made. In addition, a series of mailings is made depending on the borrower's payment history. On the _____ day of delinquency a notice of default is sent. A qualified outside agency is used to conduct an interview with the borrower and the property is inspected.

         Accounts which are __ days past due without a specific arrangement for repayment will be sent a notice of intent to foreclose which gives the borrower _____ days in which to respond. On the _____ day of delinquency, a determination whether to foreclose is made. If the servicer decides to foreclose, the necessary documentation is sent to an approved attorney who then sends the borrower an acceleration letter allowing the borrower __ days to reinstate the mortgage. When foreclosure proceedings are initiated, a third party appraiser completes a drive-by evaluation of the property and obtains comparable sales prices and listings in the area. In addition, homeowner's insurance is verified and the status of senior mortgages and property taxes is checked. Subject to applicable state law, all legal expenses are assessed to the account and become the responsibility of the borrower.

         Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of the borrower in default vary greatly from state to state. The servicer will decide that liquidation is the appropriate course of action only if a delinquency cannot otherwise be cured. If the servicer determines that purchasing a property securing a mortgage or home improvement loan will minimize the loss associated with such defaulted loan, the servicer may bid at the foreclosure sale for such property or accept a deed in lieu of foreclosure.

         Servicing and collection practices may change over time in accordance with, among other things, the servicer's business judgment, changes in the portfolio and applicable laws and regulations. Any realization from the sale of foreclosed property is taken as recovery. After the Servicer acquires title to a mortgaged property by foreclosure or deed in lieu of foreclosure, an approved realtor is selected to list and advertise the property.

         The servicer may not foreclose on the property securing a junior mortgage loan unless it forecloses subject to the senior mortgage. If the senior mortgage loan is in default after the servicer has initiated its foreclosure actions, the servicer may advance funds to keep the senior mortgage loan current until such time as the Servicer satisfies the senior mortgage loan. Such amounts are added to the balance of the home equity loan. In the event that foreclosure proceedings have been instituted on senior mortgage prior to the initiation of the Servicer's foreclosure action, the servicer will either satisfy the senior mortgage loan at the time of the foreclosure sale or take other action to protect its interest in the related property.

Delinquency and Loss Experience

         The following tables set forth the delinquency and loss experience for each of the periods shown for the servicer's portfolio of home equity loans. The servicer believes that there have been no material trends or anomalies in the historical delinquency and loss experience as represented in the following tables. The information in the tables below has not been adjusted to eliminate the effect of the growth in the size of the servicer's portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of such loans for each period may be higher than those shown if a group of such loans were artificially isolated at a point in time and the information showed the activity only in that isolated group. The data presented in the following tables are for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the Loans will be similar to that set forth below.


                 DELINQUENCY EXPERIENCE (Dollars in Thousands)

                           As of                                       As of December 31,
                    ___________,____ (1)
                                            -------------------------------------------------------------------------

                                                                    ---------------------  --------------------------
                    ---------------------   ---------------------
                    Number       Amount     Number       Amount     Number       Amount    Number          Amount
                    of Loans                of Loans                of Loans               of Loans
                    ---------   ---------   ---------   ---------   ---------   ---------  ----------    ------------
Portfolio Principal             $                       $                       $                        $
  Outstanding at
  Period End.......
Delinquency(1)                  $                       $                       $                        $
  30-59 Days.......
  60-89 Days.......
  90 or More        _____       _____       _____       _____       _____       _____      _____         _____
Days(2)............
Total Delinquencies             $                       $                       $                        $
Total Delinquencies        %           %           %           %           %           %           %               %
  as a Percentage
  of the Portfolio
  at Period End....

--------------------
(1) The period of delinquency is based on the number of days payments are contractually past due for all loans other than mortgage loans previously charged off.
(2)  Includes mortgage loans in foreclosure and not charged off.


                                       LOSS EXPERIENCE (Dollars in Thousands)
                             As of                                    Year Ended December 31,
                      _________,____  (1)
                                                ---------------------------------------------------------------------

                                                                          --------------------- ---------------------
                    ------------------------    ------------------------
                    Number of       Amount       Number of      Amount    Number       Amount   Number      Amount
                      Loans                        Loans                  of Loans              of Loans
                    -----------     --------    -------------  ---------  ---------   --------- ---------  ----------

Portfolio Principal                 $                          $                      $                    $
  Outstanding at
  Period End.......
Gross Losses.......                 $                          $                      $                    $
Recoveries.........                 $                          $                      $                    $
Net Losses.........                 $                          $                      $                    $
Net Losses as a                     $                          $                      $                    $
  Percentage of
  Portfolio at
  Period End.......

--------------------
(1) Net Losses equal total principal charged off less recoveries. The customary policy is to charge off mortgage and home improvement loans in full that are 120 days past due unless foreclosure proceedings are planned or there are indications that the account will be brought current. An account that is not charged off because there are indications that payment is imminent generally will be charged off after an additional 60 to 90 days if such payment is not forthcoming.
(2) This percentage represents the ___-month period ended _________, ___ annualized and is not necessarily indicative of the results which may occur for the full year.




                      PREPAYMENT AND YIELD CONSIDERATIONS

General

         The rate of principal payments on each class of the Class A Certificates, the aggregate amount of distributions on those certificates and the yield to maturity of those certificates will be related to the rate and timing of payments of principal on the Loans in the related loan group. The rate of principal payments on the Loans will in turn be affected by the amortization schedules of the Loans (including, in the case of ARMs, changes to their amortization schedules as a result of changes in the Loan Rate) and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Loans due to defaults, casualties, condemnations and repurchases by the seller or purchases by the servicer). The Loans may be prepaid by the borrowers at any time without a prepayment penalty.

         Prepayments, liquidations and purchases of the Loans (including any optional purchase by the servicer of a defaulted Loan and any optional purchase of the remaining Loans in connection with the termination of the trust), will result in distributions on the related class or classes of the Class A Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Loans. In addition, any Pre-Funded Amount allocated to a loan group remaining at the end of the Pre-Funding Period will be distributed as a prepayment of the related class or classes of the Class A Certificates. Since the rate of payment of principal of the Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium.

         The prepayment experience on non-conventional home equity loans may differ from that on conventional first mortgage loans, primarily due to the credit quality of the typical borrower. Because the credit histories of many home equity borrowers may preclude them from other traditional sources of financing, they may be less likely to refinance their loan due to a decline in market interest rates. Non-conventional home equity loans may experience more prepayments in a rising interest rate environment as the borrowers' finances are stressed to the point of default.

         The rate of prepayment on the Loans cannot be predicted. Home equity loans have been originated in significant volume only during the past few years and the seller is not aware of any publicly available studies or statistics on the rate at which they prepay. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Loans may experience a higher rate of prepayment than would traditional first mortgage loans. The prepayment experience of the trust with respect to the Loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for federal income tax purposes of interest payments on home equity loans. All of the Loans contain "due-on-sale" provisions, and the servicer is required by the pooling and servicing Agreement to enforce those provisions, unless enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Loan. See "Certain Legal Aspects of Loans--Due-on-Sale Clauses in Loans" in the accompanying prospectus. No assurance can be given as to the level of prepayments that will be experienced by the trust and it can be expected that a portion of borrowers will not prepay their Loans to any significant degree.

Overcollateralization and Cross Collateralization

         The overcollateralization and cross collateralization features described in this prospectus supplement will affect the rate and timing of principal distributions on the Class A Certificates, and consequently the average life and yield to maturity of each class. On any Distribution Date on which the Overcollateralization Amount for a loan group is less than the related Required Overcollateralization Amount, the Remaining Net Excess Spread for that loan group, the Available Transfer Cashflow and the Net Excess Principal will be used to reduce the Class Certificate Balance of the related class or classes of the Class A Certificates through the distribution of Additional Principal. Until such time, if any, as the Overcollateralization Amount for a loan group equals the related Required Overcollateralization Amount, there will be no Available Transfer Cashflow or Net Excess Principal to accelerate the amortization of the other class or classes of the Class A Certificates. Loans with higher Loan Rates contribute more interest to the Excess Spread than do Loans with relatively lower Loan Rates. If Loans with higher Loan Rates prepay, the amount of Net Excess Spread be reduced, thereby slowing the amortization of the Class Certificate Balance of the related class or classes of the Class A Certificates from the distribution of Additional Principal.

         Because the Excess Spread for a loan group is available to cover an Available Funds Shortfall with respect to both that loan group and the other loan group, there may be no Remaining Net Excess Spread with which to make payments of Additional Principal. Similarly, any Excess Principal for a loan group will be applied to cover an Available Funds Shortfall in the other loan group prior to being applied to the payment of Additional Principal for the class or classes of the Class A Certificates related to the other loan group. Thus, the amount and timing of any distributions in respect of Additional Principal on a Class of the Class A Certificates will depend, in part, on the prepayment and loss experience of the Loans in the loan group related to the other class or classes of Class A Certificates.

         The application of Remaining Net Excess Spread, Available Transfer Cashflow and Net Excess Principal to payments of Additional Principal is intended to create overcollateralization to provide a source of additional cashflow to cover losses on the Loans in each loan group. If the amount of losses in a particular Due Period exceeds the amount of Excess Spread for the related loan group and the Net Excess Spread and Excess Principal for the other loan group for the related Distribution Date, the amount in respect of principal distributed to the related class or classes of the Class A Certificates will be reduced. A draw on the certificate guaranty insurance policy in respect of principal will not be made until the Loan Group Balance is less than the aggregate Class Certificate Balance of the related class or classes of the Class A Certificates, i.e., when the related class or classes of the Class A Certificates are undercollateralized.

         If a Required Overcollateralization Amount is allowed to step down, the amount of Remaining Net Excess Spread and Net Excess Principal available to the other loan group may be increased, and the amount of principal distributed to the class or classes of the Class A Certificates for which the step down occurred will be decreased.

         As a result of the interaction of the foregoing features, there may be Distribution Dates on which Holders of the Class A Certificates receive little or no distributions in respect of principal. The Overcollateralization Amount applicable to each loan group may or may not equal the related Required Overcollateralization Amount on any Distribution Date. There can be no assurance as to whether or when the Overcollateralization Amount applicable to each loan group may equal the related Required Overcollateralization Amount.

ARMs

         As is the case with fixed rate loans, the ARMs may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, borrowers with ARMs may be inclined to refinance their ARMs with a fixed rate loan to "lock in" a lower interest rate. The existence of the Periodic Cap, Lifetime Cap and Lifetime Floor also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience on the ARMs may differ from that on the fixed rate Loans because the amount of the monthly payments on the ARMs is subject to adjustment on each Change Date. If such different experience were to occur, the prepayment experience of the Class A-3 Certificates may differ from that of the Class A-1 and Class A-2 Certificates.

         Certain of the ARMs were originated with initial Loan Rates that were based on competitive conditions and did not equal the sum of the applicable Index and the related Gross Margin. In addition, none of the ARMs has reached its initial Change Date. As a result, the Loan Rates on such ARMs are more likely to adjust on their first, and possibly subsequent Change Dates, subject to the effects of the applicable Periodic Cap and Lifetime Cap. Because the Certificate Rate for the Class A-3 Certificates is a function of the weighted average Remittance Rate of the ARMs, limits on changes in the Loan Rates of the ARMs may limit changes in the Certificate Rate for the Class A-3 Certificates.

         Disproportionate principal payments on ARMs having Loan Rates higher than the current Certificate Rate will also affect the yield on the Class A-3 Certificates. The yield to maturity of the Class A-3 Certificates will be lower than otherwise would be the case if disproportionate principal payments (including prepayments) are made on ARMs having Loan Rates that exceed the related Certificate Rate.

Final Scheduled Distribution Date

         The Final Scheduled Distribution Date for each class of the Class A Certificates is set forth in "Summary of Terms--Final Scheduled Distribution Date". The Final Scheduled Distribution Date for the Class A-1 Certificates was determined based on the structuring assumptions described in the following paragraph and the assumption that there are no prepayments. The Final Scheduled Distribution Dates for the Class A-2 and Class A-3 Certificates were set to equal the Distribution Date in the 25th month following the month of the latest possible scheduled maturity date for any of the Loans in the related loan group. Since the rate of distributions in reduction of the Class Certificate Balance of each class of the Class A Certificates will depend on the rate of payment (including prepayments) of the Loans, the Class Certificate Balance of any of those classes could be reduced to zero significantly earlier or later than the applicable Final Scheduled Distribution Date. The rate of payments on the Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Loans.

Structuring Assumptions

         The information in the decrement tables has been prepared on the basis of the following assumed characteristics of the Home Equity and the following additional assumptions (collectively, the "Structuring
Assumptions"):

         o the Loans prepay at the specified percentages of the Prepayment Ramp or CPR (each as defined below);

         o no defaults or delinquencies in the payment by borrowers of principal of and interest on the Loans are experienced;

         o the initial Class Certificate Balance of each class of the Class A Certificates is as set forth on the cover page of this prospectus supplement;,

         o interest accrues on each class of the Class A Certificates in each period at the applicable Certificate Rate or initial Certificate Rate described in this prospectus supplement;

         o distributions on the Class A Certificates are received in cash on the 25th day of each month commencing in ___________;

         o the servicer does not exercise its option to purchase the Loans described in this prospectus supplement under "Description of the Certificates--Termination; Retirement of Certificates" and "--Optional Purchase of Defaulted Loans";

         o  the Class A Certificates are purchased on ________;

         o scheduled payments on the Loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed prior to giving effect to prepayments received on the last day of the prior month;

         o prepayments represent prepayments in full of individual Loans and are received on the last day of each month and include 30 days' interest, commencing in the calendar month in which the Closing Date occurs;

         o the scheduled monthly payment for each Loan has been calculated based on the assumed loan characteristics set forth in the following table such that each Loan will amortize in amounts sufficient to repay the balance of that Loan by its indicated remaining term to maturity;

         o all of the indicated Subsequent Loans purchased with funds from the Pre-Funding Account are purchased during ______;

         o the Trust consists of __ Loans with the characteristics set forth in the following table;

         o  the level of the Index remains constant at ______%; and

         o the Mortgage Rate for each Loan in Loan Group II is adjusted on its next Change Date (and on subsequent Change Dates, if necessary) to equal the sum of the assumed level of the Index and the Gross Margin (that sum being subject to the Periodic Rate
            Cap).

         While it is assumed that each of the Loans prepays at the specified percentages of the Prepayment Ramp or CPR, as applicable, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Loans which will be delivered to the trustee (including Subsequent Loans) and characteristics of the Loans assumed in preparing the tables contained in this prospectus supplement.

         Prepayments of home equity loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement (the "Prepayment Ramp") assumes that the Loans prepay at a rate of ___% CPR in the first month after origination, and an additional ___% each month thereafter until the __ month. Beginning in the __ month and each month thereafter, the Prepayment Ramp assumes a prepayment rate of __% CPR. For the Class A-3 Certificates, it was assumed that the Loans in Loan Group II prepay at a rate of ___% CPR. The Constant Prepayment Rate ("CPR") represents an assumed constant rate of prepayment each month, expressed as an annual rate, relative to the then outstanding principal balance of a pool of home equity loan for the life of such loans. The Prepayment Ramp does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any home equity loans, including the Loans to be included in the loan groups.


                                                         Original      Remaining
                             Principal   Current Loan     Term to       Term to         Gross        Months to
                            Balance($)     Rate (%)      Maturity       Maturity      Margin(%)     Next Change
                            ----------     --------      (months)       (months)      ---------     -----------
                                                         ---------      ---------                       Date
                                                                                                        ----
Loan Group I............
Loan Group II...........


Decrement Tables

         The following tables indicate, based on the Structuring Assumptions, the percentages of the initial Class Certificate Balances of the Classes of Offered Certificates that would be outstanding after each of the dates shown at various percentages of the Prepayment Ramp or CPR and the corresponding weighted average lives of such Classes. It is not likely that all of the Loans will have the characteristics assumed, that the Loans will prepay at the specified percentages of the Prepayment Ramp or CPR or at any other constant percentage or that the level of the Index will remain constant at the level assumed or at any other level. Moreover, the diverse remaining terms to maturity of the Loans could produce slower or faster principal distributions than indicated in the tables at the specified percentages of the Prepayment Ramp or CPR, even if the weighted average remaining term to maturity of the Loans is consistent with the remaining terms to maturity of the Loans specified in the Structuring Assumptions.



                     Percent of Initial Class Certificate
                             Balances Outstanding*

      Distribution Date               Class A-1 Percentage of CPR                 Class A-2 Percentage of CPR
----------------------------------------------------------------------------------------------------------------------

Initial Percent.............
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
Weighted Average
  Life (years)**............

----------------------
*    Rounded to the nearest whole percentage.
** The weighted average life of a Class A Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each Distribution Date by the number of years from the date of issuance to that Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

                     Percent of Initial Class Certificate
                             Balances Outstanding*

      Distribution Date               Class A-3 Percentage of CPR
--------------------------------------------------------------------------
Initial Percent.............
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
______ ____.................
Weighted Average Life
  (years)**.................
----------------------
*    Rounded to the nearest whole percentage.
** The weighted average life of a Class A Offered Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each Distribution Date by the number of years from the date of issuance to that Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

                        DESCRIPTION OF THE CERTIFICATES

         The certificates will be issued pursuant to the pooling and servicing agreement. The following summaries describe certain provisions of the agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement. Wherever we refer to particular sections or defined terms of the agreement are referred to, such sections or defined terms are hereby incorporated herein by reference.

General

         Each class of the certificates will evidence specified undivided interests in the Trust. To the extent provided in the pooling and servicing agreement, the property of the trust will consist of:

         o  the Loans,

         o  payments on the Loans received on and after the Cut-off Date,

         o Mortgaged Properties relating to the Loans that are acquired by foreclosure or deed in lieu of foreclosure,

         o  each Collection Account and Distribution Account,

         o  the Capitalized Interest Account,

         o  the Pre-Funding Account,

         o  the certificate guaranty insurance policy,

         o certain hazard insurance policies maintained by the borrowers of the Loans or the servicer, and

         o the depositor's rights under the home equity loan purchase agreement.

Book-Entry Registration

         The Class A Certificates initially will be registered in the name of Cede & Co. ("Cede"), the nominee of the Depository Trust Company ("DTC"). DTC has advised the depositor as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

         Under a book-entry format, beneficial owners of the Class A Certificates ("Owners") that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Class A Certificates registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, Owners will receive all distributions of principal of and interest on the Class A Certificates from the trustee through DTC and its Participants. Under a book-entry format, Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Owners. Under a book-entry format, it is anticipated that the only Certificateholder will be Cede, as nominee of DTC, and that the Owners will not be recognized by the trustee as Certificateholders under the pooling and servicing agreement. The Owners will only be permitted to exercise the rights of Certificateholders under the pooling and servicing agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Class A Certificates and is required to receive and transmit payments of principal of and interest on the Class A Certificates. Participants and Indirect Participants with which Owners have accounts with respect to the Class A Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Owners. Accordingly, although Owners will not possess certificates, the rules provide a mechanism by which Owners will receive distributions and will be able to transfer their interests.

         Owners who are not Participants may transfer ownership of the Class A Certificates only through Participants by instructing such Participants to transfer the Class A Certificates, by book-entry transfer, through DTC for the account of the purchasers of the Class A Certificates, which account is maintained with their respective Participants. Under the rules and in accordance with DTC's normal procedures, transfers of ownership of the Class A Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Owners.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Owners to pledge their Class A Certificates to persons or entities that do not participant in the DTC system, or otherwise take actions in respect of the Class A Certificates, may be limited due to their not having a physical certificate.

         DTC in general advises that it will take any action permitted to be taken by an Owner under the pooling and servicing agreement only at the direction of one or more Participants to whose account with DTC the Class A Certificates are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of Owners only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Class A Certificates that satisfy the specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Class A Certificates to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Class A Certificates.

         Any Class A Certificates initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only under the following circumstances:

         o the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Class A Certificates, and the trustee or the depositor is unable to locate a qualified successor;

         o the depositor, at its option, elects to terminate the book-entry system through DTC; or

         o after the occurrence of an Event of Default (as defined on page S-__), Owners representing not less than 50% of the aggregate Certificate Principal Balance of the Class A Certificates advise the trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of the Owners.

         If any of those events occurs, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificates representing the Class A Certificates and instruction for re-registration, the trustee will issue the Class A Certificates in the form of Definitive Certificates, and thereafter the trustee will recognize the holders of the Definitive Certificates as Certificateholders. Thereafter, payments of principal of and interest on the Class A Certificates will be made by the trustee directly to Certificateholders in accordance with the procedures set forth in the pooling and servicing agreement. The final distribution of any Class A Certificate (whether Definitive Certificates or Class A Certificates registered in the name of Cede), however, will be made only upon its presentation and surrender of the Certificates on the final Distribution Date at such office or agency as is specified in the notice of final payment to Certificateholders.

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Class A Certificates among Participants, it is under no obligation to perform or continue to perform those procedures, which may be discontinued at any time. The depositor, the seller, the servicer and the trustee have no responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Assignment of Loans

         The Loans will be acquired by the depositor from the seller pursuant to the home equity loan purchase agreement, dated the Closing Date (the "Purchase Agreement"), between the seller and the depositor. At the time of issuance of the certificates, the depositor will transfer to the trust all of its right, title and interest in and to each Loan, the related mortgage note, mortgage and other related documents (collectively, the "Related Documents"), including all payments received on or with respect to each such Loan on or after the Cut-Off Date (exclusive of payments in respect of accrued interest on the Loans through the related Due Date in the month preceding the month of the Cut-Off Date). The depositor also will assign to the trustee all of the depositor's rights under the Purchase Agreement. The trustee, concurrently with such transfer, will deliver the certificates to the seller. Each Loan transferred to the trust will be identified on a schedule (the "Loan Schedule") delivered to the trustee pursuant to the pooling and servicing Agreement. The Loan Schedule will include information as to the principal balance of each Loan as of the Cut-Off Date, as well as information with respect to its current Loan Rate.

         The pooling and servicing agreement will require that, within the time period specified, the depositor will deliver to the trustee (or a custodian, as the trustee's agent for such purpose) Loans endorsed to the trustee and the Related Documents. In lieu of delivery of original mortgages, the depositor may deliver true and correct copies of the mortgages the authenticity of which have been certified by the appropriate county recording office where such mortgage is recorded.

         Under the terms of the Purchase Agreement, the seller will have 30 days after the Closing Date to prepare and submit for recording assignments of the mortgages related to each Loan in favor of the trustee (unless opinions of counsel satisfactory to the rating agencies and the certificate insurer are delivered to the trustee and the certificate insurer to the effect that recordation of such assignments is not required in the relevant jurisdictions to protect the interests of the trustee in the Loans). If the recording information with respect to any assignment of mortgage is unavailable within 30 days of the Closing Date, the assignment will be prepared and recorded promptly after receipt of such information, but in no event later than one year after the Closing Date.

         Within 90 days of the Closing Date, the trustee will review the Loans and the Related Documents pursuant to the pooling and servicing agreement and if any Loan or Related Document is found to be defective in any material respect and the defect is not cured within 90 days following notification to the seller and the depositor by the trustee, the seller will be obligated to do one of the following:

         o substitute for the Loan an Eligible Substitute Loan; however, substitution is permitted only within two years of the Closing Date, and only if an opinion of counsel is provided to the effect that the substitution will not disqualify the Trust as a REMIC for federal income tax purposes or result in a prohibited transaction tax under the Code; or

         o purchase the Loan at a price (the "Purchase Price") equal to the outstanding principal balance of the Loan as of the date of purchase, plus the greater of

                  (a)      all accrued and unpaid interest on the Loan, and

                  (b) 30 days' interest on the Loan, computed at the Loan Rate, net of the related Servicing Fee if the seller or an affiliate is the servicer, plus the amount of any unreimbursed Servicing Advances made by the servicer with respect to the Loan.

The Purchase Price will be deposited in the applicable Collection Account on or before the next Determination Date after the substitution.

         The obligation of the Seller to repurchase or substitute for a defective Loan is the sole remedy regarding any defects in the Loans and Related Documents available to the trustee or the Certificateholders.

         In connection with the substitution of an Eligible Substitute Loan, the seller will be required to deposit in the applicable Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the "Substitution Adjustment") equal to the sum of:

         o the excess of the principal balance of the defective Loan over the principal balance of the related Eligible Substitute Loan, plus

         o 30 days' interest on that excess computed at the Loan Rate, net of the Servicing Fee if the seller or an affiliate is the servicer, plus

         o the amount of any unreimbursed Servicing Advances and Monthly Advances made by the servicer with respect to that defective Loan if the servicer is not an affiliate of the seller.

The servicer will be deemed to have been reimbursed for any Servicing Advances and Monthly Advances that are not paid pursuant to the last clause of the preceding sentence.

         An "Eligible Substitute Loan" is a loan substituted by the seller for a defective Loan which, on the date of such substitution, must

         o have an outstanding principal balance (or in the case of a substitution of more than one Loan for a defective Loan, an aggregate principal balance), not greater than, and not more than 5% less than, the principal balance of the defective Loan;

         o have a Loan Rate not less than the Loan Rate of the defective Loan and not more than 1% in excess of the Loan Rate of the defective Loan;

         o have a mortgage of the same or higher level of lien priority as the mortgage relating to the defective Loan;

         o have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the defective Loan;

         o comply with each representation and warranty as to the Loans set forth in the Purchase Agreement (deemed to be made as of the date of substitution);

         o have a Combined Loan-to-Value Ratio not greater than that of the defective Loan.;

         o bear a fixed or adjustable Loan Rate if the deleted Loan was in Loan Group I or Loan Group II, respectively; and

         o if the Loan is an ARM, have a Gross Margin and Lifetime Cap no less than, the same interval between the Change Dates as, and a Loan Rate based on the same Index as, that of the defective Loan.

         In the Purchase Agreement, the seller will make certain representations and warranties with respect to the Loans including, among others, the following:

         o  The information with respect to each Loan set forth in the Loan
            Schedule is true and correct in all material respects as of the Cut-Off Date;

         o Each Mortgage is a valid and subsisting first or second lien of record on the Mortgaged Property subject, in the case of any second mortgage Loan, only to a first lien on that Mortgaged Property and subject in all cases to the exceptions to title set forth in the title insurance policy with respect to the related Loan, which exceptions are generally acceptable to mortgage lending companies, and such other exceptions as to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by the Mortgage;

         o Except with respect to liens released immediately prior to the transfer contemplated in the Purchase Agreement, each Mortgage Note and the related Mortgage have not been assigned or pledged and immediately prior to the transfer and assignment contemplated in the Purchase Agreement, the seller held good, marketable and indefeasible title to, and was the sole owner and holder of, each Loan subject to no liens, charges, mortgages, claims, participation interests, equities, pledges or security interests of any nature, encumbrances or rights of others (collectively, a "Lien"); and immediately upon the completion of the transfers and assignments contemplated in the pooling and servicing agreement, the trustee will hold good, marketable and indefeasible title, to, and be the sole owner of, each Loan subject to no Liens;

         o No Loan was 30 or more days delinquent as of the Cut-Off Date, as measured at the end of the month; and

         o Each Loan at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, consumer credit, truth-in-lending, real estate settlement procedures and disclosure laws.

         Upon discovery of a breach of any of those representations and warranties which materially and adversely affects the interests of the Certificateholders or the certificate insurer in the related Loan, the seller will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, the seller will be obligated to substitute for the defective Loan an Eligible Substitute Loan or purchase the defective Loan from the trust. The same procedure and limitations that are set forth above for the substitution or purchase of defective Loans as a result of deficient documentation will apply to the substitution or purchase of a defective Loan as a result of a breach of a representation or warranty that materially and adversely affects the interests of the Certificateholders or the certificate insurer. The obligation of the seller to repurchase or substitute for a defective Loan is the sole remedy regarding any breach of a representation or warranty with respect thereto available to the trustee or the Certificateholders.

         The depositor will make no representations or warranties with respect to the Loans and will have no obligation (other than to assign to the trustee the depositor's rights under the Purchase Agreement) or liability with respect to breaches of the seller's representations or warranties or its obligations to cure, purchase or substitute for any defective Loan.

Payments on Loans; Deposits to Collection Accounts and Distribution Account

         The trustee will establish and maintain a separate account (each, a "Collection Account") for each loan group. Each Collection Account will be an Eligible Account (as defined below). Subject to the investment provision described in the following paragraphs, upon receipt by the servicer of amounts in respect of the Loans (excluding amounts representing the Servicing Fee, reimbursement for previous related Monthly Advances or Servicing Advances, administrative charges, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the servicer will deposit those amounts in the Collection Account for the applicable loan group. Amounts deposited may be invested in Eligible Investments (as described in the pooling and servicing agreement) maturing no later than one business day prior to the date on which the amount on deposit in the Collection Account is required to be deposited in the Distribution Account or on the Distribution Date itself, if the rating agencies and the certificate insurer give their approval.

         The trustee will establish a separate account (each, a "Distribution Account") for each loan group into which it will deposit amounts withdrawn from the related Collection Account for distribution to Certificateholders on a Distribution Date. Each Distribution Account will be an Eligible Account. Amounts on deposit in each Distribution Account may be invested in Eligible Investments maturing on or before the business day before the related Distribution Date.

         An "Eligible Account" is an account that is

         o maintained with a depository institution the deposits in which are insured by the FDIC to the limits established by the FDIC and the short-term debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of which) are rated in the highest short-term rating category by each Rating Agency and the long-term debt obligations of which are rated at least Aa3 by Moody's;

         o a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company the long-term debt obligations of which are rated at least Baa3 by Moody's, acting in a fiduciary capacity; or

         o an account or accounts otherwise acceptable to each Rating Agency and the certificate insurer.

         Eligible Investments are specified in the Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Certificates.

Pre-Funding Account

         On the Closing Date, a total cash amount (the "Pre-Funded Amount") not to exceed approximately $_________ will be deposited in the Pre-Funding Account. Of that amount, approximately $__________ will be used to purchase Subsequent Loans for deposit into Loan Group I and, if required, to make accelerated payments of principal on the Class A-1 and Class A-2 Certificates, and approximately $__________ will be used to purchase Subsequent Loans for deposit into Loan Group II and, if required, to make accelerated payments of principal on the Class A-3 Certificates. During the period (the "Pre-Funding Period") from the Closing Date to the earliest to occur of:

         o the date on which the amount on deposit in the Pre-Funding Account is less than $_____,

         o the date on which an Event of Default occurs under the pooling and servicing agreement, and

         o  __________,

amounts on deposit in the Pre-Funding Account may be withdrawn from time to time to acquire Subsequent Loans in accordance with the pooling and servicing agreement. Any net investment earnings on the Pre-Funded Amount will be transferred to the Capitalized Interest Account on each Distribution Date during the Pre-Funding Period. Any Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be distributed on the Distribution Date occurring at or immediately following the end of the Pre-Funding Period as a prepayment of principal of the Class A-1 and Class A-2 Certificates, on a pro rata basis, or the Class A-3 Certificates, as applicable, based on the remaining Pre-Funded Amount allocated to the related loan group. Only fixed rate Subsequent Loans may be added to Loan Group I, and only adjustable rate Subsequent Loans may be added to Loan Group II.]

Capitalized Interest Account

         On the Closing Date, funds will be deposited in an account (the "Capitalized Interest Account") created and maintained with the trustee. The amount deposited will be used by the trustee on the Distribution Dates in the Pre-Funding Period to fund the excess, if any, of the Interest Remittance Amounts for the Class A Certificates and the premium due for the certificate guaranty insurance policy over the funds available on such Distribution Dates. Any funds remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be distributed to the Holders of the Class R Certificates.

Advances

         Not later than the close of business on the second business day before the related Distribution Date, the servicer will be required to remit to the trustee for deposit in the applicable Collection Account an amount, to be distributed on the related Distribution Date, equal to the sum of the interest accrued on each Loan through the related Due Date but not received by the servicer as of the close of business on the related Determination Date (net of the Servicing Fee with respect to that Loan), plus, with respect to each REO Property which was acquired during or prior to the related Due Period and as to which a final disposition did not occur in the related Due Period, an amount equal to the excess, if any, of interest for the most recently ended Due Period on the Principal Balance of the Loan relating to such REO Property at the related Loan Rate (net of the Servicing Fee with respect to such Loan) over the net income from the REO Property transferred to the related Collection Account for such Distribution Date pursuant to the pooling and servicing agreement (the "Monthly Advance"). The servicer may fund all or a portion of any Monthly Advance from funds on deposit in the applicable Collection Account that are not required to be distributed on the related Distribution Date. Any funds used for that purpose must be replaced on or before the Distribution Date on which such funds will be required to be distributed.

         In the course of performing its servicing obligations, the servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of

         o the preservation, restoration and protection of the Mortgaged Properties;

         o  any enforcement or judicial proceedings, including foreclosures;
            and

         o the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage.

Each of those expenditures will constitute a "Servicing Advance."

         The servicer's right to reimbursement for unreimbursed Servicing Advances is limited to late collections on the related Loan, including Liquidation Proceeds, released Mortgaged Property proceeds, Insurance Proceeds and such other amounts as may be collected by the servicer from the related borrower or otherwise relating to the Loan in respect of which such unreimbursed amounts are owed. The servicer's right to such reimbursement is prior to the rights of Certificateholders. The servicer's right to reimbursement for unreimbursed Monthly Advances is limited to late collections of interest on any Loan and to Liquidation Proceeds and Insurance Proceeds on the related Loan (as to which it will have priority over Certificateholders) unless such amounts are insufficient. In that event (a "Nonrecoverable Advance"), the servicer will be reimbursed for such Nonrecoverable Advance from funds on deposit in the applicable Distribution Account.

         The servicer is not required to make any Monthly Advance or Servicing Advance which it determines would be nonrecoverable from amounts received in respect of the related Loan.

Compensating Interest

         The pooling and servicing agreement provides that not later than the close of business on the second business day prior to the related Distribution Date, the servicer will remit to the trustee for deposit to the applicable Collection Account an amount equal to the lesser of

         o the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting from principal prepayments by borrowers during the related Due Period, and

         o the amount otherwise payable to the servicer as its aggregate Servicing Fee for that Due Period.

The Servicer will not have the right to reimbursement for any of these amounts deposited to either Collection Account.

Spread Account

         The trustee will establish on the Closing Date the Spread Account into which it will deposit upon receipt from the holder of the Class R Certificate an amount specified by the certificate insurer (the "Initial Spread Account Deposit"). Amounts on deposit in the Spread Account will be available for withdrawal to fund any shortfall between the available funds for distribution to Holders of a class of Class A Certificates and the related Interest Remittance Amount and Principal Remittance Amount. If the Initial Spread Account Deposit is available to fund any shortfall on each Distribution Date, funds on deposit in the Spread Account equal to the amount of the shortfall will be withdrawn by the trustee and deposited into the applicable Distribution Account for distribution to Holders of the affected class or classes of the Class A Certificates.

Priority of Distributions

         On or before each Distribution Date, the trustee will determine the Overcollateralization Amount for each loan group after giving effect to the distribution of the Principal Remittance Amount to the related class or classes of the Class A Certificates on that Distribution Date and the amount of the related Net Excess Spread. The "Amount Available" for a loan group on a Distribution Date will equal the sum of:

         o  the Available Remittance Amount for that loan group; plus

         o        if an Available Funds Shortfall exists in that loan group,

                  o first, the Net Excess Spread from the other loan group, to the extent of the Available Funds Shortfall,

                  o second, the Excess Principal from the other loan group, to the extent of any remaining Available Funds Shortfall, and

                  o third, any amounts in respect of any remaining Available Funds Shortfall withdrawn from the Spread Account and deposited in the applicable Distribution Account; plus

         o first, the Available Transfer Cashflow, to the extent necessary to reach the Required Overcollateralization Amount for that loan group and, second, the Net Excess Principal, to the extent necessary to reach the Required Overcollateralization Amount for that loan group; plus

         o any Insured Payments with respect to the related class or classes of the Class A Certificates.

         On each Distribution Date the trustee will withdraw from each Distribution Account the Amount Available and distribute it, to the extent of the Amount Available, in the following order of priority:

From the Distribution Account for Loan Group I:

         o to the certificate insurer the monthly premium then due with respect to Loan Group I

         o  to the trustee, the Trustee Fee then due with respect to Loan
            Group I;

         o to the back-up servicer, the Back-Up Servicing Fee then due with respect to Loan Group I;

         o  concurrently, to the Class A-1, Class A-2 and Class I
            Certificates, an amount allocable to interest equal to the applicable Interest Remittance Amount;

         o sequentially, to the Class A-1 and Class A-2 Certificates, in that order, an amount allocable to principal equal to the related Principal Remittance Amount, until their respective Class Certificate Balances have been reduced to zero;

         o to the certificate insurer an amount equal to previously unreimbursed Insured Payments with respect to the Class A-1, Class A-2 or Class I Certificates, together with interest thereon at the rate referred to in the Insurance Agreement;

         o sequentially, to the Class A-1 and Class A-2 Certificates, in that order, an amount allocable to principal equal to the Additional Principal, until their respective Class Certificate Balances have been reduced to zero;

         o to the certificate insurer, all other amounts owing to the Certificate Insurer under the Insurance Agreement;

         o to the servicer certain reimbursable expenses pursuant to the Agreement;

         o to the servicer, Nonrecoverable Advances not previously reimbursed with respect to Loan Group I; and

         o  to the Class R Certificates, the balance, if any.

From the Distribution Account for Loan Group II:

         o to the certificate insurer the monthly premium then due with respect to Loan Group II;

         o  to the trustee, the Trustee Fee then due with respect to Loan
            Group II;

         o to the back-up servicer, the Back-Up Servicing Fee then due with respect to Loan Group II;

         o to the Class A-3 Certificates, an amount allocable to interest equal to the related Interest Remittance Amount;

         o to the Class A-3 Certificates, an amount allocable to principal equal to the related Principal Remittance Amount;

         o to the certificate insurer an amount equal to previously unreimbursed Insured Payments with respect to the Class A-3 Certificates, together with interest at the rate referred to in the Insurance Agreement;

         o to the Class A-3 Certificates, an amount allocable to principal equal to the Additional Principal;

         o to the certificate insurer, all other amounts owing to the certificate insurer under the Insurance Agreement;

         o to the servicer certain reimbursable expenses pursuant to the pooling and servicing Agreement;

         o to the servicer, Nonrecoverable Advances not previously reimbursed with respect to Loan Group II; and

         o  to the Class R Certificates, the balance, if any.

         Distributions allocable to principal of a class of the Class A Certificates will not exceed the Class Certificate Balance of that class immediately before the applicable Distribution Date.

         The "Additional Principal" for any class or classes of the Class A Certificates and any Distribution Date will equal the lesser of

         o the amount required to be distributed as principal so that the Overcollateralization Amount for the related Loan Group equals the related Required Overcollateralization Amount; and

         o  the sum of

               o    the Remaining Net Excess Spread for that Loan Group, plus

               o    the Available Transfer Cashflow, plus

               o    the Net Excess Principal.

         The "Adjusted Net Loan Rate" for any Loan and any Distribution Date will equal the related Loan Rate minus the Expense Fee Rate.

         An "Available Funds Shortfall" means with respect to any loan group and Distribution Date, the amount by which the Available Remittance Amount for that loan group is less than the Required Payments for that loan group.

         The "Available Remittance Amount" with respect to any loan group and Distribution Date is equal to the sum of all amounts received or required to be paid by the servicer or the seller during the related Due Period with respect to the Loans in that loan group (exclusive of the Servicing Fee with respect to each Loan, other servicing compensation payable to the servicer as permitted by the pooling and servicing agreement and certain amounts available for reimbursement of Monthly Advances and Servicing Advances, as described above under "--Advances") and deposited into the applicable Collection Account pursuant to the pooling and servicing agreement as of the related Determination Date, including any Monthly Advances, Compensating Interest and, through the end of the Pre-Funding Period, amounts withdrawn from the Capitalized Interest Account with respect to the related class or classes of the Class A Certificates and any remaining amount on deposit in the Pre-Funding Account at the end of the Pre-Funding Period and allocable to the related loan group, in each case with respect to such Distribution Date.

         The "Available Transfer Cashflow" for any loan group and Distribution Date will equal the Remaining Net Excess Spread for the other Loan Group remaining after the payment, if any, of Additional Principal on the class or classes of the Class A Certificates related to the other Loan Group.

         The "Basic Principal Amount" with respect to any Loan Group and Distribution Date will equal the sum of:

         (i) each payment of principal on a Loan received by the servicer (exclusive of amounts described in clauses (ii) and (iii) below during the calendar month preceding the calendar month in which such Distribution Date occurs (with respect to any Distribution Date, the "Due Period");

         (ii) curtailments (i.e., partial prepayments) and prepayments in full received during the related Due Period;

         (iii) all Insurance Proceeds and Net Liquidation Proceeds allocable to recoveries of principal of Loans received during the related Due Period;

         (iv) an amount equal to the excess, if any, of the Principal Balance (immediately prior to liquidation) of each Loan liquidated during the related Due Period over the principal portion of Net Liquidation Proceeds received during such Due Period (the "Unrecovered Class A Portion"); and

         (v) (a) the outstanding Principal Balance of any Loan purchased by the seller or the servicer as required or permitted by the pooling and servicing Agreement as of the related Determination Date and (b) with respect to any defective Loan for which the seller substitutes an Eligible Substitute Loan as of the related Determination Date, any excess of the Principal Balance of that defective Loan over the principal balance of the Eligible Substitute Loan, plus the amount of any unreimbursed Servicing Advances made by the servicer with respect to the Loan to the extent received.

         The "Carry-Forward Amount" for any class of the Class A Certificates on any Distribution Date will equal the sum of:

         o the excess of the aggregate Class Remittance Amounts as of each preceding Distribution Date over the amount of the actual distributions to the Holders of that class of the Class A Certificates made on any such Distribution Date and not subsequently distributed; plus

         o interest on the amount, if any, of the interest component of the amount described in clause (a) at one-twelfth of the applicable Certificate Rate.

         The "Excess Principal" for any loan group and Distribution Date will equal the lesser of:

         o the portion, if any, of the Basic Principal Amount for that loan group which is not required to be included in the Principal Remittance Amount for the related class or classes of the Class A Certificates for that Distribution Date; and

         o the amount of such portion remaining after the application of the related Available Remittance Amount to the Required Payments for that loan group.

         The "Excess Spread" for any loan group and Distribution Date will equal interest collected or advanced on the Loans in that loan group (including amounts allocated to the related class of the Class A Certificates in the Capitalized Interest Account) minus the sum of:

         (a) the Interest Remittance Amount for the related class or classes of the Class A Certificates and, [in the case of Loan Group I, the Interest Remittance Amount for the Class I Certificates] and

         (b)   the Expense Fees for that loan group.

         The "Expense Fee Rate" will equal the sum of the per annum rates at which the Servicing Fee, the Back-up Servicing Fee, the Trustee Fee and the Premium are calculated which will be ____%.

         The "Interest Remittance Amount" for any Distribution Date will equal interest accrued during the related Interest Period

         o in the case of a class of the Class A Certificates, at the applicable Certificate Rate on the Class Certificate Balance of that class of the Class A Certificates immediately before the related Distribution Date; and

         o in the case of the Class I Certificates, at the rate of _____% per annum on their Notional Balance which, [for any Distribution Date, will equal the Loan Group Balance of Loan Group I as of the first day of the related Due Period.]

         The "Principal Remittance Amount" for any class of the Class A Certificates and any Distribution Date will be equal to the sum of:

         o  the lesser of

               o   the Basic Principal Amount for the related loan group, and

               o the portion of such Basic Principal Amount required to be distributed to increase the Overcollateralization Amount for the related loan group to the Required
                   Overcollateralization Amount for that loan group on that Distribution Date; plus

         o  the Carry-Forward Amount; plus

         o on the Distribution Date at the end of the Pre-Funding Period, amounts deposited in the related Distribution Account from the Pre-Funding Account pursuant to the pooling and servicing agreement and allocable to the related loan group.

         A "Liquidated Loan" means, as to any Distribution Date, any Loan in respect of which the servicer has determined, based on the servicing procedures specified in the pooling and servicing agreement, that, as of the end of the preceding Due Period, all Liquidation Proceeds which it expects to recover with respect to the disposition of the related Mortgaged Property have been recovered.

         The "Net Excess Principal" for any loan group and Distribution Date will equal the Excess Principal for that loan group remaining after its application to cover an Available Funds Shortfall with respect to the other loan group.

         The "Net Excess Spread" for any loan group and Distribution Date will equal the Excess Spread for that loan group remaining after its application to cover an Available Funds Shortfall with respect to that loan group.

         "Net Liquidation Proceeds" with respect to a Loan are equal to the Liquidation Proceeds, reduced by related expenses, up to the unpaid Principal Balance of the Loan plus accrued and unpaid interest. "Liquidation Proceeds" are the proceeds received in connection with the liquidation of any Loan, whether through trustee's sale, foreclosure sale or otherwise.

         The "Overcollateralization Amount" for any loan group and Distribution Date will equal the sum of:

         o  the excess, if any, of

            o the sum of the loan group Balance and the amount on deposit in the Pre-Funding Account allocated to that loan group (exclusive of any related investment earnings) as of the close of business on the last day of the related Due Period, over

            o the Class Certificate Balance of the related class or classes of the Class A Certificates, after giving effect to the distributions of the related Principal Remittance Amount on that Distribution Date; plus

            o the amount, if any on deposit in the Spread Account allocated to the related class or classes of the Class A Certificates.

         The "Remaining Net Excess Spread" for any loan group and Distribution Date will equal the Net Excess Spread for that loan group remaining after its application to cover an Available Funds Shortfall with respect to the other loan group.

         The "Required Payments" for any loan group and Distribution Date will equal the amount required to pay the Expense Fees, other than the Servicing Fee, the related Interest Remittance Amount(s) and the related Principal Remittance Amount and to reimburse the certificate insurer for previously unreimbursed Insured Payments with respect to the related class or classes of the Class A Certificates, together with interest at the rate referred to in the Insurance Agreement.

Reports to Certificateholders

         Concurrently with each distribution to the Certificateholders, the trustee will forward to each Certificateholder a statement setting forth, among other items, the following information with respect to each class of the Class A Certificates:

         (i)   the Available Remittance Amount for the related Distribution
               Date;

         (ii)  the related Interest Remittance Amount and Certificate Rate;

         (iii) the related Principal Remittance Amount, stating its components separately;

         (iv) the amount of the Monthly Advances and Compensating Interest Payments;

         (v)   the Servicing Fee for that Distribution Date;

         (vi)  the Additional Principal;

         (vii) the Class Certificate Balance, after giving effect to the current distribution;

         (viii) the related Loan Group Balance;

         (ix) the number and aggregate Principal Balances of the Loans in the related loan group as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Due Period;

         (x) the book value of any real estate which is acquired by the Trust through foreclosure or grant of deed in lieu of foreclosure; and

         (xi)  the amount of any Insured Payments for that Distribution Date;
               and

         (xii) the amount of the Unrecovered Class A Portions for each loan group realized during the related Due Period; the cumulative amount of losses realized since the Cut-Off Date for each loan group with separate items indicating gross losses, principal losses, recoveries, net losses and a breakout for recovery expenses.

In the case of information furnished pursuant to clauses (ii) and (iii) above, the amounts shall be expressed as a dollar amount per certificate with a $1,000 denomination.

         Within 60 days after the end of each calendar year, the trustee will forward to each person who was a Certificateholder during the prior calendar year a statement containing the information set forth in clauses (ii) and
(iii) of the preceding paragraph aggregated for that calendar year.

Collection and Other Servicing Procedures on Loans

         The servicer will make reasonable efforts to collect all payments called for under the Loans and will, consistent with the pooling and servicing Agreement, follow such collection procedures as it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the Loans. Consistent with the above, the servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Loans.

With respect to the Loans, the servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the servicer's policies with respect to the home equity loans it owns or services. With respect to Loans that are second in priority to a senior mortgage on a Mortgaged Property, the servicer has the power under certain circumstances to consent to a new mortgage lien on that Mortgaged Property having priority over such Loan in connection with the refinancing of the senior mortgage.

         The servicer will cause to be maintained fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the least of:

         o the outstanding principal balance on the Loan and any related senior mortgage,

         o     the full insurable value of the premises securing the Loan, and

         o the minimum amount required to compensate for damage or loss on a replacement cost basis in each case in an amount not less than such amount as is necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy.

         Generally, if the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as Flood Zone "A", flood insurance has been made available and the servicer determines that such insurance is necessary in accordance with accepted mortgage servicing practices of prudent lending institutions servicing similar mortgage loans, the servicer will cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of:

         o the outstanding Principal Balance of the Loan and any related senior mortgage,

         o     the full insurable value of the Mortgaged Property, and

         o the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended.

         The servicer will also maintain on REO Property, to the extent such insurance is available, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, and the servicer determines that such insurance is necessary in accordance with accepted mortgage servicing practices of prudent lending institutions servicing similar mortgage loans, flood insurance in an amount equal to that required above. Any amounts collected by the servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the borrower in accordance with the servicer's normal mortgage servicing procedures) will be deposited in the applicable Collection Account, subject to retention by the servicer to the extent such amounts constitute servicing compensation or to withdrawal pursuant to the pooling and servicing agreement.

         In the event that the servicer obtains and maintains a blanket policy as provided in the pooling and servicing agreement insuring against fire and hazards of extended coverage on all of the Loans, then, to the extent that policy names the servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance of the Loans without coinsurance and otherwise complies with the requirements of the preceding paragraph, the servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

Realization upon Defaulted Loans

         The servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Loans as come into default when, in accordance with applicable servicing procedures under the pooling and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage servicing activities, provided the servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Certificateholders.

Enforcement of Due-On-Sale Clauses

         When any Mortgaged Property is about to be conveyed by the borrower, the servicer will, to the extent it has knowledge of the prospective conveyance and before the consummation of the conveyance, exercise its rights to accelerate the maturity of the related Loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that the clause is not enforceable under applicable law. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which the transferee becomes liable under the Loan and pursuant to which the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption.

Servicing Compensation and Payment of Expenses

         With respect to each Due Period, the servicer will receive from interest payments actually received in respect of the Loans a portion of such interest payments as a monthly Servicing Fee in the amount equal to ____% per annum (the "Servicing Fee Rate") on the principal balance of each Loan as of the first day of each such Due Period. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the servicer as additional servicing compensation. The servicer will pay certain ongoing expenses associated with the trust and incurred by it in connection with its responsibilities under the pooling and servicing agreement.

Evidence as to Compliance

         The pooling and servicing agreement provides for delivery on or before January 31 in each year, beginning in January ____, to the depositor, the trustee, the certificate insurer and the rating agencies of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under agreement throughout the preceding fiscal year, except as specified in the statement.

         On or before January 31 in each year, beginning in January ____, the servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the servicer or the seller) to the depositor, the trustee, the certificate insurer and the rating agencies to the effect that the firm has examined certain documents and the records relating to servicing of the Loans under the Uniform Single Audit Program for Mortgage Bankers and the firm's conclusion with respect to the servicer's performance.

Certain Matters Regarding the Servicer

         The pooling and servicing agreement provides that the servicer may not resign from its obligations and duties, except in connection with a permitted transfer of servicing, unless:

         o it duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it, or

         o  upon the satisfaction of the following conditions:

               o the servicer has proposed a successor servicer to the trustee in writing and the proposed successor servicer is reasonably acceptable to the Trustee; and

               o the rating agencies have confirmed to the trustee that the appointment of the proposed successor servicer as the servicer will not result in the reduction or withdrawal of the then current rating of the Class A Certificates; and

               o the proposed successor servicer is reasonably acceptable to the certificate insurer.

No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement.

         The servicer may perform any of its duties and obligations under the pooling and servicing agreement through one or more subservicers or delegates, which may be affiliates of the servicer. Notwithstanding any such arrangement, the servicer will remain liable and obligated to the trustee and the Certificateholders for the servicer's duties and obligations under the agreement, without any diminution of its duties and obligations and as if the servicer itself were performing its duties and obligations.

         The pooling and servicing agreement provides that none of the depositor, the seller or the servicer or any of their respective directors, officers, employees or agents will be under any other liability to the trust, the trustee, the Certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the agreement. However, the servicer will not be protected against any liability which would otherwise be imposed by reason of its willful misconduct, bad faith or negligence in the performance of its duties under the agreement or by reason of reckless disregard of its obligations. In addition, the agreement provides that the servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to the servicer's servicing responsibilities under the agreement. The servicer may, in its sole discretion, undertake any legal action which it may deem necessary or desirable with respect to the pooling and servicing agreement , the rights and duties of the parties to the agreement and the interest of the Certificateholders.

         Any corporation into which the servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the servicer shall be a party, or any corporation succeeding to the business of the servicer shall be the successor of the servicer, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the pooling and servicing agreement to the contrary notwithstanding.

The Back-Up Servicer

         ____________ will be appointed as the back-up servicer under the pooling and servicing agreement. Prior to the occurrence of an Event of servicer Termination, the agreement requires the back-up servicer to maintain current records of each borrower's account therein. The servicer will be required to furnish electronically those records to the back-up servicer on a monthly basis, and the back-up servicer will be required to recalculate the servicer's application of all funds received from or on behalf of the borrowers. Upon the occurrence of an Event of servicer Termination, the back-up servicer will be obligated to assume the obligations of the servicer as described below. In performing its obligations under the pooling and servicing agreement, the back-up servicer will be entitled to the same protections afforded to the servicer under the agreement.

Events of Servicer Termination

         The servicer's rights under the pooling and servicing agreement may be terminated upon the occurrence of an Event of Default or a Trigger Event. "Events of Default" will consist of:

         o any failure of the servicer to deposit in either Collection Account any deposit required to be made under the Agreement, which failure continues unremedied for three business days after the giving of written notice of such failure to the servicer by the trustee, or to the servicer and the trustee by the certificate insurer or Certificateholders of any class evidencing Percentage Interests aggregating not less than 25% of that class;

         o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement which continues unremedied for 30 days after the giving of written notice of the failure to the servicer by the trust, or to the servicer and the trust by the servicer or Certificateholders of any class evidencing Percentage Interests aggregating not less than 25% of that class;

         o any failure by the servicer to make any required Servicing Advance, which failure continues unremedied for a period of 30 days after the giving of written notice of the failure to the servicer by the trust, or to the servicer and the trust by the servicer or Certificateholders of any class evidencing Percentage Interests aggregating not less than 25% of that class;

         o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the servicer and certain actions by the servicer indicating insolvency, reorganization or inability to pay its obligations (an "Insolvency Event");

         o so long as the seller is an affiliate of the servicer, any failure of the seller to repurchase or substitute Eligible Substitute Loans for defective Loans as required by the Purchase agreement;

         o any failure to pay any Monthly Advance or any Compensating Interest Payments which continues unremedied for a period of one business day; or

         o any insufficiency in Amount Available for either loan group excluding Insured Payments occurs on a Distribution Date resulting in the need for an Insured Payment.

A "Trigger Event" will consist of:

         o the failure by the seller or the servicer to pay any amount due the servicer pursuant to the Insurance Agreement among the depositor, the seller, the servicer and the servicer, which continues unremedied for three business days after written notice of the failure by the servicer;

         o the servicer determines that the performance of the servicer is not satisfactory; or

         o the servicer is a party to a merger, consolidation or other corporate transaction in which the servicer is not the surviving entity, the debt of such surviving entity is not investment grade or the servicer determines that the servicing capabilities of the surviving entity could materially and adversely affect the servicing of the Loans.

Rights upon an Event of Servicer Termination

         So long as an Event of Default remains unremedied, either the trustee, or certificateholders of any class evidencing Percentage Interests of at least 51% of that class, with the consent of the certificate insurer, or the certificate insurer, may terminate all of the rights and obligations of the servicer under the pooling and servicing agreement and in and to the Loans may be terminated by the trustee, or by Certificateholders of any class evidencing Percentage Interests of at least 51% of that class, with the consent of the certificate insurer. In that event, the back-up servicer will succeed to all the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. Upon the occurrence and continuation beyond the applicable grace period of the event described in sixth clause in the second preceding paragraph, the back-up servicer will immediately assume the duties of the servicer. The back-up servicer, as successor servicer, will be obligated to make Monthly Advances and Servicing Advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. In the event that the back-up servicer would be obligated to succeed the servicer but is unwilling or unable to do so, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the pooling and servicing agreement and having a net worth of at least $_________ and acceptable to the certificate insurer to act as successor servicer under the agreement. Pending such appointment, the back-up servicer will be obligated to act in such capacity unless prohibited by law. The successor servicer will be entitled to receive the same compensation that the servicer would otherwise have received (or such lesser compensation as the trustee and the successor servicer may agree). A trustee in bankruptcy for the servicer may be empowered to prevent the termination and replacement of the servicer if the only Event of Default has occurred is an Insolvency Event.

         Upon the occurrence of a Trigger Event, the certificate insurer, in its sole discretion, may direct the trustee to remove the servicer and to appoint a successor servicer.

Amendment

         The pooling and servicing agreement may be amended from time to time by the depositor, the servicer and the trustee, with the consent of the certificate insurer, but without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions of the agreement, to add to the duties of the depositor or the servicer, to comply with any requirements imposed by the Code or any Code regulation, or to add or amend any provisions of the agreement as required by the rating agencies in order to maintain or improve any rating of the Class A Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, none of the depositor, the seller, the servicer or the trustee is obligated to obtain, maintain, or improve any rating) or to add any other provisions with respect to matters or questions arising under the agreement which shall not be inconsistent with the provisions of the Agreement, provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Certificateholder or the certificate insurer; provided, that any amendment will not be deemed to materially and adversely affect the Certificateholders and no opinion will be required to be delivered if the person requesting the amendment obtains a letter from the rating agencies stating that such amendment would not result in a downgrading of the then current rating of the Class A Certificates. The agreement may also be amended from time to time by the depositor, the servicer and the trustee, with the consent of Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of each class affected by the amendment and the certificate insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the Certificateholders; provided that no amendment will (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Certificates or distributions or payments under the certificate guaranty insurance policy which are required to be made on any Certificate without the consent of the Certificateholder or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Certificates then outstanding. Notwithstanding the foregoing, the provisions of the pooling and servicing agreement relating to overcollateralization may be reduced or eliminated by the certificate insurer without the consent of any Certificateholder so long as a certificate insurer Default has not occurred.

Termination; Retirement of the Certificates

         The trust will terminate on the Distribution Date following the later of

         o termination of the certificate guaranty insurance policy and payment in full of all amounts owing to the certificate insurer, and

         o  the earliest of

               o the Distribution Date on which the Class Certificate Balance of each class of the Class A Certificates has been reduced to zero,

               o the final payment or other liquidation of the last Loan in the trust, and

               o the optional transfer to the servicer of the Loans, as described below.

         The servicer will have the right to purchase all remaining Loans, and related REO Properties in the trust and thereby effect early retirement of the Class A Certificates, when to the Pool Balance of the Loans and REO Properties at the time of purchase is less than or equal to __% of the sum of the Pool Balance as of the Cut-Off Date and the principal balance of each Subsequent Loan as of the applicable Subsequent Cut-Off Date. In the event the servicer exercises its option, the purchase price will be at least equal to

         o  100% of its then outstanding principal balance; plus

         o  the greater of

         o the aggregate amount of accrued and unpaid interest on the Loans through the related Due Period, and

         o 30 days' accrued interest thereon at the Loan Rate, in each case net of the Servicing Fee, plus

         o  any amounts due to the certificate insurer.

         The termination of the trust will be effected in a manner consistent with applicable federal income tax regulations and the status of the trust as a REMIC.

Optional Purchase of Defaulted Loans

         The servicer has the option to purchase from the trust any Loan __ days or more delinquent at a purchase price equal to

         o the outstanding principal balance of the Loan as of the date of purchase, plus

         o the greater of (i) all accrued and unpaid interest on such principal balance and (ii) 30 days' interest on such principal balance, computed at the Loan Rate, plus all unreimbursed amounts owing to the certificate insurer with interest thereon at the rate referred to in the Insurance Agreement.

The Trustee

         ________________, a ____________ organized under the laws of the
___________, has been named trustee pursuant to the pooling and servicing agreement.

         The trustee may have normal banking relationships with the depositor, the seller and the servicer.

         The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee, as approved by the certificate insurer and the servicer. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee, as approved by the certificate insurer and the servicer. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

         No holder of a Certificate will have any right under the pooling and servicing agreement to institute any proceeding with respect to the agreement unless the holder previously has given to the trustee written notice of default and unless Certificateholders evidencing Percentage Interests of at least 51% of the applicable class have made written requests upon the trustee to institute such proceeding in its own name as trustee and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any proceeding. The trustee will be under no obligation to exercise any of the trusts or powers vested in it by the agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred.


                    THE POLICY AND THE CERTIFICATE INSURER

The Policy

         Simultaneously with the issuance of the Certificates, the Certificate Insurer will issue the Policy pursuant to which it will irrevocably and unconditionally guaranty payment on each Distribution Date to the Trustee for the benefit of the Holders of each Class of Offered Certificates of a maximum amount equal to the applicable Guaranteed Interest Payment Amount and the applicable Guaranteed Principal Payment Amount for such Distribution Date. The Offered Certificates and the Agreement may not be amended unless the Certificate Insurer has given its prior written consent. The amount of the actual payment (the "Insured Payment"), if any, made by the Certificate Insurer under the Policy on each Distribution Date allocated to such Class of Offered Certificates or the Class I Certificates, as the case may be, is equal to the sum of:

         o  the excess, if any, of

         o the Interest Remittance Amount with respect to such Class and Distribution Date over

         o the Amount Available (net of Insured Payments) for the related Loan Group and

         o the amount by which the Class Certificate Balance of such Class of Offered Certificates (or in the case of the Fixed Rate Certificates, the aggregate Class Certificate Balance of such Certificates) after giving effect to all allocations and distributions to principal on such Class or Classes of Offered Certificates on such Distribution Date exceeds the related Loan Group Balance as of such Distribution Date.

         The Certificate Insurer's obligations under the Policy to make Insured Payments will be discharged to the extent funds are transferred to the Trustee as provided in the Policy, whether or not such funds are properly applied by the Trustee.

         Payment of claims under the Policy will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment on the later to occur of (a) 11:00 a.m., New York City time, on the second Business Day following Receipt of such notice for payment, and (b) 11:00 a.m., New York City time, on the Business Day immediately preceding the relevant Distribution Date.

         The terms "Receipt" and "Received," with respect to the Policy, means actual delivery to the Certificate Insurer, prior to 2:00 pm., New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 2:00 pm., New York City time, shall be deemed to be Receipt on the next succeeding Business Day.

         If the payment of the Guaranteed Interest Payment Amount or the Guaranteed Principal Payment Amount is voided pursuant to a final and non-appealable order (a "Preference Event") under any applicable bankruptcy, insolvency, receivership or similar law in an Insolvency Proceeding, and, as a result of such a Preference Event, the Trustee is required to return such voided payment, or any portion of such voided payment, made in respect of the Certificates (an "Avoided Payment"), the Certificate Insurer will pay an amount equal to such Avoided Payment, upon receipt by the Certificate Insurer from the Trustee of

         o a certified copy of a final order of a court exercising jurisdiction in such Insolvency Proceeding to the effect that the Trustee is required to return any such payment or portion thereof during the term of the Policy because such payment was voided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed (the "Final Order"),

         o an assignment, in form reasonably satisfactory to the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Trustee relating to or arising under such Avoided Payment and

         o a notice for payment appropriately completed and executed by the Trustee.

         Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Trustee directly.

         Notwithstanding the foregoing, in no event shall the Certificate Insurer be obligated to make any payment in respect of any Avoided Payment, which payment represents a payment of the principal amount of a Class of Offered Certificates, prior to the time the Certificate Insurer would have been required to make a payment in respect of such principal in the absence of such Preference Event.

         The Certificate Insurer shall make payments due in respect of Avoided Payments prior to 1:00 p.m., New York City time, on the second Business Day following the Certificate Insurer's receipt of the documents required under the first two clauses of the second preceding paragraph. Any such documents received by the Certificate Insurer after 3:00 p.m., New York City time, on any Business Day or on any day that is not a Business Day shall be deemed to have been received by the Certificate Insurer prior to 3:00 p.m. on the next succeeding Business Day.

         Under the Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to be closed.

         "Insolvency Proceeding" means the commencement, after the Closing Date, of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against any Person, or the commencement, after the Closing Date, of any proceedings by or against any Person for the winding up or liquidation of its affairs, or the consent after the date hereof to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to any Person.

         The terms of the Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the Depositor, the Seller or Servicer. The Policy by its terms may not be canceled or revoked. The Policy is governed by the laws of the State of New York.

         Pursuant to the terms of the Agreement, unless a Certificate Insurer Default exists, the Certificate Insurer will be entitled to exercise all rights of the Holders of the Offered Certificates, without the consent of such Certificateholders, and the Holders of the Offered Certificates may exercise such rights only with the prior written consent of the Certificate Insurer. In addition, the Certificate Insurer will, as a third party beneficiary to the Agreement, have, among others, the following rights:

         o the right to give notices of breach or to terminate the rights and obligations of the Servicer under the Agreement in the event of an Event of Default by the Servicer and to institute proceedings against the Servicer;

         o the right to consent to or direct any waivers of defaults by the Servicer;

         o  the right to remove the Trustee pursuant to the Agreement;

         o the right to direct the actions of the Trustee during the continuation of a Servicer default;

         o the right to require the Seller to repurchase Loans for breach of representation and warranty or defect in documentation;

         o the right to direct foreclosures upon the failure of the Servicer to do so in accordance with the Agreement; and

         o  the right to direct the Trustee to investigate certain matters.

         o The Certificate Insurer's consent will be required prior to, among other things,

         o  the removal of the Trustee,

         o  the appointment of any successor Trustee or Servicer or

         o any amendment to the Agreement (which consent will not be withheld if an opinion of counsel is delivered and addressed to the Certificate Insurer and the Trustee to the effect that failure to amend the Agreement would adversely affect the interests of the Certificateholders).

The Certificate Insurer

         The information set forth in this section and in Appendix B and Appendix C hereto has been supplied by ____________. Accordingly, none of the Depositor, the Seller, the Servicer, the Trustee or the Underwriter makes any representation as to the accuracy and completeness of such information.

         ________ is a ___________ which engages only in the business of financial guarantee and surety insurance. _______ is licensed in ___ states in addition to _________. ________ insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. ____________ also provides financial guarantee reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

         _________'s claims-paying ability is rated "Aaa" by Moody's Investors Service, Inc. ("Moody's"), "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), "AAA" by Duff & Phelps Credit Rating Co. ("Duff & Phelps") and "AAA" by Fitch IBCA, Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

         ________ is regulated by ___________. In addition, _________ is subject to regulation by the insurance laws and regulations of the other jurisdictions in which it is licensed. Such insurance laws regulate, among other things, the amount of net exposure per risk that ________ may retain, capital transfers, dividends, investment of assets, changes in control, transactions with affiliates and consolidations and acquisitions. __________ is subject to periodic regulatory examinations by the same regulatory authorities.

         ________'s obligations under the Policy may be reinsured. Such reinsurance does not relieve _________ of any of its obligations under the Policy.

         THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

         As at December 31, and , _____________ had qualified statutory capital (which consists of policyholders' surplus and contingency reserve) of approximately $____ million and $____ million, respectively, and had not incurred any debt obligations. ______________ requires ________ to establish and maintain the contingency reserve, which is available to cover claims under surety bonds issued by ____________.

         The audited financial statements of ______________ prepared in accordance with generally accepted accounting principles for the period ended December 31, are attached as Appendix B to this Prospectus Supplement, and the unaudited financial statements of _________ for the period ended ______________, are attached as Appendix C to this Prospectus Supplement. Copies of _________'s financial statements prepared in accordance with statutory accounting standards, which differ from generally accepted accounting principles, and filed with _____________________ are available upon request. __________ is located at ____________________ and its telephone number is _______________.


                                USE OF PROCEEDS

         The net proceeds to be received from the sale of the Class A Certificates will be used by the depositor to purchase the Loans. The Loans will have been acquired by the depositor from _____________ in a privately negotiated transaction.


               CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The pooling and servicing agreement provides that the trust will comprise a REMIC organized in a "real estate mortgage investment conduit" ("REMIC") structure. The REMIC will designate a single class of interests as the residual interest in the REMIC. The Class R Certificates will represent ownership of the residual interests in the REMIC. An election will be made to treat the REMIC as a REMIC for federal income tax purposes.

         Each Class of the Class A Certificates will represent beneficial ownership of regular interests issued by the REMIC.

         Upon the issuance of the Class A Certificates, Brown & Wood LLP ("Tax Counsel"), will deliver its opinion concluding, assuming compliance with the Pooling and Servicing Agreement, that for federal income tax purposes the REMIC will qualify as a REMIC within the meaning of section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

         Taxation of Regular Interests

         A Certificateholder of a class of Class A Certificates will be treated for federal income tax purposes as owning an interest in regular interests in the REMIC.

         Upon the sale, exchange, or other disposition of Class A Certificate, assuming that a Class A Certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of a Class A Certificate should, subject to the limitation described below, be capital gain or loss. However, gain attributable to a Class A Certificate will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the Certificateholder's gross income with respect to the regular interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the Class A Certificate over (ii) the amount actually included in such Certificateholder's income.

         Interest on a REMIC regular interest must be included in income by a Certificateholder under the accrual method of accounting, regardless of the Certificateholder's regular method of accounting. In addition, a regular interest could be considered to have been issued with original issue discount ("OID"). See "Certain Material Federal Income Tax Considerations -- Taxation of the REMIC" in the Prospectus. The prepayment assumption that will be used to in determining the accrual of any OID, market discount, or bond premium, if any, will equal the rate described above under "Yield, Prepayment and Maturity Considerations--Weighted Average Lives" for Scenario ___. No representation is made that the Loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the Certificateholder receives currently the cash attributable to such OID.

Status of the Class A Certificates

         The regular interest component of the Class A Certificates will be treated as assets described in section 7701(a)(19)(C) of the Code, and as "real estate assets" under section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund would be so treated. In addition, to the extent a regular interest represents real estate assets under section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code.

Non-U.S. Persons

         Interest paid to or accrued by a Certificateholder who is a Non-U.S. Person will be considered "portfolio interest", and will not be subject to U.S. federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person and the Non-U.S. Person (i) is not actually or constructively a "10 percent shareholder" of the Trust Fund or a "controlled foreign corporation" with respect to which the Trust Fund is a "related person" within the meaning of the Code and (ii) provides the Trust Fund or other person who is otherwise required to withhold U.S. tax with respect to the Class A Certificates with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Class A Certificate is a Non-U.S. Person and providing the Non-U.S. Person's name and address. If a Class A Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the Non-U.S. Person that owns the Class A Certificate.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Class A Certificate by a Non-U.S. Person will be exempt from United States federal income and withholding tax, provided that

         o such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person, and

         o in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

For purposes of the foregoing discussion, the term "Non-U.S. Person" means any person other than

         o  a citizen or resident of the United States;

         o a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia;

         o a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations);

         o an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or

         o a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust.

Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

Prohibited Transactions Tax and Other Taxes

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Loan, the receipt of income from a source other than a Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Loans for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property (the "Contributions Tax"). The Trust Fund will not accept contributions that would subject it to such tax.

         In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the Trust Fund will recognize net income from foreclosure property subject to federal income tax.

Backup Withholding

         Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Class A Certificates if the Certificate Owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

         The Trustee will be required to report annually to the Internal Revenue Service (the "IRS"), and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Offered Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only holder of record of a class of Class A Certificates is Cede, as nominee of DTC, the IRS and Certificate Owners of such class will receive tax and other information, including the amount of interest paid on such Certificates owned, from Participants and Financial Intermediaries rather than from the trustee. (The trustee, however, will respond to requests for necessary information to enable Participants, Financial Intermediaries and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or Financial Intermediaries (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         Those amounts will be deemed distributed to the affected Certificate Owner for all purposes of the related Certificates and the pooling and servicing agreement.


                                  STATE TAXES

         The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Class A Certificates under the tax laws of any state. Investors considering an investment in the Class A Certificates should consult their own tax advisors regarding such tax consequences.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Class A Certificates.


                             ERISA CONSIDERATIONS

         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit or other plan (such as an individual retirement account or a Keogh plan) that is subject to Title I of ERISA or to
Section 4975 of the Code from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. Certain governmental plans, although not subject to ERISA or the Code, are subject to federal, state or locals laws ("Similar Law") that impose similar requirements (such plans subject to ERISA, Section 4975, or Similar Law being referred to herein as "Plans"). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code or under Similar Law for such persons.

         ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that such a Plan's investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. A fiduciary which decides to invest the assets of the Plan in the Class A Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Loans.

          [It is expected that the Class A Certificates will be considered equity interests in the trust for purposes of the Plan Assets Regulation, and that the assets of the trust may therefore constitute plan assets if Class A Certificates are acquired by Plans. It is not expected that the Class A Certificates will constitute "publicly-offered securities" and the trustee will not monitor ownership of the Class A Certificates to ensure that ownership by benefit plan investors is not significant.] [Furthermore, the trust does not contain only assets to which the Exemption, described in the Prospectus, applies.

         As a result, Class A Certificates shall not be transferred and the Trustee shall not register any proposed transfer of Class A Certificates unless it receives (i) a representation substantially to the effect that the proposed transferee is not a Plan, is not acquiring the Class A Certificates on behalf of or with the assets of a Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed "plan assets" for purposes of ERISA), or (ii) an opinion of counsel in form and substance satisfactory to the Trustee and the Depositor that the purchase or holding of the Class A Certificates by or on behalf of a Plan will not constitute a prohibited transaction and will not result in the assets of the Trust being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and the Code or any Similar Law or subject the trustee, the certificate administrator or the depositor to any obligation in addition to those undertaken in the Trust Agreement.]

         [It is expected that the Exemption will apply to the acquisition and holding by Plans of the Class A Certificates, and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the obligations included in the trust by aggregate unamortized principal balance of the assets of the trust.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 described in the Prospectus and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Class A Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.]


                        LEGAL INVESTMENT CONSIDERATIONS

         Because certain of the Loans are secured by junior liens, the Class A Certificates will not constitute "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Offered Certificates.

         There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors. See "Legal Investment" in the Prospectus.


                                 UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") between the Depositor and Bear, Stearns & Co. Inc. (the "Underwriter"), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, each Class of Offered Certificates.

         Subject to the terms and conditions set forth in the Underwriting Agreement, the Underwriter has agreed to purchase all of the Offered Certificates, if any are purchased. The Depositor has been advised by the Underwriter that it proposes initially to offer the Offered Certificates to the public at the respective offering prices set forth on the cover page of this prospectus supplement and to certain dealers at those prices less a concession not in excess of the respective amounts set forth in the table below (expressed as a percentage of the respective Certificate Principal Balance). The Underwriter may allow and dealers may reallow a discount not in excess of the respective amounts set forth in the table below to certain other dealers.

                                                   Selling          Reallowance
Class                                            Concession         Discount
-----                                            ----------         --------
A-1.......................................                %                 %

A-2.......................................                %                 %

A-3.......................................                %                 %


         The Depositor is an affiliate of the Underwriter.

         In connection with the offering of the Offered Certificates, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of any Class of Offered Certificates. Specifically, the Underwriters may overallot the offering, creating a syndicate short position. The Underwriters may bid for and purchase the Offered Certificates in the open market to cover syndicate short positions. In addition, the Underwriters may bid for and purchase the Offered Certificates in the open market to stabilize the price of the Offered Certificates. The activities may stabilize or maintain the market price of the Offered Certificates above independent market levels. The Underwriters are not required to engage in these activities, and may end these activities at any time.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.


                                    EXPERTS

         The financial statements of ___________ included in this Prospectus Supplement in Appendix B, as of December 31, and and for each of the years in the two year period then ended, have been included in reliance upon the report of ___________, independent certified public accountants, appearing in Appendix B, upon the authority of such firm as expert in accounting and auditing.


                                    RATINGS

         It is a condition to issuance that each Class of Offered Certificates be rated not lower than ____ by __________ and ____ by __________.

         A securities rating addresses the likelihood of the receipt by Holders of distributions on the Loans to which they are entitled. The rating takes into consideration the characteristics of the Loans and the structural, legal and tax aspects associated with the Class A Certificates. The ratings on the Class A Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Loans or the possibility that Holders might realize a lower than anticipated yield. The ratings assigned to the Class A Certificates will depend primarily upon the creditworthiness of the certificate insurer. Any reduction in a rating assigned to the claims-paying ability of the certificate insurer below the ratings initially assigned to the Class A Certificates may result in a reduction of one or more of the ratings assigned to the Class A Certificates.

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.


                                 LEGAL MATTERS

         Certain legal matters with respect to the Certificates will be passed upon by Brown & Wood LLP, New York, New York.

                                                             APPENDIX A

                        CERTAIN STATISTICAL INFORMATION
                REGARDING THE INITIAL LOANS IN THE LOAN GROUPS
                            AS OF THE CUT-OFF DATE



LOAN GROUP I

LOAN GROUP II

                                                                  ANNEX I


         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered _______ Home Equity Loan Trust ____-__ $__________ Asset-Backed Certificates, Series ____-__ (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, [Cedelbank or Euroclear]. The Global Securities will be traceable as home market instruments in [both the European and] the U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Cedelbank [and Euroclear] will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedelbank [and Euroclear] and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         [Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear (in such capacity) and as DTC Participants.]

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. [As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.]

         Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         [Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.]

         Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior home equity loan asset-backed certificates issues in same-day funds.

         [Trading between Cedelbank and/or Euroclear Participants. Secondary market trading between Cedelbank Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.]

         [Trading between DTC Seller and Cedelbank or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedelbank Participant or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debt will be valued instead as of the actual settlement date.]

         [Cedelbank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedelbank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Cedelbank Participant's or Euroclear Participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Cedelbank Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.]

         [Trading between Cedelbank or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedelbank Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedelbank or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedelbank Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.]

         [Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Participant or Euroclear Participant.]

         Certain U.S. Federal Income Tax Documentation Requirements

         [A beneficial owner of Global Securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.]

         Exemption for Non-U.S. Persons (Form W-8). Beneficial Holders of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

         Exemption for Non-U.S. Persons with effectively connected income (Form 4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Holdership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Holders or their agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                    ________ Home Equity Loan Trust ____-__
                          Issuer of the Certificates




             $__________ ASSET-BACKED CERTIFICATES, SERIES ____-__



                                    [LOGO]





                        -------------------------------

                             PROSPECTUS SUPPLEMENT
                        -------------------------------


                           Bear, Stearns & Co. Inc.

                                --------, ----






PROSPECTUS

                            Asset-Backed Securities
                             (Issuable in Series)
                  BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                   Depositor


------------------------
Consider carefully the
risk factors beginning
on page 3 of this
prospectus.

The securities represent
obligations of the trust
only and do not represent
an interest in or
obligation of the
depositor, the seller, the
master servicer or any of
their affiliates.

This prospectus may be
used to offer and sell the
securities only if
accompanied by a
prospectus supplement.

------------------------

The Securities

         Bear Stearns Asset Backed Securities, Inc., as depositor, will sell the securities, which may be in the form of asset-backed certificates or asset-backed notes. Each issue of securities will have its own series designation and will evidence either:

         o  ownership interests in certain assets in a trust fund or

         o  debt obligations secured by certain assets in a trust fund.

         Each series of securities will consist of one or more classes. Each class of securities will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust fund. In each case, the specified portion may equal from 0% to 100%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes, or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

The Trust Fund and Its Assets

         As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

         o closed-end and/or revolving home equity loans secured by senior or subordinate liens on one- to four-family residential or mixed-use properties;
         o home improvement installment sales contracts and installment loan agreements that are either unsecured or secured by senior or subordinate liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements; and
         o  private asset backed securities.

            Each trust fund may be subject to early termination in certain circumstances.

Market for the Securities

         No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

Offers of the Securities

         Offers of the securities are made through Bear, Stearns & Co. Inc. and the other underwriters listed in the related prospectus supplement.

         Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                           Bear, Stearns & Co. Inc.
                                  July , 2000

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

            Information about each series of securities is contained in the following documents:

         o this prospectus, which provides general information, some of which may not apply to a particular series; and

         o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series. If the prospectus supplement contains information about a particular series that differs from the information contained in this prospectus, you should rely on the information in the prospectus supplement.

         You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

         Each prospectus supplement generally will include the following information with respect to the related series of securities:

         o the principal amount, interest rate and authorized denominations of each class of securities;

         o information concerning the home equity loans, home improvement contracts and/or private securities in the related trust fund;

         o information concerning the seller or sellers of the home equity loans, home improvement contracts and/or private securities and information concerning any servicer;

         o the terms of any credit enhancement with respect to particular classes of the securities;

         o information concerning other trust fund assets, including any reserve fund;

         o the final scheduled distribution date for each class of securities;

         o the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

         o information about any REMIC or FASIT tax elections for some or all of the trust fund assets; and

         o  particulars of the plan of distribution for the securities.

         If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Asset Securities, Inc., 245 Park Avenue, New York, New York 10167 and our telephone number is
(212) 272-4095. For other means of acquiring additional information about us or a series of securities, see "The Trust Funds -- Incorporation of Certain Information by Reference" beginning on page 85 of this prospectus.

                                 RISK FACTORS

         You should consider the following information carefully, since it identifies certain significant sources of risk associated with an investment in the securities.

Limited Liquidity

         No market will exist for the securities of any series before they are issued. In addition, we cannot give you any assurance that a resale market will develop following the issuance and sale of any series of the securities. Even if a resale market does develop, it might not provide you with liquidity of investment or continue for the life of the securities.

Limited Assets for Making Payments

         The securities of each series will be payable solely from the assets of the related trust fund, including any credit enhancement that may be applicable to certain classes. In the case of securities that are in the form of notes, the related indenture will require that noteholders proceed only against the assets of the related trust fund. We cannot give you any assurance that the market value of the assets in any trust fund will be equal to or greater than the total principal amount of the related series of securities then outstanding, plus accrued interest. Moreover, if the assets of a trust fund are ever sold, the sale proceeds will be applied first to reimburse any related trustee, servicer and credit enhancement provider for their unpaid fees and expenses before any remaining amounts are distributed to securityholders.

         In addition, at the times specified in the related prospectus supplement, certain assets of the trust fund and the related security accounts may be released to the depositor, the servicer, the credit enhancement provider or other persons, if

         o all payments then due on the related securities have been made, and

         o any other payments specified in the related prospectus supplement have been made.

         Once released, such assets will no longer be available to make payments to securityholders.

         You will have no recourse against the depositor or any other person if any required distribution on the securities is not made or for any other default. The only obligations of the depositor with respect to the related trust fund or the securities would result from a breach of the representations and warranties that the depositor may make concerning the trust assets. However, because of the depositor's very limited assets, even if the depositor should be required to repurchase a loan from a particular trust fund because of the breach of a representation or warranty, its sole source of funds for the repurchase would be:

         o funds obtained from enforcing any similar obligation of the originator of the loan, or

         o monies from any reserve fund established to pay for loan repurchases.

Limited Protection Against Losses

         Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. Nevertheless, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. Moreover, the amount of credit enhancement may decline or be depleted under certain circumstances before the related securities are paid in full. As a result, securityholders may suffer losses.

Your Yields on the Securities May Vary

         The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

         o the extent of prepayments on the underlying loans in the trust fund or, if the trust fund contains underlying securities, on the loans backing the underlying securities;

         o the method by which payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;

         o if any party has an option to terminate the related trust early, the effect of the exercise of the option;

         o the rate and timing of defaults and losses on the assets in the related trust fund;

         o repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor or a seller; and

         o in the case of a trust fund that contains revolving credit line loans, any provisions for non-amortization, early amortization or scheduled amortization periods described in the related prospectus supplement.

         All the above factors may affect the yield to maturity of the securities.

         Interest payable on the securities on any given distribution date will include all interest accrued during the related interest accrual period. Each prospectus supplement will specify the interest accrual period for the securities of the related series. If interest accrues during the calendar month before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par may be less than the indicated coupon rate.

Some Loans Require Balloon Payments

         Certain of the underlying loans may not be fully amortizing over their terms to maturity and may require a substantial principal payment (i.e., a "balloon" payment) at their stated maturity. Loans of this type involve a greater degree of risk than fully amortizing loans since the related borrower generally must be able to refinance the loan or sell the related property prior to the loan's maturity date. The borrower's ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower's equity in the property, the borrower's general financial condition and tax laws.

Adjustable Rate Loans May Be Underwritten Differently

         A trust fund may include adjustable rate loans that were underwritten on the assumption that the borrowers would be able to make higher monthly payments in a relatively short period of time. In fact, however, the borrowers' income may not be sufficient to meet their loan payments as payment amounts increase, thus increasing the risk of default.

Property Values May Be Insufficient

         If the home equity loans in a trust fund are primarily in a junior lien position, any proceeds from liquidations, insurance recoveries or condemnations must be used first to satisfy the claims of the related senior lien loans (and related foreclosure expenses) before being available to satisfy the junior lien loans. In addition, a junior mortgage lender may only foreclose subject to the related senior mortgage. As a result, the junior mortgage lender must either pay the related senior mortgage lender in full, at or before the foreclosure sale, or agree to make the regular payments on the senior mortgage. The trust will not have a source of funds to satisfy any senior mortgages or to continue making payments on them. As a result, the trust's ability, as a practical matter, to foreclose on any junior mortgage loan will be quite limited. The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans, together with any senior financing on the same properties, would equal or exceed those values:

         o an overall decline in the residential real estate markets where the properties are located;

         o  failure of borrowers to maintain their properties adequately;
            and

         o natural disasters that may not be covered by hazard insurance, such as earthquakes and floods.

         If property values decline, actual rates of delinquencies, foreclosures and losses on the underlying loans could be higher than those currently experienced by the mortgage lending industry in general.

Home Improvement Contracts and Other Loans May Not Have Sufficient Security

         A trust fund may include home improvement contracts that are not secured by an interest in real estate or otherwise. It may also include home equity loans with original loan-to-value ratios (or combined loan-to-value ratios in the case of junior loans) greater than 100%. In these cases, the trust fund could be treated as a general unsecured creditor for the unsecured portion of these loans.

         If a loan of this type goes into default, the trust fund will have recourse only against the borrower's assets generally for the unsecured portion of the loan, along with the borrower's other general unsecured creditors. In a bankruptcy proceeding, the unsecured portion of the loan may be discharged, even if the value of the borrower's assets available to the trust fund would be insufficient to pay the remaining amounts owing on the loan.

Home Improvement Contracts Will Not Be Stamped

         The depositor will ensure that a UCC-1 financing statement is filed that identifies as collateral the home improvement contracts included in a trust fund. However, unless the related prospectus supplement provides otherwise, the home improvement contracts themselves will not be stamped or marked to reflect their assignment to the trust fund. Thus, if as a result of negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trust fund, the interests of the related securityholders in those contracts could be defeated.

Pre-Funding May Adversely Affect Your Investment

         The related prospectus supplement may provide that the depositor or seller will deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may be used only to acquire additional assets for the trust during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of that period will be distributed as a prepayment of principal to the holders of the related securities. As a result, the yield to maturity on your investment may be adversely affected.

Bankruptcy Laws May Adversely Affect Trust Fund Assets

         The federal bankruptcy code and state debtor relief laws may adversely affect the ability of the trust fund, as a secured lender, to realize upon its security. For example, in a federal bankruptcy proceeding, a lender may not foreclose on mortgaged property without the bankruptcy court's permission. Similarly, the debtor may propose a rehabilitation plan, in the case of mortgaged property that is not his principal residence, that would reduce the amount of the lender's secured indebtedness to the value of the property as of the commencement of the bankruptcy. As a result, the lender would be treated as a general unsecured creditor for the reduced amount, the amount of the monthly payments due on the loan could be reduced, and the interest rate and loan payment schedule could be changed.

         Any such actions could result in delays in receiving payments on the loans underlying the securities and result in the reduction of total payments.

Environmental Risks May Adversely Affect Trust Fund Assets

         Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust fund as owner of the related property.

         In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust fund is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Consumer Protection Laws May Adversely Affect Trust Fund Assets

         The loans and contracts in each trust fund also may be subject to federal laws relating to loan origination and underwriting. These laws

         o require certain disclosures to the borrowers regarding the terms of the loans;

         o prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

         o regulate the use and reporting of information related to the borrower's credit experience; and

         o require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

         Certain loans are also subject to federal laws that impose additional disclosure requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, the trust fund, as assignee of the creditor, would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

         Certain home improvement contracts are subject to federal laws that protect the borrower from defective or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting the trust fund, as assignee of the creditor, to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

         If certain provisions of these federal laws are violated, the servicer may be unable to collect all or part of the principal or interest on the loans. The trust fund also could be subject to damages and administrative enforcement.

Subordinate Securities Are Subject to Additional Risk

         If you invest in any class of subordinate securities, your rights as an investor to receive payments otherwise due you will be subordinate to the rights of the servicer and the holders of the related senior securities. As a result, before investing in any subordinate securities, you must be prepared to bear the risk that payments on your securities may be delayed and that you might not recover all of your initial investment.

Financial Instruments May Not Perform As Expected

         As described under "Enhancement--Financial Instruments," a trust fund may include financial instruments to protect against certain risks or to provide certain cash flow characteristics for particular classes of the securities of a series. If you invest in such a class and the issuer of the financial instruments fails to perform its obligations, the yield to maturity, market price and liquidity of your securities could be materially adversely affected. In addition, if the issuer of the related financial instruments experiences a credit rating downgrade, the market price and liquidity of your securities could be reduced. Finally, if the financial instruments are intended to provide an approximate or partial hedge for certain risks or cashflow characteristics, the yield to maturity, market price and liquidity of your securities could be adversely affected to the extent that the financial instrument does not provide a perfect hedge.

REMIC Residual Securities Are Subject to Additional Risk

         If you invest in any class of securities that represent the "residual interest" in a real estate mortgage investment conduit (REMIC), you will be required to report as ordinary income your pro rata share of the REMIC's taxable income, whether or not you actually received any cash. Thus, as the holder of a REMIC residual interest security, you could have taxable income and tax liabilities in a year that are in excess of your ability to deduct servicing fees and any other REMIC expenses. In addition, because of their special tax treatment, your after-tax yield on a REMIC residual interest security may be significantly less than that of a corporate bond with similar cash-flow characteristics and pre-tax yield. Transfers of REMIC residual interest securities are also restricted.

FASIT Ownership Securities Are Subject to Additional Risk

         If you are a fully taxable domestic corporation that invests in any class of securities representing the "ownership interest" in a financial asset securitization investment trust (FASIT), you will be required to report as ordinary income your pro rata share of the FASIT's taxable income, whether or not you actually received any cash. Thus, as the holder of a FASIT ownership interest security, you could have taxable income and tax liabilities in a year that are in excess of your ability to deduct servicing fees and any other FASIT expenses. In addition, because of their special tax treatment, your after-tax yield on a FASIT ownership interest security may be significantly less than that of a corporate bond with similar cash-flow characteristics and pre-tax yield. Transfers of FASIT ownership interest securities are also restricted.

Book Entry Registration

         Limit on Liquidity of Securities. Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

         Limit on Ability to Transfer or Pledge. Transactions in book-entry securities can be effected only through The Depository Trust Company (DTC), its participating organizations, its indirect participants and certain banks. As a result, your ability to transfer or pledge securities issued in book-entry form may be limited.

         Delays in Distributions. You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to DTC for credit to the accounts of its participants. In turn, these participants will credit the distributions to your account either directly or indirectly through indirect participants.

Security Ratings Are Not Recommendations

         Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the trust fund assets and any credit enhancement for that class and reflects the rating agency's assessment of the likelihood that holders of the class of securities will receive the payments to which they are entitled. A rating is not an assessment of the likelihood that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of an early termination of the securities. You should not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

         There is no assurance that any rating will remain in effect for any given period or that the rating agency will not lower or withdraw the rating in the future. The rating agency could lower or withdraw its rating due to:

         o any decrease in the adequacy of the value of the trust fund assets or any related credit enhancement, or

         o an adverse change in the financial or other condition of a credit enhancement provider.



                         DESCRIPTION OF THE SECURITIES

General

         Bear Stearns Asset Backed Securities, Inc. (the "Depositor") will establish a trust fund (each, a "Trust Fund") for each series (a "Series") of its Asset-Backed Notes (the "Notes") and of its Asset-Backed Certificates (the "Certificates").

         Each Series of Notes will be issued pursuant to an indenture (each, an "Indenture") between the Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to that Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. If the Trust Fund includes Loans, the Trust Fund and the related servicer (the "Servicer") will also enter into a Servicing Agreement (each, a "Servicing Agreement") with respect to the Loans.

         The Certificates will also be issued in Series pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the related Servicer (if the Trust Fund includes Loans) and the related Trustee A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A Series may consist of both Notes and Certificates. We refer to both Notes and Certificates in this prospectus as "Securities."

         The seller or sellers named in the related Prospectus Supplement (collectively, the "Seller"), from which the Depositor will have purchased certain of the assets included in the Trust Fund, may agree to reimburse the Depositor for certain fees and expenses that the Depositor incurs in connection with the offering of the related Securities.

         The following summaries describe certain provisions in the Pooling and Servicing Agreement or Trust Agreement, in the case of a Series of Certificates, and the Indenture and the Servicing Agreement, in the case of a Series of Notes (collectively, the "Agreements") common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated in this prospectus by reference as part of such summaries.

         Each Series of Securities will consist of one or more classes (each, a "Class"), one or more of which may be compound interest Securities, variable interest Securities, planned balance (PAC) Securities, zero coupon Securities, principal only Securities, interest only Securities or participating Securities. A Series may also include one or more Classes of subordinated Securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of any conditions, applicable to a particular Class as described in the related Prospectus Supplement, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

         Unless otherwise provided in the related Prospectus Supplement, payments of principal of and interest on a Series of Securities will be made on the distribution dates specified in the Prospectus Supplement (each, a "Distribution Date") by check mailed to holders of that Series, registered as such at the close of business on the record date (specified in the Prospectus Supplement) that is applicable to that Distribution Date at their addresses appearing on the security register (each, a "Holder"). However, payments may be made by wire transfer (at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the Prospectus Supplement. In addition final payments of principal in retirement of each Security will be made only upon presentation and surrender of the Security at the office of the related Trustee. Notice of the final payment on a Security will be mailed to the Holder of that Security before the Distribution Date on which the final principal payment is expected to be made.

         Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, the following amounts will be deposited directly into an account (each, a "Collection Account") established for a particular Series with the Trustee (or with the Servicer in the name of the Trustee):

         o all payments with respect to the Primary Assets (as defined below) for a Series, together with reinvestment income thereon;

         o amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the Prospectus Supplement as rating that Series (each, a "Rating Agency") deposited in one or more reserve funds established in the name of the Trustee (each, a "Reserve Fund'); and

         o  amounts available pursuant to any other credit enhancement.

         If provided in the related Prospectus Supplement, the deposits may be net of certain amounts payable to the Servicer and any other person specified in the Prospectus Supplement. Those amounts thereafter will be deposited into the separate distribution account (each, a "Distribution Account") established for that Series and will be available to make payments on the Securities of that Series on the next Distribution Date. See "The Trust Funds--Collection and Distribution Accounts" in this prospectus.

The Primary Assets and Their Valuation

         The "Primary Assets" of each Trust Fund may include one or more pools of the following:

         o closed-end and/or revolving home equity loans (the "Mortgage Loans"), secured by senior or subordinate liens on one- to four-family residential or mixed-use properties;

         o home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts"), which are either unsecured or secured generally by subordinate liens on one- to four-family residential or mixed-use properties, or by purchase money security interests in the related home improvements (the "Home Improvements"); and

         o securities (the "Private Securities") backed or secured by Mortgage Loans, Contracts and/or Home Improvement Contracts (the "Underlying Loans").

         The Mortgage Loans and the Home Improvement Contracts are collectively referred to in this prospectus as the "Loans". The residential or mixed-use properties that secure the Mortgage Loans are collectively referred to in this prospectus as the "Mortgaged Properties".

         If specified in the related Prospectus Supplement for a Series of Notes, each Primary Asset included in the related Trust Fund will be assigned an initial "Asset Value." Unless otherwise specified in the related Prospectus Supplement, at any time the Asset Value of the Primary Assets will be equal to

         o the product of the Asset Value Percentage as set forth in the Indenture and

         o  the lesser of

               (a) the stream of remaining regularly scheduled payments on the Primary Assets, net, unless otherwise provided in the related Prospectus Supplement, of certain amounts payable as expenses, together with income earned on each such scheduled payment received through the day preceding the next Distribution Date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the Notes of that Series over periods equal to the interval between payments on the Notes, and

               (b)  the then-outstanding principal balance of the Primary
                    Assets.

         Unless otherwise specified in the related Prospectus Supplement, the initial Asset Value of the Primary Assets will be at least equal to the principal amount of the Notes of the related Series at the date of issuance.

         The "Assumed Reinvestment Rate," if any, for a Series will be the highest rate permitted by the Rating Agencies or a rate insured by means of a surety bond, guaranteed investment contract or reinvestment agreement or other arrangement satisfactory to the Rating Agencies. If the Assumed Reinvestment Rate is insured in this way, the related Prospectus Supplement will set forth the terms of the arrangement.

Payments of Interest

         The Securities of each Class that by their terms are entitled to receive interest will bear interest (calculated, unless otherwise specified in the related Prospectus Supplement, on the basis of a 360-day year of twelve 30-day months) from the date and at the rate specified, or will be entitled to receive interest payment amounts calculated in the method described, in the related Prospectus Supplement. Interest on the interest-bearing Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. The rate of interest on Securities of a Series may be variable or may change with changes in the annual interest rates of the Loans (or Underlying Loans) included in the related Trust Fund and/or as prepayments occur with respect to the Loans (or Underlying Loans). Principal only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon Securities that is not paid on the related Distribution Date will accrue and be added to principal on such Distribution Date.

         Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding that Distribution Date.

Payments of Principal

         On each Distribution Date for a Series, principal payments will be made to the Holders of the related Securities on which principal is then payable, to the extent set forth in the related Prospectus Supplement. The payments will be made in a total amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of the Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

Final Scheduled Distribution Date

         The "Final Scheduled Distribution Date" with respect to each Class of a Series of Notes is the date no later than which the total principal balance of that Class will be fully paid, and with respect to each Class of a Series of Certificates is the date on which the principal balance of that Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Primary Assets will be used to make distributions that reduce the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to a Series of Certificates, unless otherwise specified in the related Prospectus Supplement, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund. No assurance can be given as to the actual prepayment experience with respect to a Series. See "-Weighted Average Lives of the Securities" below.

Special Redemption

         If so specified in the Prospectus Supplement relating to a Series of Securities having other than monthly Distribution Dates, one or more Classes of Securities of that Series may be subject to special redemption, in whole or in part, on the day specified in the related Prospectus Supplement (the "Special Redemption Date") if, as a consequence of prepayments on the related Loans (or Underlying Loans) or low yields then available for reinvestment, the entity specified in the Prospectus Supplement determines, based on assumptions set forth in the applicable Agreement, that the amount available for the payment of interest that will have accrued on those Securities (the "Available Interest Amount") through the designated interest accrual date specified in the related Prospectus Supplement is less than the amount of interest that will have accrued on those Securities to that date. In this event and as further described in the Prospectus Supplement, the Trustee will redeem a principal amount of outstanding Securities of that Series sufficient to cause the Available Interest Amount to equal the amount of interest that will have accrued through the designated interest accrual date for that Series of Securities outstanding immediately after the redemption.

Optional Redemption, Purchase or Termination

         The Depositor or the Servicer or any other entity that may be designated in the related Prospectus Supplement will have the option to redeem, in whole or in part, one or more Classes of Notes or purchase one or more Classes of Certificates of any Series on any Distribution Date under the circumstances, if any, specified in the related Prospectus Supplement. Alternatively, if the Prospectus Supplement for a Series of Certificates so provides, the Depositor, the Servicer or another entity designated in the related Prospectus Supplement will have the option to cause an early termination of the Trust Fund by repurchasing all of the Primary Assets from the Trust Fund on or after a date specified in the Prospectus Supplement, or on or after such time as the total outstanding principal amount of the Certificates or Primary Assets (as specified in the Prospectus Supplement) is equal to or less than the amount or percentage specified in the Prospectus Supplement. Notice of such redemption, purchase or termination must be given by the Depositor or the Trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the Prospectus Supplement. If specified in the Prospectus Supplement, in the event that a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended (the "Code").

         In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

Weighted Average Lives of the Securities

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. Unless otherwise specified in the related Prospectus Supplement, the weighted average life of the Securities of a Class will be influenced by the rate at which the amount financed under the Loans (or Underlying Loans relating to the Private Securities, as applicable) included in the Trust Fund for a Series is paid, whether in the form of scheduled amortization or prepayments.

         Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each Class of Securities of the Series and the percentage of the original principal amount of each Class of Securities of the Series that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans (or Underlying Loans relating to the Private Securities, as applicable) included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the Prospectus Supplement.

         There is, however, no assurance that prepayment of the Loans (or Underlying Loans relating to the Private Securities, as applicable) included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the Loans (or Underlying Loans) either from time to time or over the lives of the Loans (or Underlying Loans).

         The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans (or Underlying Loans) for a Series, those loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those loans. In this regard, it should be noted that the Loans (or Underlying Loans) for a Series may have different interest rates. In addition, the weighted average life of a Class of the Securities may be affected by the varying maturities of the Loans (or Underlying Loans). If any Loans (or Underlying Loans) for a Series have actual terms to stated maturity that are less than those that were assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.


                                THE TRUST FUNDS

General

         The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include assets purchased by the Depositor from the Seller composed of:

         o  the Primary Assets;

         o amounts available from the reinvestment of payments on the Primary Assets at the Assumed Reinvestment Rate, if any, specified in the related Prospectus Supplement;

         o any credit enhancement ("Enhancement") in the form of an irrevocable letter of credit, surety bond, insurance policy or other form of credit support;

         o any Mortgaged Property or Home Improvement that secured a Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession "REO Property"); and

         o the amount, if any, initially deposited into the Collection Account or Distribution Account(s) for a Series as specified in the related Prospectus Supplement.

         The Securities will be non-recourse obligations of the related Trust Fund. The assets of the Trust Fund specified in the related Prospectus Supplement for a Series of Securities, unless the Prospectus Supplement indicates otherwise, will serve as collateral only for that Series of Securities. Holders of a Series of Notes may only proceed against the collateral securing that Series of Notes in the case of a default with respect to that Series of Notes and may not proceed against any assets of the Depositor or the related Trust Fund not pledged to secure those Notes.

         The Primary Assets for a Series will be sold by the Seller to the Depositor or purchased by the Depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the Depositor to the Trust Fund. Loans relating to a Series will be serviced by the Servicer (which may be the Seller) that is specified in the related Prospectus Supplement. The Servicer will service the Loans pursuant to a Pooling and Servicing Agreement, with respect to a Series of Certificates or a Servicing Agreement between the Trust Fund and Servicer, with respect to a Series of Notes.

         If the Prospectus Supplement so provides, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the Trustee.

         Each Trust Fund, prior to the initial offering of the related Series of Securities, will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than:

         o to acquire, manage and hold the related Primary Assets and other assets contemplated in this prospectus and in the related Prospectus Supplement, and the proceeds thereof;

         o  to issue the Securities;

         o  to make payments and distributions on the Securities; and

         o  to perform certain related activities.

         No Trust Fund is expected to have any source of capital other than its assets and any related Enhancement.

         Primary Assets included in the Trust Fund for a Series may consist of any combination of Loans and Private Securities, as and to the extent the related Prospectus Supplement specifies.

The Loans

         Mortgage Loans. The Primary Assets for a Series may consist, in whole or in part, of closed-end home equity loans (the "Closed-End Loans") and/or revolving home equity loans or certain balances forming a part of the revolving loans (the "Revolving Credit Line Loans" and, together with the Closed-End Loans, the "Mortgage Loans") secured by mortgages, primarily on one- to four-family residential or mixed-use properties, that may be subordinated to other mortgages on the same Mortgaged Property. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

         The full principal amount of a Closed-End Loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity. Unless otherwise described in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related Prospectus Supplement, the Trust Fund will not include any amounts borrowed under a Revolving Credit Line Loan after the date designated in the Prospectus Supplement as the cut-off date (the "Cut-off Date"). As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily Principal Balance of that Loan. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest-only payment option under which only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         The rate of prepayment on the Mortgage Loans cannot be predicted. Home equity loans have been originated in significant volume only during the past few years and the Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the Mortgage Loans. Moreover, the enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Mortgage Loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans."

         Collections on Revolving Credit Line Loans may vary for a number of reasons, including those listed below.

         o A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain Revolving Credit Line Loans (and, in more limited circumstances, Closed-End Loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

         o A borrower may make a payment that is as much as the entire Principal Balance plus accrued interest and related fees and charges during a month.

         o  A borrower may fail to make the required periodic payment.

         o Collections on the Mortgage Loans may vary due to seasonal purchasing and the payment habits of borrowers.

         The Mortgage Loans will be secured by "Single Family Properties" (i.e., one- to four-family residential housing, including condominium units and cooperative dwelling units) and mixed-use properties. Mixed-use properties will consist of structures of no more than three stories that include one- to four-residential dwelling units and space used for retail, professional or other commercial uses. Such uses, which will not involve more than 50% of the space in the structure, may include doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other similar types of uses intended to cater to individual customers as specified in the related Prospectus Supplement. The properties may be located in suburban or metropolitan districts. Any such non-residential use will be in compliance with local zoning laws and regulations. The Single Family Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related Prospectus Supplement) greater than the term of the related Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

         Unless otherwise specified in the related Prospectus Supplement, Mortgages on cooperative dwelling units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

         The aggregate Principal Balance of Loans secured by Single Family Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans are secured by Single Family Property that is owner-occupied will be either

         o a representation by the borrower at origination of the Mortgage Loan either that the underlying Mortgaged Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or

         o a finding that the address of the underlying Mortgaged Property is the borrower's mailing address as reflected in the Servicer's records.

         To the extent specified in the related Prospectus Supplement, Single Family Properties may include non-owner occupied investment properties and vacation and second homes.

         Home Improvement Contracts. The Primary Assets for a Series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor in the ordinary course of business. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by senior or junior Mortgages primarily on Single Family Properties, or by purchase money security interests in the related Home Improvements. Unless otherwise specified in the applicable Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, the home improvements (the "Home Improvements") securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. As used in this prospectus, the term "Property" includes the Mortgaged Properties and the Home Improvements.

         Additional Information. The selection criteria that will apply with respect to the Loans, including, but not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related Prospectus Supplement.

         The Loans for a Series may include Loans that do not amortize their entire Principal Balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining Principal Balance at maturity, as specified in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the Loans for a Series may include Loans that do not have a specified stated maturity.

         The Loans will be conventional contracts or contracts insured by the Federal Housing Administration (the "FHA") or partially guaranteed by the Veterans Administration (the "VA"). Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA under various FHA programs as authorized under the United States Housing Act of 1937, as amended.. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

         The insurance premiums for Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Loan to HUD. With respect to a defaulted FHA-insured Loan, the Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the borrower's control, the Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Servicer in partial or full satisfaction of amounts due under the Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Loan and HUD must have rejected any request for relief from the borrower before the Servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA-insured Loan will be obligated to purchase any such debenture issued in satisfaction of a Loan upon default for an amount equal to the principal amount of the debenture.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Loan adjusted to reimburse the Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the Loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

         The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         With respect to a defaulted VA-guaranteed Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the Mortgaged Property.

         The amount payable under a VA guaranty will be the percentage of the VA- insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

         The related Prospectus Supplement for each Series will provide information with respect to the Loans that are Primary Assets as of the Cut-off Date, including, among other things, and to the extent relevant:

         o  the aggregate unpaid Principal Balance of the Loans;

         o the range and weighted average interest rates on the Loans, and, in the case of adjustable rate Loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any;

         o  the range and average Principal Balance of the Loans;

         o the weighted average original and remaining terms to stated maturity of the Loans and the range of original and remaining terms to stated maturity, if applicable;

         o the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the Loans, as applicable;

         o the percentage (by Principal Balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates;

         o any special hazard insurance policy or bankruptcy bond or other enhancement relating to the Loans;

         o the percentage (by Principal Balance as of the Cut-off Date) of Loans that are secured by Mortgaged Properties or Home Improvements or that are unsecured;

         o the geographic distribution of any Mortgaged Properties securing the Loans;

         o for Loans that are secured by Single Family Properties, the percentage (by Principal Balance as of the Cut-off Date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

         o  the lien priority of the Loans;

         o  the delinquency status and year of origination of the Loans;

         o whether such Loans are Closed-End Loans and/or Revolving Credit Line Loans; and

         o in the case of Revolving Credit Line Loans, the general payments and credit line terms of those Loans and other pertinent features.

         The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Loans for a Series.

         If information of the nature described above respecting the Loans is not known to the Depositor at the time the Securities are initially offered, more general or approximate information of the nature described above will be provided in the Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

Private Securities

         General. Primary Assets for a Series may consist, in whole or in part, of Private Securities that include:

         o pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the "Underlying Loans") or

         o  collateralized obligations secured by Underlying Loans.

The pass-through certificates or collateralized obligations will have previously been

         o offered and distributed to the public pursuant to an effective registration statement, or

         o purchased in a transaction not involving any public offering from a person that is not an affiliate of the issuer of the Private Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the Private Securities were acquired from the issuer or from its affiliate, whichever is later.

         Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Securities themselves will not be insured or guaranteed.

         Private Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (each, a "PS Agreement"). The seller/servicer of the Underlying Loans will have entered into the PS Agreement with the trustee under such PS Agreement (the "PS Trustee"). The PS Trustee or its agent, or a custodian, will possess the Underlying Loans. Underlying Loans will be serviced by a servicer (the "PS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

         The sponsor of the Private Securities (the "PS Sponsor") will be

         o a financial institution or other entity engaged generally in the business of lending;

         o a public agency or instrumentality of a state, local or federal government; or

         o a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts.

         If so specified in the Prospectus Supplement, the PS Sponsor may be an affiliate of the Depositor. The obligations of the PS Sponsor generally will be limited to certain representations and warranties that it makes with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PS Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the Private Securities issued under the PS Agreement.

         Distributions of principal and interest will be made on the Private Securities on the dates specified in the related Prospectus Supplement. The Private Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Securities by the PS Trustee or the PS Servicer. The PS Sponsor or the PS Servicer may have the right to repurchase the Underlying Loans after a certain date or under other circumstances specified in the related Prospectus Supplement.

         The Underlying Loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The Underlying Loans will be secured by mortgages on Mortgaged Properties.

         Credit Support Relating to Private Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the PS Agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the Underlying Loans or with respect to the Private Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Underlying Loans and other factors and will have been established for the Private Securities on the basis of requirements of the nationally recognized statistical rating organization that rated the Private Securities.

         Additional Information. The Prospectus Supplement for a Series for which the Primary Assets include Private Securities will specify, to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable:

         o the total approximate principal amount and type of the Private Securities to be included in the Trust Fund for that Series;

         o  certain characteristics of the Underlying Loans, including

               (a) the payment features of the Underlying Loans (i.e., whether they are Closed-End Loans and/or Revolving Credit Line Loans, whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features);

               (b) the approximate aggregate Principal Balance, if known, of the Underlying Loans insured or guaranteed by a governmental entity;

               (c) the servicing fee or range of servicing fees for the Underlying Loans;

               (d) the minimum and maximum stated maturities of the Underlying Loans at origination;

               (e)  the lien priority of the Underlying Loans; and

               (f) the delinquency status and year of origination of such Underlying Loans;

         o  the maximum original term to stated maturity of the Private
            Securities;

         o  the weighted average term to stated maturity of the Private
            Securities;

         o the pass-through or certificate rate or range of rates for the Private Securities;

         o the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS Trustee for the Private Securities;

         o certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the Underlying Loans or to the Private Securities themselves;

         o the terms on which Underlying Loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Securities; and

         o the terms on which Underlying Loans may be substituted for those originally underlying the Private Securities.

         The above disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement. If information of the nature described above for the Private Securities is not known to the Depositor at the time the Securities are initially offered, more general or approximate information of a similar nature will be provided in the Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the SEC within 15 days of the initial issuance of such Securities.

Collection and Distribution Accounts

         A separate Collection Account will be established by the Trustee, or the Servicer in the name of the Trustee, for each Series of Securities for receipt of any cash specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Primary Assets and, unless otherwise specified in the related Prospectus Supplement, income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Enhancement, as provided in the related Prospectus Supplement, will be deposited into the applicable Distribution Account, which will also be established by the applicable Trustee for each such Series of Securities, for distribution to the related Holders. Unless otherwise specified in the related Prospectus Supplement, the applicable Trustee will invest the funds in the Collection Account and the Distribution Account(s) in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited into the Distribution Account(s) or otherwise distributed and, in the case of funds in the Distribution Account(s), than the day preceding the next Distribution Date for the related Series of Securities.

         "Eligible Investments" include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the Rating Agencies.

         Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related Prospectus Supplement.

         If specified in the related Prospectus Supplement, a Trust Fund will include one or more segregated trust accounts (each, a "Pre-Funding Account") established and maintained with the Trustee for the related Series. If so specified, on the Closing Date for the Series, a portion of the proceeds of the sale of the related Securities (such amount, the "Pre-Funded Amount") will be deposited into the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time specified in the related Prospectus Supplement (the "Pre-Funding Period"). In no case will the Pre-Funded Amount exceed 50% of the total principal amount of the related Securities, and in no case will the Pre-Funding Period exceed one year. The Primary Assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial Primary Assets, and the same representations and warranties will be made with respect to them. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series.

         If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the Closing Date for the Series, a portion of the proceeds of the sale of the Securities of the Series will be deposited into the Capitalized Interest Account and used to fund the excess, if any, of

         o  the sum of

               (i) the amount of interest accrued on the Securities of the
                   Series and

              (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period,

                                     over

         o the amount of interest available from the Primary Assets in the Trust Fund.

         Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.


                                  ENHANCEMENT

         If so provided in the Prospectus Supplement relating to a Series of Securities, simultaneously with the Depositor's assignment of the Primary Assets to the Trustee, the Depositor will obtain a security policy, issue subordinated securities or obtain any other form of enhancement or combination thereof (collectively, "Enhancement") in favor of the Trustee on behalf of the Holders of the related Series or designated Classes of the Series from an institution or by other means acceptable to the Rating Agencies. The Enhancement will support the payment of principal of and interest on the Securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the Prospectus Supplement. Enhancement for a Series may include one or more of the forms described below, or such other form as may be specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, any Enhancement may be structured so as to protect against losses relating to more than one Trust Fund, in the manner described in that Prospectus Supplement.

Subordinated Securities

         If specified in the related Prospectus Supplement, Enhancement for a Series may consist of one or more Classes of subordinated Securities. The rights of the Holders of subordinated Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of Holders of senior Securities of the same Series, but only to the extent described in the related Prospectus Supplement.

Insurance

         If specified in the related Prospectus Supplement, Enhancement for a Series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the Primary Assets, as described below and in the related Prospectus Supplement.

         Pool Insurance Policy. If so specified in the related Prospectus Supplement, the Depositor will obtain a pool insurance policy (the "Pool Insurance Policy") for the Loans in the related Trust Fund. The Pool Insurance Policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default, but will not cover the portion of the Principal Balance of any Loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related Prospectus Supplement.

         Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to Property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the Property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

         (i) the cost of repair or replacement of the Property, or

        (ii) upon transfer of the Property to the special hazard insurer, the unpaid Principal Balance of the Loan at the time of acquisition of the Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to the Property.

         If the unpaid Principal Balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the Property. Any amount paid as the cost of repair of the Property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

         Restoration of the Property with the proceeds described under clause
(i) in the second previous paragraph is expected to satisfy the condition under any Pool Insurance Policy that the Property be restored before a claim under the Pool Insurance Policy may be validly presented with respect to the defaulted Loan secured by the Property. The payment described under clause
(ii) in the second previous paragraph will render unnecessary presentation of a claim in respect of the Loan under any Pool Insurance Policy. Therefore, so long as a Pool Insurance Policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid Principal Balance of the related Loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to Holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and Pool Insurance Policy.

         Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Property securing the related Loan at an amount less than the then-outstanding Principal Balance of the Loan. The amount of the secured debt could be reduced to that value, and the holder of the Loan thus would become an unsecured creditor to the extent the Principal Balance of the Loan exceeds the value assigned to the Property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "Certain Legal Aspects of the Loans" in this prospectus. If the related Prospectus Supplement so provides, the Depositor or other entity specified in the Prospectus Supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by the court of the principal amount of a Loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the Prospectus Supplement for all Loans in the Trust Fund for the related Series. Such amount will be reduced by payments made under the bankruptcy bond in respect of the Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

Reserve Funds

         If the Prospectus Supplement relating to a Series of Securities so specifies, the Depositor will deposit into one or more funds to be established with the Trustee as part of the Trust Fund for that Series or for the benefit of any provider of Enhancement with respect to that Series (each, a "Reserve Fund") cash, a letter or letters of credit, cash collateral accounts, Eligible Investments, or other instruments meeting the criteria of the Rating Agencies in the amount specified in such Prospectus Supplement. In the alternative or in addition to such an initial deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Primary Assets for the Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Fund and the Reserve Fund maintenance requirements for a Series of Securities will be described in the related Prospectus Supplement.

         Amounts withdrawn from any Reserve Fund will be applied by the applicable Trustee to make payments on the Securities of the related Series, to pay expenses, to reimburse any provider of Enhancement for the Series or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

         Amounts deposited into a Reserve Fund will be invested by the applicable Trustee in Eligible Investments maturing no later than the day specified in the related Prospectus Supplement.

Minimum Principal Payment Agreement

         If provided in the Prospectus Supplement relating to a Series of Securities, the Depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the Rating Agencies pursuant to which the entity will provide certain payments on the Securities of the Series in the event that aggregate scheduled principal payments and/or prepayments on the Primary Assets for the Series are not sufficient to make certain payments on the Securities of the Series, as provided in the Prospectus Supplement.

Deposit Agreement

         If specified in a Prospectus Supplement, the Depositor and the applicable Trustee for such Series of Securities will enter into a deposit agreement with the entity specified in such Prospectus Supplement on or before the sale of the related Series of Securities. The purpose of a deposit agreement would be to accumulate available cash for investment so that such cash, together with income thereon, can be applied to future distributions on one or more Classes of Securities. The Prospectus Supplement for a Series of Securities pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

Financial Instruments

         If provided in the related Prospectus Supplement, the Trust Fund may include one or more financial instruments that are intended to meet the following goals:

         o to convert the payments on some or all of the Loans and Private Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

         o to provide payments if any index rises above or falls below specified levels; or

         o to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more Classes of the related Series.

         If a Trust Fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

         The related Prospectus Supplement will include, or incorporate by reference, material financial and other information about the provider of the financial instruments.


                              SERVICING OF LOANS

General

         Customary servicing functions with respect to Loans comprising the Primary Assets in a Trust Fund will be provided by the Servicer directly, pursuant to the related Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities.

Collection Procedures; Escrow Accounts

         The Servicer will make reasonable efforts to collect all payments required to be made under the Loans and will, consistent with the terms of the related Agreement for a Series and any applicable Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) to the extent provided in the related Agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on a Loan.

         If the related Prospectus Supplement so provides, the Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts (each, an "Escrow Account") with respect to Loans in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance policy premiums, and other comparable items will be deposited. In the case of Loans that do not require such payments under the related loan documents, the Servicer will not be required to establish any Escrow Account for those Loans. The Servicer will make withdrawals from the Escrow Accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the related Property and to clear and terminate such Escrow Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such accounts when a deficiency exists therein.

Deposits to and Withdrawals from the Collection Account

         Unless the related Prospectus Supplement specifies otherwise, the Trustee or the Servicer will establish a separate account (the "Collection Account") in the name of the Trustee. Unless the related Prospectus Supplement provides otherwise, the Collection Account will be an account maintained

         o at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated by each Rating Agency that rates the related the Securities of that Series at levels satisfactory to each Rating Agency; or

         o in an account or accounts the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or that are secured in a manner meeting requirements established by each Rating Agency.

         Unless otherwise specified in the related Prospectus Supplement, the funds held in the Collection Account may be invested in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

         Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Depositor, the Trustee or the Seller, as appropriate, will deposit into the Collection Account for each Series, on the business day following the Closing Date, all scheduled payments of principal and interest on the Primary Assets ("Scheduled Payments") due after the related Cut-off Date but received by the Servicer on or before the Closing Date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by it (other than, unless otherwise provided in the related Prospectus Supplement, in respect of principal of and interest on the related Primary Assets due on or before the Cut-off Date):

         (i) All payments in respect of principal, including prepayments, on the Primary Assets;

        (ii) All payments in respect of interest on the Primary Assets after deducting therefrom, at the discretion of the Servicer (but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement), the fee payable to the Servicer (the "Servicing Fee") in respect of such Primary Assets;

       (iii) All amounts received by the Servicer in connection with the liquidation of Primary Assets or the related Property, whether through foreclosure sale, repossession or otherwise, including payments in connection with the Primary Assets received from the borrower, other than amounts required to be paid or refunded to the borrower pursuant to the terms of the applicable loan documents or otherwise pursuant to law, net of related liquidation expenses (such net amount, the "Liquidation Proceeds"), exclusive of, in the discretion of the Servicer (but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement), the Servicing Fee, if any, in respect of the related Primary Asset;

        (iv) All proceeds under any title insurance, hazard insurance policy or other insurance policy covering any such Primary Asset, other than proceeds to be applied to the restoration or repair of the related Property or released to the borrower in accordance with the related Agreement;

         (v) All amounts required to be deposited therein from any Reserve Fund for the Series pursuant to the related Agreement;

        (vi) All advances of cash made by the Servicer in respect of delinquent Scheduled Payments on a Loan and for any other purpose as required pursuant to the related Agreement ("Advances"); and

       (vii) All repurchase prices of any Primary Assets repurchased by the Depositor, the Servicer or the Seller pursuant to the related Agreement.

         Unless otherwise specified in the related Prospectus Supplement, the Servicer is permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

         (i) to reimburse itself for Advances made by it in connection with that Series pursuant to the related Agreement; provided, that the Servicer's right to reimburse itself is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related Loans and Mortgaged Properties ("Insurance Proceeds")) that represent late recoveries of Scheduled Payments with respect to which the Advance was made;

         (ii) to the extent provided in the related Agreement, to reimburse itself for any Advances that it made in connection with the Series which the Servicer determines in good faith to be nonrecoverable from amounts representing late recoveries of Scheduled Payments respecting which the Advance was made or from Liquidation Proceeds or Insurance Proceeds;

         (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Property and, in the event deposited into the Collection Account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the Principal Balance of the related Loan, together with accrued and unpaid interest thereon to the Due Date for the Loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

         (iv) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of the Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or other recovery, to the extent permitted by the related Agreement;

         (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

         (vi) to pay to the applicable person with respect to each Primary Asset or related REO Property that has been repurchased or removed from the Trust Fund by the Depositor, the Servicer or the Seller pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

         (vii) to make payments to the Trustee of the Series for deposit into the related Distribution Account, if any, or for remittance to the Holders of the Series in the amounts and in the manner provided for in the related Agreement; and

        (viii) to clear and terminate the Collection Account pursuant to the related Agreement.

         In addition, if the Servicer deposits into the Collection Account for a Series any amount not required to be deposited therein, the Servicer may, at any time, withdraw the amount from the Collection Account.

Advances and Limitations on Advances

         The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make Advances with respect to delinquent payments on Loans. If specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances. Its obligation to make Advances may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer out of amounts received on particular Loans that represent late recoveries of Scheduled Payments, Insurance Proceeds or Liquidation Proceeds respecting which any Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related Loan, the Servicer may be entitled to reimbursement from other funds in the Collection Account or Distribution Account(s), as the case may be, or from a specified Reserve Fund, as applicable, to the extent specified in the related Prospectus Supplement.

Maintenance of Insurance Policies and Other Servicing Procedures

         Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related Prospectus Supplement, the Servicer will be required to maintain (or to cause the borrower under each Loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related Property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover Properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Enhancement will adversely affect distributions to Holders. When a Property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Servicer will be required to cause flood insurance to be maintained with respect to the Property, to the extent available.

         The standard hazard insurance policies covering Properties typically will contain a "coinsurance" clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the Property, including any improvements on the Property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (i.e., replacement cost less physical depreciation) of the Property, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the Property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as their Principal Balances decrease, and since the value of the Properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard Insurance Proceeds will be insufficient to restore fully the damage to the affected Property.

         Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (ii) the outstanding Principal Balance of the related Loan. Unless otherwise specified in the related Prospectus Supplement, the Servicer will also maintain on REO Property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

         Any amounts collected by the Servicer under any those insurance policies (other than amounts to be applied to the restoration or repair of the Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the Servicer for amounts to which it is entitled to reimbursement) will be deposited into the Collection Account. In the event that the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency that assigns a rating to the related Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the Servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the Collection Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

Realization upon Defaulted Loans

         The Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the Properties securing the related Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the Property unless it determines that (i) such restoration or foreclosure will increase the Liquidation Proceeds of the related Loan available to the Holders after reimbursement to itself for its expenses and (ii) its expenses will be recoverable either through Liquidation Proceeds or Insurance Proceeds. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer will be required to liquidate any REO Property by the end of the third calendar year after the Trust Fund acquires beneficial ownership of the REO Property. While the holder of an REO Property can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Depositor will be required to do so.

         The Servicer may arrange with the borrower on a defaulted Loan a change in the terms of such Loan to the extent provided in the related Prospectus Supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the Servicer in servicing receivables for its own account and meets the other conditions set forth in the related Prospectus Supplement.

Enforcement of Due-On-Sale Clauses

         Unless otherwise specified in the related Prospectus Supplement for a Series, when any Property is about to be conveyed by the obligor, the Servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related Loan under any applicable "due-on-sale" clause, unless it reasonably believes that the clause is not enforceable under applicable law or if the enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom the Property has been or is about to be conveyed. Under the assumption, the transferee of the Property becomes liable under the Loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption.

Servicing Compensation and Payment of Expenses

         Except as otherwise provided in the related Prospectus Supplement, the Servicer will be entitled to a periodic Servicing Fee in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of Property in connection with defaulted Loans.

         Unless otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of each applicable Trustee and independent accountants, payment of Security Policy and insurance policy premiums, if applicable, and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

         When a borrower makes a principal prepayment in full between due dates on the related Loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Securities of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the applicable Trustee for deposit into the related Distribution Account an amount equal to one month's interest on the related Loan (less the Servicing Fee). If the total amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

         Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted Loans. The related Holders will suffer no loss by reason of the Servicer's expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer's expenses, are less than the Principal Balance of and unpaid interest on the related Loan that would be distributable to Holders. In addition, the Servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO Property This right of reimbursement is prior to the rights of the Holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other Enhancement. The Servicer generally is also entitled to reimbursement from the Collection Account for Advances.

         Unless otherwise specified in the related Prospectus Supplement, the rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Holders of Securities of the Series.

Evidence as to Compliance

         If so specified in the related Prospectus Supplement, the applicable Agreement will provide that, each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that the firm has examined certain documents and records relating to the servicing of the Loans by the Servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with the Agreement, except for (i) such exceptions as the firm believes to be immaterial and (ii) any other exceptions set forth in the statement.

         If so specified in the related Prospectus Supplement, the applicable Agreement will also provide for delivery to the Trustee of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year.

Certain Matters Regarding the Servicer

         The Servicer for each Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

         If an Event of Default (defined below) occurs under either a Servicing Agreement or a Pooling and Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Unless otherwise specified in the related Prospectus Supplement, the Events of Default and the rights of a Trustee upon a default under the Agreement for the related Series will be substantially similar to those described under "The Agreements--Events of Default; Rights upon Event of Default--Pooling and Servicing Agreement; Servicing Agreement" in this prospectus.

         Unless otherwise specified in the Prospectus Supplement, the Servicer does not have the right to assign its rights and delegate its duties and obligations under the related Agreement unless the successor Servicer accepting such assignment or delegation

         o  services similar loans in the ordinary course of its business;

         o  is reasonably satisfactory to the Trustee;

         o has a net worth of not less than the amount specified in the Prospectus Supplement;

         o would not cause any Rating Agency's rating of the related Securities in effect immediately prior to the assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

         o executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, that contains an assumption by the successor Servicer of the due and punctual performance and observance of each covenant and condition required to be performed or observed by the Servicer under the Agreement from and after the date of the agreement.

         No assignment will become effective until the Trustee or a successor Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the Agreement provided that the successor or surviving entity meets the requirements for a successor Servicer set forth above.

         Except to the extent otherwise provided therein, each Agreement will provide that neither the Servicer nor any director, officer, employee or agent of the Servicer will be under any liability to the related Trust Fund, the Depositor or the Holders for any action taken or for failing to take any action in good faith pursuant to the related Agreement, or for errors in judgment. However, neither the Servicer nor any such person will be protected against any breach of warranty or representations made under the Agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the Agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Agreement. Each Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the Agreement or by reason of reckless disregard of those obligations and duties. In addition, the Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the Agreement that, in its opinion, may involve it in any expense or liability. The Servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the Trust Fund and the Servicer may be entitled to be reimbursed therefor out of the Collection Account.


                                THE AGREEMENTS

         The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, the provisions or terms are as specified in the related Agreements.

Assignment of Primary Assets

         General. At the time of issuance of the Securities of a Series, the Depositor will transfer, convey and assign to the related Trust Fund all right, title and interest of the Depositor in the Primary Assets and other property to be transferred to the Trust Fund. Such assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date (except for any retained interests). The Trustee will, concurrently with the assignment, execute and deliver the Securities.

         Assignment of Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or, if specified in the Prospectus Supplement, a custodian on behalf of the Trustee (the "Custodian")), as to each Mortgage Loan, the related note endorsed without recourse to the order of the Trustee or in blank, the original mortgage, deed of trust or other security instrument (each, a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office), and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold those documents in trust for the benefit of the Holders.

         If so specified in the related Prospectus Supplement, at the time of issuance of the Securities, the Depositor will cause assignments to the Trustee of the Mortgages relating to the Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, recording is not required to protect the Trustee's interest in the related Loans. If specified in the Prospectus Supplement, the Depositor will cause the assignments to be recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement. In this event, the Prospectus Supplement will specify whether the Agreement requires the Depositor to repurchase from the Trustee any Loan the related Mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

         Assignment of Home Improvement Contracts. Unless otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or the Custodian), as to each Home Improvement Contract, the original Home Improvement Contract and copies of related documents and instruments and, other than in the case of unsecured Home Improvement Contracts, the security interest in the related Home Improvements. In order to give notice of the right, title and interest of Holders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Holders in the Home Improvement Contracts could be defeated. See "Certain Legal Aspects of the Loans--The Home Improvement Contracts" in this prospectus.

         Loan Schedule. Each Loan will be identified in a schedule appearing as an exhibit to the related and will specify with respect to each Loan:

         o  the original principal amount,

         o  its unpaid Principal Balance as of the Cut-off Date,

         o  the current interest rate,

         o  the current Scheduled Payment of principal and interest,

         o  the maturity date, if any, of the related note, and

         o if the Loan is an adjustable rate Loan, the lifetime rate cap, if any, and the current index.

         Assignment of Private Securities. The Depositor will cause Private Securities to be registered in the name of the PS Trustee (or its nominee or correspondent). The PS Trustee (or its nominee or correspondent) will have possession of any certificated Private Securities. Unless otherwise specified in the related Prospectus Supplement, the PS Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Security. See "The Trust Funds--Private Securities" in this prospectus. Each Private Security will be identified in a schedule appearing as an exhibit to the related Agreement, which will specify the original principal amount, Principal Balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Security conveyed to the Trust Fund. In the Agreement, the Depositor will represent and warrant to the PS Trustee regarding the Private Securities that:

         o the information contained in the Private Securities schedule is true and correct in all material respects;

         o immediately prior to the conveyance of the Private Securities, the Depositor had good title, and was their sole owner (subject to any retained interest);

         o  there has been no other sale by the Private Securities; and

         o there is no existing lien, charge, security interest or other encumbrance (other than any retained interest) on the Private Securities.

         Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related Prospectus Supplement, if any document in the file relating to the Primary Assets delivered by the Depositor to the Trustee (or Custodian) is found by the Trustee, within 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date), to be defective in any material respect and the Depositor or Seller does not cure such defect within 90 days, (or within any other period specified in the related Prospectus Supplement), the Depositor or Seller will, not later than 90 days (or within such any period specified in the related Prospectus Supplement), after the Trustee's notice to the Depositor or the Seller, as the case may be, of the defect, repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee. Unless otherwise specified in the related Prospectus Supplement, the repurchase shall be effected at a price equal to the:

         (a) the lesser of

               (i)  the Principal Balance of the Primary Asset, and

               (ii) the Trust Fund's federal income tax basis in the Primary
                    Asset;

                                     plus

         (b) accrued and unpaid interest to the date of the next Scheduled Payment on the Primary Asset at the rate set forth in the related Agreement;

provided, however, the purchase price shall not be limited in (i) above to the Trust Fund's federal income tax basis, if the repurchase at a price equal to the Principal Balance of the repurchased Primary Asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

         If provided in the related Prospectus Supplement, the Depositor or Seller, as the case may be, may, rather than repurchase the Primary Asset as described above, remove the non-conforming Primary Asset from the Trust Fund (the "Deleted Primary Asset") and substitute in its place one or more other Primary Assets (each, a "Qualifying Substitute Primary Asset"); provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the Securities and (ii) with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.

         Unless otherwise specified in the related Prospectus Supplement, any Qualifying Substitute Primary Asset will, on the date of substitution,

         o have a Principal Balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the Principal Balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Collection Account in the month of substitution for distribution to Holders),

         o have an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Primary Asset,

         o have a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Primary Asset; and

         o comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

         Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.

         The Depositor or another entity will make representations and warranties with respect to Primary Assets for a Series. If the Depositor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of such Primary Asset, the Depositor or the other entity will be obligated to repurchase the affected Primary Asset or, if provided in the Prospectus Supplement, provide a Qualifying Substitute Primary Asset, subject to the same conditions and limitations on purchases and substitutions as described above.

         The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or Seller of the non-conforming Primary Assets. See "Risk Factors--Limited Assets for Making Payments" in this prospectus.

         No Holder of Securities of a Series, solely by virtue of the Holder's status as a Holder, will have any right under the applicable Agreement to institute any proceeding with respect to Agreement, unless Holder previously has given to the Trustee for the Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities of the Series have made written request upon the Trustee to institute the proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

Reports to Holders

         The applicable Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

         (i) the amount of principal distributed to Holders of the related Securities and the outstanding principal balance of the Securities following the distribution;

         (ii) the amount of interest distributed to Holders of the related Securities and the current interest on the Securities;

         (iii) the amount of

                    (a) any overdue accrued interest included in such distribution,

                    (b) any remaining overdue accrued interest with respect to the Securities, or

                    (c) any current shortfall in amounts to be distributed as accrued interest to Holders of such Securities;

         (iv)  the amount of

                    (a) any overdue payments of scheduled principal included in the distribution,

                    (b) any remaining overdue principal amounts with respect to the Securities,

                    (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or

                    (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of the Securities;

         (v) the amount received under any related Enhancement, and the remaining amount available under the Enhancement;

         (vi) the amount of any delinquencies with respect to payments on the related Primary Assets;

         (vii) the book value of any REO Property acquired by the related Trust Fund; and

         (viii) such other information as specified in the related Agreement.

         In addition, within a reasonable period of time after the end of each calendar year, the applicable Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Holder of record at any time during the calendar year:

         o the total of the amounts reported pursuant to clauses (i), (ii) and (iv)(d) above for the calendar year, and

         o the information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of any original issue discount accrued on the Securities.

         Information in the Distribution Date Statements and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to its servicing of the Loans. See "Servicing of Loans--Evidence as to Compliance" in this prospectus.

         If so specified in the Prospectus Supplement, the related Series of Securities (or one or more Classes of the Series) will be issued in book-entry form. In that event, owners of beneficial interests in those Securities will not be considered Holders and will not receive such reports directly from the Trustee. The Trustee will forward such reports only to the entity or its nominee that is the registered holder of the global certificate that evidences such book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of such entities.

Events of Default; Rights upon Event of Default

         Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Pooling and Servicing Agreement for each Series of Certificates relating to Loans include

         o any failure by the Servicer to deposit amounts in the Collection Account and Distribution Account(s) to enable the Trustee to distribute to Holders of Securities of the Series any required payment, provided that this failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice to the Servicer by the Trustee, or to the Servicer and the Trustee by Holders having not less than 25% of the total voting rights of the Series;

         o any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement provided that this failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders having not less than 25% of the total voting rights of the of the Series; and

         o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

         So long as an Event of Default remains unremedied under the applicable Agreement for a Series of Securities relating to the servicing of Loans, unless otherwise specified in the related Prospectus Supplement, the Trustee or Holders of Securities of the Series having not less than 51% of the total voting rights of the Series may terminate all of the rights and obligations of the Servicer as servicer under the applicable Agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the Agreement, which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Agreement.

         In the event that the Trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related Prospectus Supplement to act as successor Servicer under the provisions of the Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Agreement.

         During the continuance of any Event of Default of a Servicer under an Agreement for a Series of Securities, the Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of Securities of the Series, and, unless otherwise specified in the related Prospectus Supplement, Holders of Securities having not less than 51% of the total voting rights of the Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the Holders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the Trustee as a result. The Trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Holders.

         Indenture. Unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Indenture for each Series of Notes include:

         o a default for thirty (30) days or more in the payment of any principal of or interest on any Note of the Series;

         o failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture, provided that the failure continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the related Prospectus Supplement;

         o any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such Series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty (60) days after notice is given in accordance with the procedures described in the related Prospectus Supplement;

         o certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; and

         o any other Event of Default specified with respect to Notes of that Series. If an Event of Default with respect to the then-outstanding Notes of any Series occurs and is continuing, either the Indenture Trustee or the Holders of a majority of the total amount of those Notes may declare the principal amount of all the Notes of the Series (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the related Prospectus Supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the Holders of a majority of the total amount of those Notes.

         If, following an Event of Default with respect to any Series of Notes, the related Notes have been declared to be due and payable, the Indenture Trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if there had not been a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default (other than a default in the payment of any principal of or interest on any Note of the Series for thirty (30) days or more), unless:

         (a) the Holders of 100% of the total amount of the then-outstanding Notes of the Series consent to such sale;

         (b) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of the Series at the date of sale; or

         (c) the Indenture Trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of 66-2/3% of the total amount of the then-outstanding Notes of the Series.

         In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an Event of Default of this type, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

         Unless otherwise specified in the related Prospectus Supplement, in the event that the principal of the Notes of a Series is declared due and payable as described above, Holders of the Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those Notes less the amount of the discount that remains unamortized.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of Notes of the Series, unless the Holders offer security or indemnity satisfactory to the Indenture Trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of amount of the then-outstanding Notes of the Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to those Notes, and the Holders of a majority of the amount of the amount of the then-outstanding Notes of the Series may, in certain cases, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of affected thereby.

The Trustees

         The identity of the commercial bank, savings and loan association or trust company named as the Trustee or Indenture Trustee, as the case may be, for each Series of Securities will be set forth in the related Prospectus Supplement. Entities serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each Trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the related Agreement will be conferred or imposed upon that Trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by their appointment; provided, however, that the Trustee will continue to be responsible for its duties and obligations under the Agreement.

Duties of Trustees

         No Trustee will make any representations as to the validity or sufficiency of the related Agreement, the Securities or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the applicable Trustee will be required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they are in the form required by the related Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished to it by the Holders or the Servicer under the Agreement.

         Each Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no Trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the related Holders in an Event of Default. No Trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation of Trustees

         Each Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. Each Trustee may also be removed at any time (i) if that Trustee ceases to be eligible to continue as such under the related Agreement, (ii) if that Trustee becomes insolvent or
(iii) by the Holders of Securities having more than over 50% of the total voting rights of the Securities in the Trust Fund upon written notice to the Trustee and to the Depositor. Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until the successor Trustee accepts its appointment.

Amendment of Agreement

         Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series of Securities may be amended by the Depositor, the Servicer (with respect to a Series relating to Loans), and the Trustee, without notice to or consent of the Holders

         (i)   to cure any ambiguity,

         (ii) to correct any defective provisions or to correct or supplement any provision therein,

         (iii) to add to the duties of the Depositor, the applicable Trustee or the Servicer,

         (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Enhancement,

         (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities (it being understood that none of the Depositor, the Seller, the Servicer or any Trustee is obligated to maintain or improve such rating), or

         (vi)  to comply with any requirements imposed by the Code;

provided, however, that any such amendment (other than pursuant to clause (vi) above) will not adversely affect in any material respect the interests of any Holders of the Series, as evidenced by an opinion of counsel delivered to the Trustee. Unless otherwise specified in the Prospectus Supplement, any such amendment shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from each applicable Rating Agency rating that the amendment will not cause the Rating Agency to reduce its then-current rating.

         Unless otherwise specified in the Prospectus Supplement, each Agreement for each Series may also be amended by the applicable Trustee, the Servicer, if applicable, and the Depositor with the consent of the Holders possessing not less than 66 2/3% of the total outstanding principal amount of the Securities of the Series (or, if only certain Classes are affected by the amendment, 66 2/3% of the total outstanding principal amount of each affected Class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement, or modifying in any manner the rights of Holders of the Series. In no event, however, shall any such amendment

         (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of the Security; or

         (b) reduce the aforesaid percentage of the total outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment, without the consent of the Holders of 100% of the total outstanding principal amount of each affected Class.

Voting Rights

         The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

List of Holders

         Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, (which request is accompanied by a copy of the communication such Holders propose to transmit), the Trustee will afford them access during business hours to the most recent list of Holders of that Series held by the Trustee.

              No Agreement will provide for the holding of any annual or other meeting of Holders.

Book-Entry Securities

         If specified in the related Prospectus Supplement for a Series of Securities, the Securities (or one or more Classes of the Securities) may be issued in book-entry form. In that event, beneficial owners of those Securities will not be considered "Holders" under the Agreements and may exercise the rights of Holders only indirectly through the participants in the applicable book-entry system.

REMIC Administrator

         For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

Termination

         Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to the Agreement under the circumstances described in the related Prospectus Supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination" in this prospectus.

         Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of that Series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of the Series.

         In addition to such discharge with certain limitations, , if so specified with respect to the Notes of any Series, the Indenture will provide that the related Trust Fund will be discharged from any and all obligations in respect of the Notes of that Series (except for certain obligations relating to temporary Notes and exchange of Notes, registration of the transfer or exchange of those Notes, replacing stolen, lost or mutilated Notes, to, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on those Notes on the Final Scheduled Distribution Date for the Notes and any installment of interest on the Notes in accordance with the terms of the Indenture and the Notes. In the event of any such defeasance and discharge of Notes of a Series, Holders of Notes of that Series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their Notes until maturity.


                      CERTAIN LEGAL ASPECTS OF THE LOANS

         The following discussion contains summaries of certain legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because certain legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or reflect the laws of any particular state, or encompass the laws of all states in which the properties securing the Loans are situated.

Mortgages

         The Loans for a Series will, and certain Home Improvement Contracts for a Series may, be secured by either mortgages or deeds of trust or deeds to secure debt (such Mortgage Loans and Home Improvement Contracts are hereinafter referred to in this section as "mortgage loans"), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Foreclosure on Mortgages

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

         Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty Insurance Proceeds.

Environmental Risks

         Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the Loans. The failure to comply with such laws and regulations may result in fines and penalties.

         Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of such substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

         In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. Under CERCLA, such a lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (the "SWDA") provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

         A regulation promulgated by the U.S. Environmental Protection Agency (the "EPA") in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C Cir. 1994), reh'g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass'n v. Kelley, 115 S.Ct. 900
(1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of the SWDA. That regulation has not been struck down.

         On September 30, 1996, Congress enacted the Asset Conservation, Limited Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and the SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, the ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

         Generally, the ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender
(i) exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or (ii) exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance. The ACA also specifies certain activities that are not considered to be "participation in management," including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

         The ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator," even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

         The ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the Trust Fund does in connection with the Mortgage Loans and the Home Improvement Contracts.

         If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, such persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the Loans would be imposed on the Trust Fund, and thus occasion a loss to the Holders, therefore depends on the specific factual and legal circumstances at issue.

Rights of Redemption

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgages

         The Mortgage Loans comprising or underlying the Primary Assets included in the Trust Fund for a Series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore of the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

         Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the federal bankruptcy code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor's chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

         In a chapter 11 case under the federal bankruptcy code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

         The bankruptcy code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Due-on-Sale Clauses in Mortgage Loans

         Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations, upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Equitable Limitations on Remedies

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision (the "OTS") prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

         Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

The Home Improvement Contracts

         General

         The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests," each as defined in the Uniform Commercial Code (the "UCC") in effect in the applicable jurisdiction. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the Home Improvement Contracts to the Trustee or Custodian or may retain possession of the Contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

         Security Interests in Home Improvements

         The Home Improvement Contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the Home Improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

         Enforcement of Security Interest in Home Improvements

         So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a Home Improvement Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Home Improvement Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before the resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgement.

         Consumer Protection Laws

         The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         Applicability of Usury Laws

         Title V provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The Home Improvement Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Sales Contracts

         The Loans may also consist of installment sales contracts. Under an installment sales contract (each, an "Installment Sales Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Sales Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

         The method of enforcing the rights of the lender under an Installment Sales Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Sales Contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Sales Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Sales Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Sales Contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Sales Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Sales Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Sales Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Soldiers' and Sailors' Civil Relief Act of 1940

         Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Depositor nor any Trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the Holders of the related Securities. Unless otherwise specified in the related Prospectus Supplement, any shortfalls in interest collections on Loans (or Underlying Loans), included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Securities of the Series that is entitled to receive interest in respect of such Loans (or Underlying Loans) in proportion to the interest that each such Class of Securities would have otherwise been entitled to receive in respect of such Loans (or Underlying Loans) had the interest shortfall not occurred.


                                 THE DEPOSITOR

         The Depositor was incorporated in the State of Delaware in June 1995, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Depositor's principal executive offices are located at 245 Park Avenue, New York, New York 10167. Its telephone number is (212) 272-4095.

         The Depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ("Depositor Securities"). The Depositor Securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates, (or participations or certificates of participation or beneficial ownership in one or more pools of receivables), and the proceeds of the foregoing, that arise in connection with loans secured by certain first or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness, In connection therewith or otherwise, the depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the Depositor's Certificate of Incorporation limits the Depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.


                                USE OF PROCEEDS

         The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes:

         o  to purchase the related Primary Assets,

         o to repay indebtedness incurred to obtain funds to acquire such Primary Assets,

         o to establish any Reserve Funds described in the related Prospectus Supplement and

         o to pay costs of structuring and issuing the Securities, including the costs of obtaining any Enhancement.

If so specified in the related Prospectus Supplement, the purchase of the Primary Assets for a Series may be effected by an exchange of Securities with the Seller of such Primary Assets.


                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

General

         The following is a summary of certain anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on the opinion of Brown & Wood LLP, special counsel to the Depositor (in such capacity, "Tax Counsel"). The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. Prospective investors may wish to consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the Securities.

         The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit (a "REMIC") under the Code; (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership; or (v) an election is made to treat the Trust Fund relating to a particular Series of Securities as a Financial Asset Securitization Investment Trust ("FASIT") under the Code. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

         As used herein, the term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

Taxation of Debt Securities

         Status as Real Property Loans. Except to the extent otherwise provided in the related Prospectus Supplement, if the Securities are regular interests in a REMIC ("Regular Interest Securities") or represent interests in a grantor trust, Tax Counsel is of the opinion that: (i) Securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B).

         Interest and Acquisition Discount. In the opinion of Tax Counsel, Regular Interest are generally taxable to Holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by Holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities."

         Tax Counsel is of the opinion that Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities issued at a discount may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID, which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996 (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

         In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. In the opinion of Tax Counsel, a Holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that Class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular Class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such Class will be treated as the fair market value of such Class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security Holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

         Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below); provided, that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. In the opinion of Tax Counsel, the interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

         Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method Holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities, and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

         The Internal Revenue Service (the "IRS") recently issued final regulations (the "Contingent Payment Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Payment Regulations, represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Code
Section 1272(a)(6), such as the Debt Security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the applicable Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

         The Holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a Holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

         The amount of OID to be included in income by a Holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events that have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.

         The Depositor may adjust the accrual of OID on a Class of Regular Interest (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

         Certain Classes of Regular Interest Securities may represent more than one Class of REMIC regular interests. Unless otherwise provided in the related Prospectus Supplement, the applicable Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent Holder of a Debt Security will also be required to include OID in gross income, but such a Holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial Holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

         Effects of Defaults and Delinquencies. In the opinion of Tax Counsel, Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a Holder of such a Security in any period could significantly exceed the amount of cash distributed to such Holder in that period. The Holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, Holders of Securities should consult their own tax advisors on this point.

         Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "--Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Trustee intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such Holder for such Security over its stated principal amount, if any. Under this approach, a Holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such Holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities."

         Variable Rate Debt Securities. In the opinion of Tax Counsel, in the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, Holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

         Market Discount. In the opinion of Tax Counsel, a purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A Holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such Holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

         Premium. In the opinion of Tax Counsel, a Holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a Holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

         On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective Purchasers of the Debt Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a Holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the Holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a Holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

Taxation of the REMIC and its Holders

         General. In the opinion of Tax Counsel, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

         Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, in the opinion of Tax Counsel (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Security will qualify for the tax treatment described in (i) or (ii) in the proportion that such REMIC assets are qualifying assets.

REMIC Expenses; Single Class REMICs

         As a general rule, in the opinion of Tax Counsel, all of the expenses of a REMIC will be taken into account by Holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the Holders of the Regular Interest Securities and the Holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a Holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and that is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to Holders of the related residual interest securities.

Taxation of the REMIC

         General. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of Tax Counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the Holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of Residual Interest Securities", the Code provides that the Trust will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

         Calculation of REMIC Income. In the opinion of Tax Counsel, the taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A Holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such Holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such Holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which Holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the Holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

         Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The Holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

Taxation of Holders of Residual Interest Securities

         In the opinion of Tax Counsel, the Holder of a Certificate representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such Holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the Holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

         In the opinion of Tax Counsel, the Holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the Holder of a residual interest is taxed on the net income of the REMIC the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

         Limitation on Losses. In the opinion of Tax Counsel, the amount of the REMIC's net loss that a Holder may take into account currently is limited to the Holder's adjusted basis at the end of the calendar quarter in which such loss arises. A Holder's basis in a Residual Interest Security will initially equal such Holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the Holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of Holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such Holders should consult their tax advisers.

         Distributions. In the opinion of Tax Counsel distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Holder of a Residual Interest Security. If the amount of such payment exceeds a Holder's adjusted basis in the Residual Interest Security, however, the Holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

         Sale or Exchange. In the opinion of Tax Counsel a Holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such Holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. A Holder's adjusted basis in a Residual Certificate generally equals the cost of such Residual Certificate increased by the taxable income of the REMIC that was included in the income of such Residual Certificate Holder and decreased by distributions received thereon by such Residual Certificateholder. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition. In that event, the loss will be used to increase such Residual Interest Security Holders adjusted basis in the newly acquired asset.

         Excess Inclusions. In the opinion of Tax Counsel, the portion of the REMIC taxable income of a Holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Holder's federal income tax return. Further, if the Holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Holder's excess inclusion income will be treated as unrelated business taxable income of such Holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Interest Securities that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Interest Securities continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual Holder. First, alternative minimum taxable income for such residual Holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual Holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual Holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a Holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

         Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

         If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

         Proposed Treasury regulations issued on February 4, 2000 (the "New Proposed Regulations") would modify the safe harbor under which transfers of noneconomic residual interests are treated as disregarded for federal income tax purposes. Under the New Proposed Regulations, a transfer of a noneconomic residual interest will qualify under this safe harbor only if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value generally is calculated using a discount rate equal to the applicable federal rate. The New Proposed Regulations have a proposed effective date of February 4, 2000.

         Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that the IRS recently finalized regulations (the "Final Mark-to-Market Regulations"), which provide that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market. Prospective purchasers of a REMIC Residual Interest Security should consult their tax advisors regarding the possible application of the Mark to Market Regulations.

Administrative Matters

         The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

         General. As further specified in the related Prospectus Supplement, if a REMIC election is not made and the Trust Fund is not structured as a partnership, then, in the opinion of Tax Counsel, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, "Pass-Through Securities"). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("Stripped Securities"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

         In the opinion of Tax Counsel, each Holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the applicable Trustee and the Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The Holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the applicable Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate Holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such Holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such Holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

         Discount or Premium on Pass-Through Securities. In the opinion of Tax Counsel, the Holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate Principal Balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the Principal Balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a Holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A Holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities Market Discount" and "--Premium" above.

         In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the Holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

         Servicing fees in excess of reasonable servicing fees (the "excess servicing fee") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Loan's Principal Balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

         The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made that take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities, which technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a Holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

         Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

         In the case of a Stripped Security that is an Interest Weighted Security, the applicable Trustee intends, absent contrary authority, to report income to Holders as OID, in the manner described above for Interest Weighted Securities.

         Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments;
(ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Proposed Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

         Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

         Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

Sale or Exchange

         Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, in the opinion of Tax Counsel, a Holder's tax basis in its Security is the price such Holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the Security is one year or more and short-term capital gain or loss if the holding period of the Security is less than one year. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

         In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such Holder's holding period, over the amount of ordinary income actually recognized by the Holder with respect to such Regular Interest Security.

Miscellaneous Tax Aspects

         Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder, other than a Holder of a REMIC Residual Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the Holder of a Security (i) fails to furnish the applicable Trustee with its taxpayer identification number (the "TIN"); (ii) furnishes the applicable Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the applicable Trustee or such Holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the Holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The applicable Trustee will report to the Holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

New Withholding Regulations

         On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations"), which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

Tax Treatment of Foreign Investors

         Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), in the opinion of Tax Counsel, such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

         Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

         Payments to Holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest Holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."

Tax Characterization of the Trust Fund as a Partnership

         Tax Counsel is of the opinion that a Trust Fund structured as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the Trust Fund were taxable as a corporation for federal income tax purposes, in the opinion of Tax Counsel, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

Tax Consequences to Holders of the Notes

         Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. In such a circumstance, Tax Counsel is, except as otherwise provided in the related Prospectus Supplement, of the opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

         OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given Series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, in the opinion of Tax Counsel, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID Regulations, a Holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A Holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis Holder of a Short-Term Note (and certain cash method Holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis Holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis Holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

         Sale or Other Disposition. In the opinion of Tax Counsel, if a Noteholder sells a Note, the Holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the Holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Foreign Holders. In the opinion of Tax Counsel, interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust Fund or the Seller (including a Holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Seller is a "related person" within the meaning of the Code and (ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the
Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each Holder of a Note (other than an exempt Holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the Holder's name, address, correct federal taxpayer identification number and a statement that the Holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the Holder, and remit the withheld amount to the IRS as a credit against the Holder's federal income tax liability.

         The New Regulations described herein make certain modifications to the backup withholding and information reporting rules. The New Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Tax Counsel, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain Holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign Holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual Holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

Tax Consequences to Holders of the Certificates

         Treatment of the Trust Fund as a Partnership. The Trust Fund and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

         Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single Class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

         Partnership Taxation. If the Trust Fund is a partnership, in the opinion of Tax Counsel, the Trust Fund will not be subject to federal income tax. Rather, in the opinion of Tax Counsel, each Certificateholder will be required to separately take into account such Holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

         In the opinion of Tax Counsel, the tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, in the opinion of Tax Counsel, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, in the opinion of Tax Counsel, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis Holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

         In the opinion of Tax Counsel, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a Holder under the Code.

         In the opinion of Tax Counsel, an individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such Holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such Holder over the life of the Trust Fund.

         The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

         Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust Fund should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining Principal Balance of the Loans at the time of purchase. If so, in the opinion of Tax Counsel, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

         If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

         Section 708 Termination. In the opinion of Tax Counsel, under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued May 9, 1997 under Section 708 of the Code, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

         Disposition of Certificates. Generally, in the opinion of Tax Counsel, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the Holder's cost increased by the Holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Holder's share of the Notes and other liabilities of the Trust Fund. A Holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the Holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the Holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a Holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

         Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to Holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, Holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the Holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

         The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign Holders that are taxable as corporations and 39.6% for all other foreign Holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a Holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the Holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign Holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign Holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign Holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign Holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the Holder is an exempt recipient under applicable provisions of the Code. The New Regulations described herein make certain modifications to the backup withholding and information reporting rules. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.


                           STATE TAX CONSIDERATIONS

         In addition to the federal income tax considerations described in "Certain Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.


                               FASIT SECURITIES

         General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities ("FASIT Securities") effective on September 1, 1997. On February 4, 2000, the IRS and Treasury issued proposed Treasury regulations on FASITs. The regulations generally would not be effective until final regulations are filed with the federal register. However, it appears that certain anti-abuse rules would apply as of February 4, 2000. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to Holders of FASIT Securities. With respect to each Series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

         FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series. The Prospectus Supplement for each Series of Securities will indicate whether one or more FASIT elections will be made for such Series, and which Securities of such Series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

         Qualification as a FASIT. The Trust Fund underlying a Series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect,
(ii) certain tests concerning (a) the composition of the FASIT's assets and
(b) the nature of the Holders' interest in the FASIT are met on a continuing basis and (iii) the Trust Fund is not a regulated company as defined in
Section 851(a) of the Code.

         However, the qualification as a FASIT of any Trust Fund for which a FASIT election is made (a "FASIT Trust") depends on the trust's ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, the requirements of any final Treasury regulations that may be promulgated in the future under the FASIT provisions or as a result of any change in applicable law. Thus, no assurances can be made regarding the qualification as a FASIT of any FASIT Trust for which a FASIT election is made at any particular time after the issuance of securities by the FASIT Trust.

         Asset Composition. In order for a Trust Fund (on one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the Closing Date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents,
(ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only type rate, (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the Holder of the FASIT's ownership interest or by any person related to such Holder.

         Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more Classes of regular interests or (ii) a single Class of ownership interest that is held by a fully taxable domestic corporation. In the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

         A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its Holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5% and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Certain Federal Income Tax Considerations--Taxation of Debt Securities--Variable Rate Debt Securities."

         If a FASIT Security fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v) above, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Security fails to meet the requirements of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, Holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Certain Federal Income Tax Considerations--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

         Anti-Abuse Rule. Under proposed Treasury regulations, the Commissioner may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a principal purpose of forming or using the FASIT is to achieve results inconsistent with the intent of the FASIT provisions and the FASIT regulations. This determination would be based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

         Consequences of the Failure of the FASIT Trust to Qualify as a FASIT. If a FASIT Trust fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, proposed Treasury regulations provide that its FASIT status would be lost for that year and the FASIT Trust will be unable to elect FASIT status without the Commissioner's approval. If FASIT status is lost, under proposed Treasury regulations the entity classification of the former FASIT (the "New Arrangement") is determined under general federal income tax principles. The holder of the FASIT Ownership Security is treated as exchanging the New Arrangement's assets for an amount equal to their value and gain recognized is treated as gain from a prohibited transaction that is subject to the 100 percent tax, without exception. Loss, if any, is disallowed. In addition, the holder of the FASIT Ownership Security must recognize cancellation of indebtedness income, on a regular interest by regular interest basis, in an amount equal to the adjusted issue price of each FASIT Regular Security outstanding immediately before the cessation over its fair market value. If the holder of the FASIT Ownership Security has a continuing economic interest in the New Arrangement, the characterization of this interest is determined under general federal income tax principles. Holders of FASIT Regular Securities are treated as exchanging their Securities for interests in the New Arrangement, the classification of which is determined under general federal income tax principles. Gain is recognized to the extent the new interest either does not qualify as debt or differs either in kind or extent. The basis of the interest in the New Arrangement equals the basis in the FASIT Regular Security increased by any gain recognized on the exchange.

         Tax Treatment of FASIT Regular Securities. Payments received by Holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of Holders of REMIC Regular Securities, Holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the case receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Holder and a principal payment on such Security will be treated as a return of capital to the extent that the Holder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "Certain Federal Income Tax Considerations--Taxation of Debt Securities,""--Market Discount," and "--Premium" above. High-Yield Securities may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

         If a FASIT Regular Security is sold or exchanged, the Holder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Certain Federal Income Tax Considerations--Sale or Exchange." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of Default and Delinquencies of the underlying assets, the Holder of such Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Certain Federal Income Tax Considerations--Taxation of Debt Instruments--Effects of Default and Delinquencies."

         FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c) (4)(A) of the Code, and interest on such Securities will be considered Qualifying REIT Interest to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Certain Federal Income Tax Considerations--Taxation of Debt Securities--Status as Real Property Loans." In addition, FASIT Regular Securities held by a financial institution to which Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. FASIT Securities will not qualify as "Government Securities" for either REIT or RIC qualification purposes.

         Treatment of High-Yield Interests. High-Yield Interests are subject to special rules regarding the eligibility of Holders of such interests, and the ability of such Holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified Holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the Holder of the High-Yield Interest.

         The Holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

         Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the Holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the Holder of a FASIT Ownership Interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the Holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the Holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, Holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the Holders of High-Yield Interests. See "Certain Federal Income Tax Considerations--Treatment of High-Yield Interests."

         Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the Holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such Holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semiannually.

         The Holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

         Backup Withholding, Reporting and Tax Administration. Holders of FASIT Securities will be subject to backup withholding to the same extent Holders of REMIC Securities would be subject. See "Certain Federal Income Tax Considerations--Miscellaneous Tax Aspects--Backup Withholding." For purposes of reporting and tax administration, Holders of record of FASIT Securities generally will be treated in the same manner as Holders of REMIC Securities.

         Under proposed Treasury regulations, if a non-U.S. Person holds (either directly or through a vehicle which itself is not subject to U.S. federal income tax, such as a partnership or a trust) a FASIT Regular Security and a "conduit debtor" pays or accrues interest on a debt instrument held by such FASIT, any interest received or accrued by the non-U.S. Person FASIT Regular Security holder is treated as received or accrued from the conduit debtor. The proposed Treasury regulations state that a debtor is a conduit debtor if the debtor is a U.S. Person or the United States branch of a non-U.S. Person and the non-U.S. Person regular interest holder is (1) a "10 percent shareholder" of the debtor, (2) a "controlled foreign corporation" and the debtor is a related person with respect to the controlled foreign corporation or (3) related to the debtor. As set forth above, the proposed Treasury regulations would not be effective until final regulations are filed with the federal register.

         Due to the complexity of the federal income tax rules applicable to Holders and the considerable uncertainty that exists with respect to many aspects of those rules, potential investors should consult their own tax advisors regarding the tax treatment of the acquisition, ownership, and disposition of the securities.


                             ERISA CONSIDERATIONS

         The following describes certain considerations under the Employment Retirement Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, which apply only to Securities of a Series that are not divided into subclasses. If Securities are divided into subclasses, the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Securities and such subclasses of Securities.

         ERISA and Section 4975 of the Code impose requirements on employee benefit plans and on certain other retirement plans and arrangements, including certain individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested (collectively "Plans") subject to ERISA or to Section 4975 of the Code and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable law. Any such plan that is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan, and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to
Section 4975 of the Code, or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

         On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations (Labor Reg. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulation"). Under this regulation, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an "equity" interest could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances, unless certain exceptions apply.

         Under the Plan Asset Regulation, the term "equity" interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the Trust Fund issues Notes that are not treated as equity interests in the Trust Fund for purposes of the Plan Asset Regulation, a Plan's investment in such Notes would not cause the assets of the Trust to be deemed Plan assets. However, the Seller, the Servicer, the Special Servicer, the Backup Servicer, the Indenture Trustee, the Owner Trustee, the Underwriter and the Depositor may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the Notes, the purchase of Notes using Plan assets over which any such parties (or any affiliates thereof) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Notes may not be purchased using the assets of any Plan if the Seller, the Servicer, the Special Servicer, the Backup Servicer, the Indenture Trustee, the Owner Trustee, the Underwriter, the Depositor or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement of understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or
(c) is an employer maintaining or contributing to such Plan.

         In addition, the Trust Fund, any underwriter, trustee, servicer, administrator or producer of credit support or their affiliates might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of certificates of the Trust Fund, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by such holder. In either case, the acquisition or holding of Notes by or on behalf of such a Plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as: Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers." There can be no assurance that any of these class exemptions will apply with respect to any particular Plan's investment in Notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Each prospective purchaser or transferee of a Note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a Global Note, shall be deemed to represent) to the Indenture Trustee and the Note Registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

         The Plan Asset Regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit plan investors is not significant. A publicly-offered security, as defined in the Plan Asset Regulation, is a security that is widely held, freely transferable and registered under the Exchange Act. Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by "benefit plan investors," which include benefit plans described in ERISA or under section 4975 of the Code, whether or not they are subject to ERISA, as well as entities whose underlying assets include plan assets by reason of a plan's investment in the entity.

         If no exception under the Plan Asset Regulation applies and if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in the Trust Fund, then the assets of the Trust Fund would be considered to be assets of the Plan. Because the Loans held by the Trust Fund may be deemed Plan assets of each Plan that purchases an equity interest, an investment in the equity interests by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 and may cause transactions undertaken in the course of operating the Trust Fund to constitute prohibited transactions, unless a statutory or administrative exemption applies.

         The DOL issued to Bear, Stearns & Co. Inc., an individual exemption (Prohibited Transaction Exemption 90-30; Exemption Application No. D-8207, 55 Fed. Reg. 21461 (1990)) (the "Underwriter Exemption"), which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by Plans of certain certificates representing an interest in asset-backed pass-through trusts that hold certain types of receivables or obligations and with respect to which Bear, Stearns & Co. Inc. is the underwriter, or the manager or co-manager of an underwriting syndicate.

         The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

         (1) The acquisition of the certificates by a Plan is on terms (including the price for such certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

         (2) The rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

         (3) The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest rating categories from any of Duff & Phelps, Inc., Fitch IBCA, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Group (each, a "rating agency");

         (4) The trustee is not an affiliate of the underwriters, the depositor, the servicers, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, or any of their respective affiliates (together with the trustee, the "Restricted Group");

         (5) The sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting such certificates; the sum of all payments made to and retained by the Depositor pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the servicers represent not more than reasonable compensation for the servicers' services under the agreements and reimbursement of the servicer's reasonable expenses in connection therewith; and

         (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

         Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a fiduciary causes a Plan to acquire certificates in a trust containing receivables on which such person (or its affiliate) is an obligor, provided that, among other requirements: (i) such person (or its affiliate) is not an obligor with respect to more than five percent of the fair market value of the obligations or receivables contained in the trust; (ii) the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA); (iii) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group; (iv) a Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (v) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which such person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         On July 21, 1997, the DOL published in the Federal Register an amendment to the Underwriter Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date (the "Funding Period"), instead of requiring that all such obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

              (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "Funding Limit") must not exceed twenty-five percent (25%).

              (2) All obligations transferred after the closing date (the
                  "additional obligations") must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency.

              (3) The transfer of such additional obligations to the trust during the Funding Period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

              (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the Funding Period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the trust on the closing date.

              (5) In order to insure that the characteristics of the
                  additional obligations are substantially similar to the original obligations which were transferred to the Trust
                  Fund:

                    (i) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

                    (ii) an independent accountant retained by the depositor
                         must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the trust as of the closing date.

              (6) The period of pre-funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

              (7) Amounts transferred to any pre-funding account and/or
                  capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

              (8) The related prospectus or Prospectus Supplement must
                  describe:

                    (i) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

                   (ii)  the duration of the period of pre-funding;

                  (iii) the percentage and/or dollar amount of the Funding Limit for the trust; and

                    (iv) that the amounts remaining in the pre-funding account at the end of the Funding Period will be remitted to certificateholders as repayments of principal.

              (9) The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or Prospectus Supplement, the terms and conditions for eligibility of Additional Obligations.

         Neither PTCE 83-1 nor the Underwriter Exemption applies to a trust which contains unsecured obligations.

         Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the Underwriter Exemption, or any other exemption and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                                 LEGAL MATTERS

         The legality of the Securities of each Series, including certain material federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, One World Trade Center, New York, New York 10048.


                             FINANCIAL INFORMATION

         A new Trust Fund will be formed for each Series of Securities. No Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this prospectus or in the related Prospectus Supplement.


                             AVAILABLE INFORMATION

         The Depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This Prospectus incorporates by reference all documents and reports filed on behalf of the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering the related Securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more Classes Securities, the Depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to such Classes of Securities, other than the exhibits to such documents (unless those exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to: Bear Stearns Asset Backed Securities Inc., 245 Park Avenue, New York, New York 10167, Telephone number (212) 272-4095 . The Depositor has determined that its financial statements are not material to the offering of any Certificates.

         Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.


                                    RATING

         It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

         Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund assets and any credit enhancement with respect to the related Class and will reflect such Rating Agency's assessment solely of the likelihood that the related Holders will receive payments to which such Holders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agencies in the future if in their judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

         The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating Classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such Class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the Principal Balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of such Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal of and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the Holders of one or more Classes of the Securities of the related Series.


                               LEGAL INVESTMENT

         Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute "mortgage-related securities" within the meaning of the Secondary Market Mortgage Enhancement Act. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.


                             PLAN OF DISTRIBUTION

         The Depositor may offer each Series of Securities through Bear, Stearns & Co. Inc. ("Bear Stearns") or one or more other firms that may be designated at the time of each offering of such Securities. The participation of Bear Stearns in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The Prospectus Supplement relating to each Series of Securities will set forth the specific terms of the offering of such Series of Securities and of each Class within such Series, the names of the underwriters, the purchase price of the Securities, the proceeds to the Depositor from such sale, any securities exchange on which the Securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers. The place and time of delivery of each Series of Securities will also be set forth in the Prospectus Supplement relating to such Series. Bear Stearns is an affiliate of the Depositor.

                            Index of Defined Terms

additional obligations:............................83
Advances...........................................27
Agreements..........................................8
Amortizable Bond Premium Regulations...............59
Asset Value........................................10
Assumed Reinvestment Rate..........................10
Available Interest Amount..........................11
Capitalized Interest Account.......................22
Cash Flow Bond Method..............................66
CERCLA.............................................45
Certificates........................................8
Class...............................................9
Closed-End Loans...................................14
Code...............................................12
Collection Account..............................9, 26
Contingent Payment Regulations.....................56
Custodian..........................................33
Cut-off Date.......................................14
Debt Securities....................................54
Deleted Primary Asset..............................35
Depositor...........................................8
Depositor Securities...............................53
Disqualified Organization..........................63
Distribution Account................................9
Distribution Date...................................9
DOL................................................81
Eligible Investments...............................21
Enhancement....................................13, 22
EPA................................................45
ERISA..............................................80
Escrow Account.....................................25
Events of Default..............................37, 38
FASIT..............................................54
FASIT Qualification Test...........................77
FASIT Securities...................................76
FHA................................................16
Final Mark-to-Market Regulations...................64
Final Scheduled Distribution Date..................11
Funding Limit......................................83
Funding Period.....................................82
Garn-St. Germain Act...............................48
High-Yield Interest................................77
Holder..............................................9
Holders............................................41
Home Improvement Contracts.....................10, 16
Home Improvements..............................10, 16
HUD................................................17
Indenture...........................................8
Installment Sales Contract.........................51
Insurance Proceeds.................................27
Interest Weighted Securities.......................57
IRS................................................56
Liquidation Proceeds...............................26
Loans..............................................10
Mortgage...........................................33
Mortgage Loans......................................9
New Regulations....................................68
Nonresidents.......................................68
Notes...............................................8
OID................................................55
OID Regulations....................................55
OTS................................................49
Parties in Interest................................81
Pass-Through Securities............................65
Pay-Through Security...............................56
Plan Asset Regulation..............................81
Plans..............................................80
Pool Insurance Policy..............................23
Pooling and Servicing Agreement.....................8
Pre-Funded Amount..................................21
Pre-Funding Account................................21
Pre-Funding Period.................................21
Prepayment Assumption..............................56
Primary Assets......................................9
Private Securities.................................10
Property...........................................16
PS Agreement.......................................19
PS Servicer........................................19
PS Sponsor.........................................19
PS Trustee.........................................19
PTCE...............................................82
Qualifying Substitute Primary Asset................35
Rating Agency...................................9, 85
Ratio Strip Securities.............................66
Regular Interest Securities........................54
Regular Interests..................................59
REMIC..........................................12, 54
REO Property.......................................13
Reserve Fund....................................9, 24
Residual Interest Security.........................61
Residual Interests.................................59
Revolving Credit Line Loans........................14
Revolving Mortgage Loans...........................14
Scheduled Payments.................................26
Securities..........................................8
Seller..............................................8
Servicing Fee..................................26, 65
Short-Term Note....................................70
Single Family Property.............................15
Special Redemption Date............................11
Stripped Securities................................65
Tax Counsel........................................53
TIN................................................68
Title V............................................49
Trust Agreement.................................8, 13
Trust Fund..........................................8
Trustee.............................................8
U.S. Person........................................54
UCC................................................50
Underlying Loans...............................10, 19
Underwriter Exemption..............................82
VA.................................................16







                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.*

     The following table sets forth the estimated expenses to be incurred in connection with the offering of the Securities, other than underwriting discounts and commissions:


       SEC Registration Fee................................   $     264**
       Trustee's Fees and Expenses.........................      45,000
       Printing and Engraving..............................     112,000
       Legal Fees and Expenses.............................     336,000
       Blue Sky Fees.......................................      55,000
       Accounting Fees and Expenses........................     112,000
       Rating Agency Fees..................................     272,000
       Miscellaneous.......................................      55,000

       Total...............................................    $887,264

-----------------------------

* All amounts, except the SEC Registration Fee, are estimates of aggregate expenses incurred or to be incurred in connection with the issuance and distribution of Securities in an aggregate principal amount assumed for these purposes to be equal to $1,120,729,000 of Securities registered hereby.


** This amount relates to the additional $1,000,000 registered hereby. The remaining $1,119,729,000 of Asset Backed Securities relates to Registration Statement No. 333-83541, for which the registration fee has been previously paid.


Item 15. Indemnification of Directors and Officers.

     Article TWELFTH of the Certificate of Incorporation of the Depositor provides for the indemnification of any person who is or was an officer or director of the Depositor with respect to actions taken or omitted by such person in any capacity in which such person serves or served the Depositor, to the full extent authorized or permitted by Section 145 of the Delaware General Corporation Law.

     Under the proposed form of Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain controlling persons of the Depositor against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act").

     Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they are or were such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

     Under the proposed form of Pooling and Servicing Agreement, no director, officer, employee or agent of the Depositor is liable to the Trust Fund or the Certificateholders, except for such person's own willful misfeasance, bad faith, gross negligence in the performance of duties or reckless disregard of obligations and duties.

     Under the proposed form of Purchase Agreement, under certain circumstances, the directors, officers and controlling persons of the Depositor are entitled to be indemnified by the seller thereunder against any loss, claim, damage or liability or action in respect thereof to which any of them may become subject, under the Securities Act of 1933, as amended, or otherwise.

     Under the proposed form of Sale and Servicing Agreement, the Depositor is entitled to be indemnified by the servicer thereunder against any costs, expenses, losses, claims, damages and liabilities to the extent arising from the negligence, willful misfeasance or bad faith of the servicer or reckless disregard of its obligations.

Item 16. Exhibits.

         (a)  Financial Statements:

                  None.

         (b)  Exhibits:

              1.1  -- Form of Underwriting Agreement.*
              4.1  -- Form of Indenture.*
              4.2  -- Form of Pooling and Servicing Agreement.*
              4.3  -- Form of Purchase Agreement.*
              4.4  -- Form of Trust Agreement.*
              5.1  -- Opinion of Brown & Wood LLP with respect to
                      the securities being registered.**
              8.1  -- Opinion of Brown & Wood LLP with respect to tax
                      matters.**
              10.1 -- Form of Sale and Servicing Agreement.*
              23.1 -- Consent of Brown & Wood LLP (included as part of
                      Exhibit 5.1).
              23.2 -- Consent of Brown & Wood LLP (included as part of Exhibit
                      8.1).
              24.1 -- Power of Attorney of Directors and Officers of Issuer
                      (included on signature page).
              25.1 -- Statement of Eligibility and Qualification of Trustee.***

---------------
*    Incorporated by reference to Registration Statement No. 33-93574.
**   To be filed by amendment.
***  To be filed on Form 8-K, as applicable.

Item 17. Undertakings.

     The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 31st day of July, 2000.

                                          BEAR STEARNS ASSET BACKED
                                          SECURITIES, INC.


                                          By:  /s/ Patricia A. Jehle
                                             ---------------------------------
                                                   Patricia A. Jehle
                                                       President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Patricia Jehle and Samuel L. Molinaro Jr., or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         Signature                                Title                                      Date
         ---------                                -----                                      ----


                                         President, Chief Executive Officer and     August 8, 2000
/s/ Patricia A. Jehle                      Director (Principal Executive Officer)
-------------------------------
Patricia A. Jehle

                                         Treasurer (Principal Financial and         August 8, 2000
/s/ Samuel L. Molinaro Jr.                  Accounting Officer)
-------------------------------
Samuel L. Molinaro Jr.

                                         Director                                   August 8, 2000
/s/ Thomas F. Marano
-------------------------------
Thomas F. Marano

                                         Director                                   August 8, 2000
/s/ Jeffrey Mayer
-------------------------------
Jeffrey Mayer

                                         Director                                   August 8, 2000
/s/ Juliana C. Johnson
-------------------------------
Juliana C. Johnson


                                 EXHIBIT INDEX

Exhibit No.                         Description of Exhibit

1.1           Form of Underwriting Agreement.*
4.3           Form of Indenture.*
4.4           Form of Pooling and Servicing Agreement.*
4.3           Form of Purchase Agreement.*
4.4           Form of Trust Agreement.*
5.1 Opinion of Brown & Wood LLP with respect to the securities being registered.
8.1           Opinion of Brown & Wood LLP with respect to tax matters.
10.1          Form of Sale and Servicing Agreement.*
23.3          Consent of Brown & Wood LLP (included as part of Exhibit 5.1). **
23.4          Consent of Brown & Wood LLP (included as part of Exhibit 8.1). **
24.1 Power of Attorney of Directors and Officers of Issuer (included on signature page).
25.1          Statement of Eligibility and Qualification of Trustee.***

-------------------
*        Incorporated by reference to Registration Statement No. 33-93574.
**       To be filed by amendment.
***      To be filed on Form 8-K, as applicable.